SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-12



                              Starcraft Corporation
                (Name of Registrant as Specified In Its Charter)

    .........................................................................
           (Name of Person(s) Filing Proxy Statement if other than the
                                   Registrant)



Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock without par value

     2) Aggregate number of securities to which transaction applies: 3,550,000 shares of Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $34.39 per share based on the average of the high and low price for Starcraft Corporation Common Stock on December 3, 2003.

     4)   Proposed maximum aggregate value of transaction: $122,084,500

     5)   Total fee paid: $24,416.90


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



     1) Amount Previously Paid:

     ...........................................................................

     2) Form, Schedule or Registration Statement No.:

      ..........................................................................

     3) Filing Party:

      ..........................................................................

     4) Date Filed:

      ..........................................................................

                                     [LOGO]

                              STARCRAFT CORPORATION
                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
                                 (574) 534-7827

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On January 12, 2004

     Notice is hereby given that the Annual Meeting of Shareholders of Starcraft Corporation will be held at the Ramada Inn, 1375 Lincoln Way East (U.S. 33
East),  Goshen,  Indiana, on Monday,  January 12, 2004 at 9:00 A.M., Goshen time
(EST).

     The Annual Meeting will be held for the following purpose:

     1. Election of Directors. To elect two directors of Starcraft in Class III for a term to expire in the year 2007.

     2. Approval of Issuance of Shares in Connection with Acquisition of Wheel to Wheel, Inc. To approve the issuance of 3,550,000 shares of Starcraft common stock in connection with the acquisition of Wheel to Wheel, Inc., a Michigan corporation, which owns the other half of our 50% controlled subsidiaries Tecstar, LLC and Tecstar Manufacturing Canada Limited.

     3. Amendment to the 1997 Incentive Plan. To approve the board of director's action increasing the shares authorized under the Starcraft Corporation 1997 Incentive Stock Plan by an additional 234,725 shares to 1,000,000 shares, and to increase the number of shares that may be issued to any awardee by 342,500 to 500,000.

     4. Increase of Authorized Shares. To adopt an amendment to Starcraft's Articles of Incorporation to increase the number of authorized shares of common stock by 10,000,000 shares to 20,000,000 shares.

     5. Ratification of Auditors. To ratify the appointment of Crowe Chizek and Company LLC as auditors for Starcraft for the fiscal year ending October 3, 2004.

     6. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 28, 2003, are entitled to vote at the meeting or any adjournment thereof.

     We encourage you to read the enclosed proxy statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our annual report for the fiscal year ended September 28, 2003 is enclosed. The annual report is not a part of the proxy soliciting material enclosed with this letter, except to the extent described under "Information Incorporated By Reference," described on page 39.

                                  By Order of the Board of Directors

                                  /s/ Kelly L. Rose

                                  Kelly L. Rose, Chairman of the Board
                                           and Chief Executive Officer

Goshen, Indiana
December 12, 2003

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, EVEN IF YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                              STARCRAFT CORPORATION
                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
                                 (574) 534-7827

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                January 12, 2004

     This Proxy Statement is being furnished to the holders of Common Stock of Starcraft Corporation ("Starcraft" or the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the board of directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M., Goshen time, on January 12, 2004, at the Ramada Inn, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about December 15, 2003.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation (Joseph E. Katona III, 1123 South Indiana Avenue, Goshen, Indiana 46527), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

                                                 Table of Contents

                                                                            Page

Summary........................................................................2
Voting Securities and Principal Holders Thereof................................6
Proposal I   --  Election of Directors.........................................7
Proposal II  --  Approval of the Issuance of 3,550,000 Shares in
                  Connection with the Acquisition of Wheel to Wheel, Inc......17
Proposal III --  Approval of Amendment of the 1997 Stock Incentive Plan.......30
Proposal IV  --  Amendment to Articles of Incorporation to Increase the
                  Number of Authorized Shares of Common Stock.................35
Proposal V   --  Ratification of Appointment of Auditors......................36

Annex A  --  Agreement of Plan of Merger, dated as of October 29, 2003
Annex B  --  Opinion of Starshak Welnhofer & Co.
Annex C  --  Wheel to Wheel, Inc. Management's Discussion and Analysis of
                            Results of Operations and Financial Condition
Annex D -- Wheel to Wheel, Inc. Unaudited Historical Financial Statements Annex E -- Amendments to Articles of Incorporation

                                     SUMMARY

The following summary highlights selected information from this proxy statement and contains cross references to the more detailed discussions elsewhere in the proxy statement. This summary may not contain all of the information that is important to you. For a more complete description of the Wheel to Wheel acquisition and the other proposed matters on which you will vote, you should carefully read this entire document and the documents we have referred you to. See "Information Incorporated By Reference" on page 39 and "Where You Can Find More Information" on page 38.

The Annual Meeting (page 1)

     The Annual Meeting will be held at 9:00 A.M., Goshen time (EST), on Monday, January 12, 2004, at the Ramada Inn, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana. At the Annual Meeting, Starcraft shareholders will be asked to vote on and approve the following proposals.

Proposal I -- Election of Directors (pages 8 - 17)

Election of Directors         Two  directors,  G.  Raymond  Stults  and David L.
                              Stewart, are proposed for election in Class III for a term to expire in the year 2007.


Proposed Directors            Please  note  that the three  principal  executive
                              officers  of  Wheel to  Wheel,  Inc.,  Jeffrey  P.
                              Beitzel, Douglass C. Goad and Richard C. Anderson,
                              are  expected  to be  appointed  to our  board  of
                              directors  after the acquisition of Wheel to Wheel
                              is  consummated.   Such   appointments   would  be
                              effected by the board of directors upon closing of
                              the acquisition.  Shareholders are not being asked
                              to vote on the  election of these  directors,  but
                              information  is provided  herein  with  respect to
                              these   individuals  for  your   consideration  in
                              connection with your vote on the nominees named herein and the other matters to be considered at the annual meeting.

Shareholder Vote Required     The  director   nominees  shall  be  elected  upon
                              receipt of a plurality  of votes cast in person or
                              by  proxy  at  the   Annual   Meeting  or  at  any
                              adjournment of the Annual Meeting.

Proposal II -- Approval of the Issuance of 3,550,000 Shares in Connection with the Wheel to Wheel Acquisition. (pages 17 - 30)

The Companies (page 17)

Starcraft Corporation         Our  business  is  comprised  of two  segments:  a
1123 South Indiana Avenue     supplier   to   automotive    original   equipment
Goshen, Indiana  46527        manufacturers  ("OEM") and after market automotive
(574) 534-7827                parts  and  products.  The OEM  automotive  supply
                              segment,  which we operate  through our  50%-owned
                              subsidiaries,    Tecstar,    LLC    and    Tecstar
                              Manufacturing    Canada   Limited    (collectively
                              "Tecstar"), provides and installs upfit appearance
                              items on vehicles,  primarily  pick-up  trucks and
                              sport utility  vehicles,  provided by and returned
                              to  OEMs.  The  OEM   automotive   supply  segment
                              represents the largest share of our business in terms of assets, revenues and profitability. We also sell after market parts and products to wholesale and retail customers to customize their vehicles.

Wheel to Wheel, Inc.          Wheel to Wheel owns the other 50% of Tecstar  and,
570 Executive Drive           accordingly  is engaged  primarily in the same OEM
Troy, Michigan 48083          automotive supply business as Starcraft.  Wheel to
(248) 588-5588                Wheel  also  conducts  an  automotive   parts  and
                              accessories,   engineering   and  design  business
                              servicing automotive manufacturers. Wheel to Wheel
                              provides  design,   engineering,   validation  and
                              testing of automobiles and automotive components and also manufactures show and specialty vehicles and pace cars.

The Wheel to Wheel            Effective as of October 29, 2003,  we entered into
Acquisition (page 17)         a  definitive  agreement  and plan of merger  with
                              Wheel  to  Wheel  and  all  of  Wheel  to  Wheel's
                              shareholders.   In  accordance   with  the  merger
                              agreement, Wheel to Wheel will be merged with and into Wheel to Wheel Acquisition Company, LLC, our new wholly-owned subsidiary formed to effect this transaction. The merger agreement is attached as Annex A.

Reasons for the Wheel to      Among other considerations, the acquisition allows
Wheel Acquisition             us to acquire the other half of Tecstar that we do
(pages 17-18)                 not currently own, on terms our board of directors
                              deems  fair  and   appropriate.   Tecstar  is  our
                              principal   business  segment  and  the  principal
                              business of Wheel to Wheel. Accordingly, the transaction will consolidate the management and control of our principal consolidated subsidiary.

The Consideration (page 17)   If approved by our shareholders,  upon the closing
                              of the Wheel to Wheel  acquisition,  we will issue
                              3,550,000  shares of Starcraft common stock to the
                              seven  shareholders of Wheel to Wheel, in exchange
                              for all of the outstanding shares of capital stock
                              of Wheel to Wheel.  The  shares  will be issued to
                              the   shareholders   of   Wheel   to  Wheel  on  a
                              proportionate   basis  in  accordance   with  each
                              shareholder's ownership of Wheel to Wheel's common
                              stock.  The  3,550,000  shares to be  issued  will
                              represent  42.1% of our  shares  of  common  stock
                              outstanding  after  the  merger,  39.1% on a fully
                              diluted  basis   (assuming  the  exercise  of  all
                              outstanding options).

Restrictions on Transfer and  The  Starcraft   common  stock  to  be  issued  in
and Registration Rights       connection  with the  Wheel  to Wheel  acquisition
(page 20)                     will be restricted  securities issued in a private
                              placement    exempt    from    the    registration
                              requirements  of the applicable  federal and state
                              securities  laws. The Wheel to Wheel  shareholders
                              have agreed not to transfer the  Starcraft  shares
                              they receive for at least two years after closing,
                              subject to the following  exceptions.  Each of the
                              three  principal  shareholders  of  Wheel to Wheel
                              will   be   permitted   (subject   to   applicable
                              securities laws and Starcraft policy) to sell up to 100,000 shares each during each of the first and second years following the acquisition. Three minority shareholders of Wheel to Wheel, who will receive 200,944 shares of Starcraft common stock will not be subject to the two-year contractual transfer restriction. Thus, there will be an aggregate of 500,944 shares available for sale in 2004 and an additional 300,000 shares available for sale in 2005, for a total 800,944 shares available for sale within the next two years.

                              We have agreed to use our best efforts to register these 800,944 shares under the Securities Act of 1933 for resale by the Wheel to Wheel shareholders by March 31, 2004. We have further agreed to use our best efforts to register the other 2,749,056 shares for resale by the three principal shareholders of Wheel to Wheel by the second anniversary of the acquisition.

Board of Directors and        Following the acquisition,  Mr. Beitzel,  Mr. Goad
Officers of Starcraft         and Mr.  Anderson  will be named  to the  board of
Following the Wheel to        directors of Starcraft. If so elected, Mr. Beitzel
Wheel Acquisition             will be in Class I with a term  expiring  in 2006,
(pages 19-20)                 Mr. Goad will be in Class II with a term  expiring
                              in 2005,  and Mr.  Anderson  will be in Class  III
                              with a term  expiring  in 2004.  Mr.  Beitzel  and
                              Michael H.  Schoeffler will each be named Co-Chief
                              Executive  Officer of Starcraft,  Mr. Goad and Mr.
                              Anderson  will  each  be  named   Executive   Vice
                              President. Mr. Rose will remain Chairman of the Board and an officer but will no longer have the title of Chief Executive Officer.

Dilution of Existing          If the Wheel to Wheel  acquisition is consummated,
Starcraft Shareholders        the   shareholdings   of  the  current   Starcraft
(page 20-21)                  shareholders will be  proportionately  diluted due
                              to the issuance of an additional 3,550,000 shares.
                              Common stock currently  outstanding will represent
                              57.9% of the common  stock  outstanding  after the
                              acquisition.  Had the acquisition been effected at
                              September  30, 2002,  our pro forma net income per
                              share for fiscal 2003 would have been $2.34 ($2.57
                              before   amortization   of   intangible   assets),
                              compared to actual net income per share of $2.49 for such period.

Federal Income Tax            The  transaction  is  expected  to  qualify  as  a
Consequences (page 21)        tax-free reorganization under the Internal Revenue
                              Code of 1986, as amended.  Accordingly, no current
                              federal   income  taxes  should  result  from  our
                              acquisition of Wheel to Wheel.  The Wheel to Wheel
                              acquisition   will  have  no  federal  income  tax
                              consequences for Starcraft shareholders.

Accounting Treatment          We will treat the acquisition of Wheel to Wheel as
(pages 25-29)                 a purchase for financial reporting purposes.  This
                              means  that  the  purchase  price  will  first  be
                              allocated  to the fair  value of assets  received,
                              net of assumed liabilities. The remaining purchase
                              price will then be allocated  to any  identifiable
                              intangible assets, which, in this case, includes a
                              customer    relationship    and   several   supply
                              contracts,   with  the   remainder   allocated  to
                              goodwill. The identifiable intangible assets will be amortized to expense over the expected lives of the assets. Goodwill will not be amortized to expense, but will be evaluated annually for any impairment in the carrying value, and adjusted accordingly through the income statement. Pro
                              Forma Financial Information giving effect to the acquisition is presented on page ___.

No Appraisal Rights           You have no appraisal or  "dissenter's"  rights in
(page 18)                     connection with the Wheel to Wheel acquisition.

Fairness Opinion              Our board of  directors  has  received  a fairness
(pages 18-19)                 opinion  from  Starshak  Welnhofer  & Co. that the
                              consideration we are paying in the acquisition is fair, from a financial point of view, to Starcraft and its shareholders, taken as a group. This opinion is attached as Annex B.

Reason for Seeking            Neither  Indiana  law nor our  charter  or by-laws
Shareholder Approval          require any vote of Starcraft's  shareholders with
(page 17)                     respect to the merger.  However,  the  marketplace
                              rules of the Nasdaq Stock Market  require us, as a
                              listed company, to obtain shareholder approval for
                              the   issuance   of  the  shares  in  the  merger.
                              Moreover,    given   the   significance   of   the
                              transaction to Starcraft and our shareholders, the
                              board   determined   it  was   prudent   to  allow
                              shareholders   to  consider   and  vote  upon  the
                              transaction.

Recommendation to             The Starcraft  board of directors  recommends that
Shareholders (page 21)        you vote FOR the proposal at the Annual Meeting.

Shareholder Vote              Assuming a quorum is present,  the approval of the
Required (page 21)            merger  agreement and issuance of 3,550,000 shares
                              of Starcraft  common stock in connection  with the
                              acquisition  of Wheel to Wheel  will  require  the
                              favorable   vote  of  a  majority  of  the  shares
                              represented in person or by proxy at the annual meeting.


Proposal III -- Approval of Amendment to the 1997 Incentive Stock Plan (pages 30-35)

Amendment to the 1997         Our board of directors recommends the amendment to
Incentive Stock Plan          the 1997  Incentive  Stock  Plan to  increase  the
                              shares authorized under the Starcraft  Corporation
                              1997 Incentive Stock Plan by an additional 234,725 shares to 1,000,000 shares, and to increase the number of shares that may be issued to any awardee by 342,500 to 500,000.

                              No further awards may be made under our 1993 Incentive Stock Plan, under which options for 204,225 shares remain outstanding. There are currently options for 418,275 shares outstanding under the 1997 Incentive Plan. If the proposed increase is approved, a total of 976,442 shares would be subject to issuance under currently outstanding options or pursuant to future awards under the 1997 plan. Collectively, such shares subject to future issuance pursuant to awards under the option plans will represent 10.4% of the Common Stock outstanding giving effect to the acquisition of Wheel to Wheel and the issuance of shares pursuant to all of such current and potential options or awards.

Recommendation to             Our board of  directors  recommends  that you vote
Shareholders                  FOR the proposed  amendment to the 1997  Incentive
                              Stock Plan at the annual meeting.

Shareholder Vote Required     Assuming a quorum is present, the amendment to the
                              1997   Incentive   Stock  Plan  will  require  the
                              favorable   vote  of  a  majority  of  the  shares
                              represented in person or by proxy at the annual meeting.

Proposal IV -- Increase of Authorized Shares (pages 35-36)

Increase of Authorized        Our board of  directors  has approved an amendment
Shares                        to our Articles of  Incorporation  to increase the
                              number of  authorized  shares  of common  stock by
                              10,000,000  shares  to  20,000,000  shares.   Such
                              amendment is proposed to the shareholders for adoption and approval at the annual meeting.

Recommendation to             Our board of  directors  recommends  that you vote
Shareholders                  FOR the  proposed  amendment  to our  Articles  of
                              Incorporation at the annual meeting.

Shareholder Vote Required     Assuming a quorum is present, the amendment to our
                              Articles of Incorporation will require that the number of votes cast in favor of such proposal exceed the number of votes cast against the proposal.

Proposal V -- Ratification of Appointment of Auditors (pages 36-37)

Ratification of Auditors      Our board of directors  proposes the  ratification
                              by the shareholders at the Annual Meeting of the appointment of the accounting firm of Crowe, Chizek and Company LLC as independent auditors for the fiscal year ending October 3, 2004.

Recommendation to             Our board of  directors  recommends  that you vote
Shareholders                  FOR ratification of Crowe,  Chizek and Company LLC
                              as independent auditors at the Annual Meeting.

Shareholder Vote Required     Assuming a quorum is present,  the ratification of
                              Crowe, Chizek and Company LLC as auditors will require that the number of votes cast in favor of such proposal exceed the number of votes cast against the proposal.

Forward-Looking Statements May Prove Inaccurate (page 38)

We have made forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include the information concerning our strategies, objectives, expectations and intentions and trends affecting our financial condition or future results of operations. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors could affect our future financial results and could cause these results to differ materially from those expressed in our forward-looking statements.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only voting shareholders of record at the close of business on November 28, 2003 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,877,977 shares of the Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The following table provides certain information regarding the beneficial ownership of the Common Stock as of November 28, 2003 by each person who is known by the Company to own beneficially 5% or more of the Common Stock and each person who is expected to own beneficially 5% or more of the Common Stock following consummation of the proposed acquisition of Wheel to Wheel. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.


                                                     Prior to                                      Following
                                            Wheel-to-Wheel Acquisition                     Wheel-to-Wheel Acquisition
                                            --------------------------                     --------------------------
                                      Number of Shares of                         Number of Shares of
 Name and Address of                      Common Stock           Percent of           Common Stock             Percent of
  Beneficial Owner                    Beneficially Owned         Class (1)        Beneficially Owned             Class
 -------------------                  ------------------         ----------       ------------------           ----------
Kelly L. Rose(2)
1123 South Indiana Avenue                  1,815,447                34.5%              1,815,447                 20.6%
Goshen, Indiana 46527

Javelin Opportunities LP/(3)
Javelin Opportunities Fund
Offshore, Ltd./                             284,800                 5.8%                284,800                   3.4%
Benjamin Sontheimer
7674 West Lake Mead Boulevard,
Suite 230
Las Vegas, NV 89128

Jeffrey P. Beitzel(4)                          0                     0%                1,079,140                 12.8%
570 Executive Drive
Troy, MI  48083

Douglass C. Goad                               0                     0%                1,116,352                 13.2%
570 Executive Drive
Troy, MI  48083

Richard C. Anderson                            0                     0%                1,116,352                 13.2%
570 Executive Drive
Troy, MI  48083


(1) Based upon 4,877,977 shares of common stock outstanding before the acquisition of Wheel to Wheel and 8,427,977 shares outstanding after the acquisition of Wheel to Wheel (and in the case of Mr. Rose, 391,250 exercisable stock options issued under the 1993 and 1997 Stock Incentive Plans). The number of shares deemed outstanding does not include exercisable stock options held by other employees, management and directors including options which currently are or will become exercisable within the next 60 days.

(2) Includes 105,000 shares owned by Karen K. Rose, Mr. Rose's spouse, 391,250 exercisable stock options issued under the 1993 and 1997 Incentive Stock Plans, and 26,722 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) This information is based on Amendment No. 2 to Schedule 13G filed February 7, 2003.

(4) Excludes 37,212 shares to be held after the Wheel to Wheel acquisition by an independent trustee for the benefit of members of Mr. Beitzel's immediate family.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The board of directors has seven members. The Company's Articles of Incorporation provide that the board of directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     The nominees for director from Class III are G. Raymond Stults and David L. Stewart. They are both current directors of the Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Stults and Stewart will expire in 2007.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of Messrs. Stults and Stewart. If Messrs. Stults and Stewart should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the board of directors. At this time, the board of directors knows of no reason why the nominees may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for election as directors, the other incumbent directors, and the persons chosen to become directors and executive officers pursuant to the proposed acquisition of Wheel to Wheel, Inc., including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No director, nominee for director or proposed director is related to any other director, nominee for director or, proposed director, executive officer or proposed executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected (except as described herein with respect to the proposed appointment to the board of Mr. Beitzel, Mr. Goad and Mr. Anderson). The table also sets forth the number of shares of Common Stock beneficially owned by each executive officer of the Company and by all directors and executive officers of the Company as a group. Anticipated beneficial ownership of shares by such persons (including proposed directors) after giving effect to the proposed acquisition of Wheel to Wheel is also presented.

                                                                       Prior to                         Following
                                                              Wheel-to-Wheel Acquisition       Wheel-to-Wheel Acquisition
       Name                                                   --------------------------       --------------------------
   Nominees and               Expiration                      Common Stock
Directors (Including          of Term as     Director of      Beneficially       Percent        Common Stock        Percent
Proposed Directors)            Director     Company Since       Owned(1)         of Class    Beneficially Owned    of Class
--------------------          ----------    -------------     ------------       --------    ------------------    --------
Class I:
Kelly L. Rose(2)(3)              2006           1991                1,815,447        34.5%             1,815,447        20.6%
David J. Matteson(3)             2006           1993                    9,225            *                 9,225            *
Allen H. Neuharth(3)(4)          2006           2003                    1,600            *                 1,600            *

Proposed Director:
Jeffrey P. Beitzel(5)            2006            N/A                        0           0%             1,079,140        12.8%

Class II:
John M. Collins(3)               2005           2002                   23,800            *                23,800            *
Michael H. Schoeffler(3)         2005           1999                  229,025         4.5%               229,025         2.7%

Proposed Director:
Douglas C. Goad                  2005            N/A                        0           0%             1,116,352        13.2%

Class III Nominees:
G. Raymond Stults(3)             2004           1998                   24,005            *                24,005            *
David L. Stewart(3)              2004           2003                   13,000            *                13,000            *

Proposed Director:
Richard C. Anderson              2004            N/A                        0           0%             1,116,352        13.2%
Executive Officer
Joseph E. Katona III             N/A             N/A                        0           0%                     0           0%

All directors and                                                   2,116,102        38.8%             5,427,946        60.2%
executive officers as a
group (11 persons)(6)
-------------------------------------------------------------------------------------------------------------------

*Indicates less than 1%

(1) Based upon information furnished by the respective directors, director nominees and proposed directors and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes and also includes options held by the individual or group that currently are or will become exercisable within the next 60 days.

(2) Includes 105,000 shares owned by Mr. Rose's spouse, 26,722 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.


(3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "1993 Incentive Plan") and/or the Starcraft Corporation 1997 Stock Incentive Plan ("1997 Incentive Plan" and together with the 1993 Incentive Plan, the "Incentive Plans"): 391,250 shares subject to currently exercisable options held by Mr. Rose; and 160,250 shares subject to currently exercisable options held by Mr. Schoeffler. Also includes 5,000, 8,150, 0, 13,000 and 5,000 shares subject to exercisable options held respectively by each of Mr. Collins, Mr. Matteson, Mr. Neuharth, Mr. Stewart and Mr. Stults.

(4)  Shares are held in trusts for the benefit of family members.

(5) Excludes 37,212 shares to be held after the Wheel to Wheel acquisition by an independent trustee for the benefit of members of Mr. Beitzel's immediate family.

(6) This total includes 582,650 shares subject to stock options granted under the Incentive Plans which are exercisable or will be exercisable within the next 60 days.

     The business experience of each director, each director nominee, each director expected to be appointed upon consummation of the Wheel to Wheel acquisition and each executive officer is set forth below.

Class I

Incumbent Directors

     Mr. Matteson (age 67) was elected a director of Starcraft in April 1993. Presently retired, he served as the Associate Pastor of Granger Missionary
Church in Granger, Indiana, from September 1985 to May 1994. Prior to that appointment, he was associated with Bethel College, Mishawaka, Indiana, where he served as Vice President for Business and Finance, Registrar, Director of Admissions, and Director of Financial Aid over a period of twenty years.

     Mr. Neuharth (age 79) was appointed a director of Starcraft in October 2003. Mr. Neuharth previously was a director of the Company from 1993 to 2002. The founder of the nationally distributed daily newspaper, USA TODAY, Mr.
Neuharth retired as Chairman and CEO of Gannet Co., Inc. in March 1989. Presently, he serves as Chairman of the Freedom Forum, which he founded, and is self-employed as an author, columnist, consultant and public speaker.

     Mr. Rose (age 51) founded Starcraft in 1990. He has served as Chairman of the Board since January 18, 1991, and as Chief Executive Officer since April 16, 1993. He also serves as Chairman of the Board and Chief Executive Officer of Tecstar, LLC. Mr. Rose was co-founder and 50% owner of ASA Corporation from January 1977 to July 1990. ASA Corporation is an importer and international distributor of electronic components to manufacturers in the van conversion and recreational vehicle industries. Mr. Rose remains committed to numerous charitable organizations. If the proposed acquisition of Wheel to Wheel is consummated, Mr. Rose will no longer have the title of Chief Executive Officer, but will remain Chairman and an officer of Starcraft.

Proposed Director (to be appointed following consummation of Wheel to Wheel acquisition):

     Mr. Beitzel (age 49) has founded and owned several automotive companies since leaving an engineering position with Ford Motor Company in 1983. Such businesses have generally focused on converting automotive design concepts into limited volume production for original equipment manufacturers. Mr. Beitzel has served since 1998 as President of Wheel to Wheel and President of Tecstar LLC. If the acquisition of Wheel to Wheel is consummated Mr. Beitzel is proposed to be appointed as a director and Co-Chief Executive Officer of Starcraft.

Class II

Incumbent Directors:

     Mr. Collins (age 54) is the founder and former Chairman of the Board of Leer, Inc., an innovative leader in the truck cap manufacturing market. He was previously on the board of directors of Postle Distributors, Inc. of Elkhart, Indiana and is involved in numerous other business interests. He is a director of the Samaritan Institute, a national counseling organization and is involved in several other charitable organizations.

     Mr. Schoeffler (age 43) was elected director of Starcraft in November 1999. Mr. Schoeffler originally joined Starcraft in 1995 as Senior Vice President, Treasurer, and Chief Financial Officer and was appointed Secretary in 1995. In 1996 Mr. Schoeffler was appointed President and Chief Operating Officer. Mr. Schoeffler resigned as an officer of Starcraft in August, 2001, to become General Manager of Starcraft Bus and Mobility, a division of Forest River, Inc., a recreational vehicle manufacturer, in connection with Starcraft's sale of its bus and mobility business assets to Forest River, Inc. Mr. Schoeffler rejoined
Starcraft in January 2003 as President and Chief Operating Officer. Prior to joining Starcraft he was Executive Vice President/Chief Financial Officer of General Products Corporation, an automotive parts supplier, from 1989 to 1995; Assistant Controller for Sudbury, Inc., a diversified manufacturer, from 1986 to 1989; and a Certified Public Accountant with Ernst & Whinney from 1982 to 1986. If the acquisition of Wheel to Wheel is consummated Mr. Schoeffler is proposed to be appointed Co-Chief Executive Officer of Starcraft.

Proposed Director (to be appointed following consummation of Wheel to Wheel acquisition):

     Mr. Goad (age 46) has served since 1998 as Vice President of Operations & Quality of Wheel to Wheel and more recently in the same capacity for Tecstar, LLC. Prior to joining Wheel to Wheel, Mr. Goad served for five years as Vice President of Operations of TDM World Conversions. If the acquisition of Wheel to Wheel is consummated, Mr. Goad is proposed to be appointed as a director and Executive Vice President of Starcraft.

Class III

Incumbent Directors and Nominees For Election at the Annual Meeting:

     Mr. Stults (age 55) was appointed director of Starcraft in December 1998. He is currently owner and Chairman of Babsco Supply Company, an electrical contractor supplier, as well as investor in numerous companies as a venture capitalist. Previously, Mr. Stults was President of Shelter Components
Corporation, a supplier to the manufactured housing industry, until the corporation was sold in early 1998 and President and owner of Babsco, Inc., a regional distributor to the contractor and OEM markets, from January 1981 through January 1995.

     Mr. Stewart (age 65) was the founder, chairman and CEO of Triple "S" Plastics in Kalamazoo, Michigan. Under his leadership, Triple "S" grew to become a major provider of injection molding services to the telecommunications industry. Triple "S" became a public company in 1989 and was sold to EIMO, based in Finland, in 2000. Mr. Stewart is active in several entrepreneurial businesses and investments and is involved in community and charitable organizations.

Proposed Director (to be appointed following consummation of Wheel to Wheel acquisition):

     Mr. Anderson (age 50) has worked in the automotive industry since 1976. He worked eight years with the Ford Motor Company, primarily in the Advanced Engine Engineering group. Since leaving Ford in 1984 he worked for various companies involved in a wide range of programs for automotive OEM's including powertrain development, complete concept vehicles and specialized production vehicle programs. Mr. Anderson has served since 1998 as Vice President of Engineering of Wheel to Wheel and Tecstar, LLC. If the acquisition of Wheel to Wheel is consummated, Mr. Anderson is proposed to be appointed as a director and Executive Vice President of Starcraft.

Other Executive Officer

     Mr. Katona (age 39) was named Chief Financial Officer and Secretary in September 2003. Prior to joining Starcraft, Mr. Katona had served since 1998 as Chief Financial Officer of Creation Group, Inc., a manufacturer of windows, doors and specialty products for a wide range of vehicular and housing applications based in Elkhart, Indiana, and affiliated with Heywood Williams, PLC. Mr. Katona served Creation Group in various financial management capacities between 1993 and 1998. He worked as a certified public accountant with McGladrey & Pullen between 1986 and 1993.

     THE DIRECTOR NOMINEES IN CLASS III SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS' MEETING OR AT ANY ADJOURNMENT THEREOF.

Meetings and Committees of the Board of Directors

     During the fiscal year ended September 28, 2003, the board of directors of the Company met seven (7) times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 2003, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board of directors on which he served.

Audit Committee Matters

     The Audit Committee of the board of directors has the responsibility and authority described in its charter which has been adopted by the Company's board of directors. The current members of the Committee are directors Matteson
(Chairman), Collins, Stewart and Stults. The Audit Committee held four (4) meetings during the year ended September 28, 2003.

     The members of the Audit Committee are independent, as defined by Nasdaq rules, except for Mr. Stults. In the case of Mr. Stults, the board of directors determined, in compliance with Nasdaq's listing standards, to continue Mr. Stults's service on the Audit Committee because of the extent of his knowledge and experience in financial and business matters. Mr. Stults may not qualify as "independent" under current Nasdaq rules because of the repurchase of options and warrants by the Company from Mr. Stults during fiscal year 2002, as described below under "Certain Transactions." However, under new Nasdaq rules approved by the SEC in November, 2003, that are expected to become applicable to Starcraft in October, 2004, Mr. Stults is expected to qualify as an independent director.

     Audit Committee Report. The Audit Committee has discussed with management the audited financial statements of the Company for the fiscal year ended September 28, 2003, which are included in the shareholder annual report accompanying this proxy statement. The audit committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1
(which relates to the auditor's independence from the Company). The Audit Committee has considered whether the provision by the independent auditors of the services disclosed below under "Audit-Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the auditor's independence.

     Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for fiscal 2003 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

                             Audit Committee Members
                             -----------------------
                           David J. Matteson, Chairman
                                 John M. Collins
                                David L. Stewart
                                G. Raymond Stults

Compensation Committee

     The Compensation Committee of the board of directors is comprised of Messrs. Matteson, Collins, Neuharth, Stewart and Stults. The Compensation Committee recommends employee compensation, benefits and personnel policies to the board of directors and establishes for board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Incentive Plans and has certain interpretive responsibilities for the Directors' Share Plan. The Compensation Committee met four (4) times during the fiscal year ending September 28, 2003.

Management Remuneration and Related Transactions

     Compensation Committee Report

     Compensation Objectives. The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
short-term  and  long-term   strategic  goals  and  objectives  and  to  enhance
shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. The Company has employment contracts with Mr. Rose and Mr. Schoeffler which help the Company retain these executive officers and currently provides for the executive's minimum base salary. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated public companies. In determining base salaries, the Compensation Committee also takes into account individual performance and experience. While desiring to maintain executive salaries at competitive levels, the Compensation Committee does not give particular weight to compensation paid by any specific comparable public company.

     For fiscal year 2003 Mr. Rose's base salary for fiscal 2003 paid by Starcraft and Tecstar was $450,000. Such base salary was determined by the Compensation Committee after considering the individual performance and experience of Mr. Rose and the base salary levels of executives with similar talent and experience who are employed with similarly situated public companies.

     Annual Incentive Bonuses. Since the Company's performance exceeded expectations in 2003, Mr. Rose was paid a bonus of $575,000 and Mr. Schoeffler was paid a bonus of $475,000 for fiscal 2003. These bonuses reflect each of Mr. Rose's and Mr. Schoeffler's substantial contributions in achieving the Company's performance during fiscal year 2003, including the significantly favorable results recognized by Tecstar and these officers' efforts toward reaching a definitive agreement on the acquisition of Wheel to Wheel. Mr. Rose was paid a bonus of $500,000 for fiscal 2002. No bonuses were paid in fiscal years 2001 for the named executive officers, as the Company's performance did not exceed expectations.

     Stock Options and Restricted Stock. The 1997 Incentive Plan and the 1993 Incentive Plan are the Company's long-term incentive plans for directors, executive officers and other key employees. The objective of the Incentive Plans is to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Incentive Plans authorize the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards. No further awards may be made under the 1993 Incentive Plan.

     Mr. Rose and Mr. Schoeffler were each granted 50,000 options in fiscal 2003. Such options are non-qualified stock options (although a portion of Mr. Schoeffler's options qualify as incentive stock options) with an exercise price of $12.24 per share and are described in greater detail elsewhere in this Proxy Statement. Also in 2003, Mr. Katona was awarded 20,000 incentive stock options at an exercise price of $36.70 per share. Mr. Katona's options were part of an incentive package to induce him to join the Company. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases above the exercise price. Given the recent appreciation in the trading price of Starcraft common stock based on the favorable results reported for Tecstar, we believe our stock option arrangements have been effective in providing the desired incentive and alignment with shareholder interests.

     Code Section 162(m). In prior years, our executives' compensation levels have not approached the $1 million level at which deductibility of executive compensation is limited for public companies under the Internal Revenue Code. In 2003, Mr. Rose's aggregate cash compensation has modestly exceeded this level. We have structured our stock option arrangements with a view to causing compensation associated with such options to be excluded from the $1 million limit under this provision as qualified "performance based" compensation. In future years, it is possible that compensation of individual executives may surpass this threshold, depending on management performance. We will continue to bear in mind the deductibility limitation and, where appropriate, consider compensatory arrangements that will optimize the balance of providing key performance incentives, fair compensation, and the value to Starcraft of deductibility for tax purposes.

     Conclusions. The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. The Committee believes that compensation levels during fiscal 2003 for Mr. Rose and the other named executives adequately reflect the Company's compensation goals and policies.

     Looking ahead, if the acquisition of Wheel to Wheel is consummated, we will have employment agreements with Mr. Beizel, Mr. Goad and Mr. Anderson, providing for annual salaries of $700,000, $550,000 and $550,000 respectively. We authorized these contractual arrangements with due regard for the overall executive compensation costs of the proposed combined company, with reference to the executive salary and aggregate compensation ranges exhibited by similarly situated public companies as reported to us by independent advisors. We will bear these base compensation levels in mind as we determine discretionary elements of the future compensation of these executives, should the combination with Wheel to Wheel be approved.

                                  Compensation
                                Committee Members
                                -----------------
                            John M. Collins, Chairman
                                David J. Matteson
                                David L. Stewart
                                Allen H. Neuharth
                                G. Raymond Stults


Remuneration of Named Executive Officers

     The following table sets forth for each of the Company's last three fiscal years information with respect to Mr. Rose and our other executive officers, named below, whose cash compensation for 2003 exceeded $100,000.


                                            Summary Compensation Table
                                                                                           Long Term
                                                                                         Compensation
                                                         Annual Compensation                Awards
                                                --------------------------------------   -------------
                                                                                                           All
                                                                          Other Annual    Securities     Other
                                  Fiscal                                    Compen-       Underlying     Compen-
Name and Principal Position       Year        Salary           Bonus       sation (1)    Options/SARs   sation (2)
------------------------------------------------------------------------------------------------------------------
Kelly L. Rose                     2003        $450,000      $575,000              --          50,000      $5,249
   Chairman and                   2002         411,730       500,000         $35,779              --          --
   Chief  Executive Officer       2001         375,000            --          38,548         250,000          --

Michael H. Schoeffler(3)          2003         250,000       475,000              --          50,000       1,788
   President and Chief            2002         100,000       400,000              --              --          --
   Operating Officer              2001         285,485            --          58,117         105,000          --

Timothy L. Burke                  2003         105,000            --              --          10,500       2,800
   Former Chief Financial         2002          58,461         5,000           1,933           7,875          --
   Officer and Secretary (4)      2001              --            --              --              --          --
-------------------------------------------------------------------------------------------------------------------

(1) Other annual compensation shown consisted of taxes paid for the executive. The value of perquisites or other personal benefits received by the named executives did not otherwise exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

(2) These amounts represent Company contributions, on behalf of each of the named executives, to the 401(k) Plan.

(3)  Mr. Schoeffler was not an executive officer during fiscal 2002.

(4)  Mr. Burke resigned as an executive officer on August 15, 2003.

Stock Incentive Plans

     Mr. Rose, Mr. Schoeffler and Mr. Katona had outstanding options to purchase 391,250, 160,250 and 20,000 shares of Common Stock, respectively, as of the end of fiscal 2003. The purpose of the Incentive Plans is to provide to certain directors, officers (including officers who are members of the board of directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.


     The following sets forth information related to options granted during fiscal 2003 to the following executive officers.

                                        Options Granted -- Last Fiscal Year
                                                                                             Potential Realized
                                                  Individual Grants                           Value at Assumed
                               -------------------------------------------------------       Annual Rates of Stock
                                            % of Total                                        Price Appreciation
                                          Options Granted   Exercise of                        for Option Term
                            Options       to Employees in   Base Price       Expiration      ---------------------
Name                        Granted         Fiscal Year      ($/share)        Date             5%         10%
-------------------------   -------       ---------------   ------------     ----------    --------     --------
Kelly L. Rose               50,000             28.8%          $12.24         05/06/08      $169,084     $373,632
Michael H. Schoeffler       50,000             28.8%          $12.24         05/06/08      $169,084     $373,632
Timothy L. Burke(1)         10,500             6.1%           $  6.91        11/07/07         (1)          (1)
Joseph E. Katona III        20,000             11.5%          $36.70         09/16/08      $202,790     $448,114
-------------------------------------------------------------------------------------------------------------------

(1) Options reflect adjustment of 5% stock dividend issued March 7, 2003. Mr. Burke exercised these options subsequent to the end of the fiscal year and is no longer an executive officer.


The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the executive officers as of September 28, 2003.


             Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                       Shares                           Number of Shares                     Value of Unexercised
                      Acquired                          Underlying Unexercised                 In-The-Money Options
                         on           Value           Options at Fiscal Year End               Fiscal Year End (1)
Name                  Exercise      Realized ($)      Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
Kelly L. Rose              --             --         391,250                0        $11,338,964               0
Michael H. Schoeffler  25,000       $117,775         212,750                0         $6,214,793               0
Timothy L. Burke           --             --          18,375               --           $514,380              --
Joseph E. Katona III       --             --              --           20,000                 --              --
-------------------------------------------------------------------------------------------------------------------

(1) Based on market value of the Common Stock of $33.98 per share at September 28, 2003.

Employment Agreements

     Kelly L. Rose. The Company has entered into a five-year employment contract with Kelly L. Rose. The contract was amended and restated effective July 23, 2003. The agreement extends annually to maintain its five-year term unless either party to the contract properly gives notice not to extend. Mr. Rose is entitled to receive a minimum base salary of at least $300,000 under the contract. Mr. Rose's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Mr. Rose may terminate his employment upon ninety days' written notice to the Company. The Company may discharge Mr. Rose for "reasonable cause" (as defined in the contract) at any time. If Mr. Rose terminates his own employment, or if the Company terminates Mr. Rose's employment without "reasonable cause" (as defined in the contract), Mr. Rose shall be entitled to receive his base compensation under the contract for an additional five years from the termination date. In addition, during such period, Mr. Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Mr. Rose may elect to receive his base compensation under the contract for such five year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Mr. Rose's employment is terminated for any reason including Mr. Rose's termination of his employment with the Company without cause, Mr. Rose will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. In the event of Mr. Rose's disability, Mr. Rose will be entitled to receive his base compensation for five additional years during the continuance of such disability. In addition, during such period, Mr. Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. In the event of Mr. Rose's death, Mr. Rose's spouse will be entitled to receive Mr. Rose's base compensation for an additional five years. During such period, Mr. Rose's spouse will also continue to receive the benefit of the Company's insurance plans. The contract provides for certain additional insurance coverage and other perquisites to be paid for by the Company. Such perquisites include use of a company vehicle, country club dues and fees, certain travel expenses and similar items. The contract also requires Mr. Rose to protect the confidential business information of the Company.

     Michael H. Schoeffler. The Company has entered into a two-year employment contract with Michael H. Schoeffler. The contract was initially executed January 2, 2003, but was amended and restated effective October 1, 2003. The agreement extends annually to maintain its two-year term unless either party to the contract properly gives notice not to extend. Mr. Schoeffler was entitled to receive a minimum base salary of at least $300,000 annually under the contract. Mr. Schoeffler's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Mr. Schoeffler may terminate his employment upon ninety days' written notice to the Company. The Company may discharge Mr. Schoeffler for "reasonable cause" (as defined in the contract) at any time. If Mr. Schoeffler terminates his own employment, or if the Company terminates Mr. Schoeffler's employment without "reasonable cause" (as defined in the contract), Mr. Schoeffler shall be entitled to receive his base compensation under the contract for an additional two years from the termination date. In addition, during such period, Mr. Schoeffler shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Mr. Schoeffler may elect to receive his base compensation under the contract for such two year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Mr. Schoeffler's employment is terminated for any reason including Mr. Schoeffler's termination of his employment with the Company without cause, Mr. Schoeffler will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. In the event of Mr. Schoeffler's disability, Mr. Schoeffler will be entitled to receive his base compensation for two additional years during the continuance of such disability. In addition, during such period, Mr. Schoeffler shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. In the event of Mr. Schoeffler's death, Mr. Schoeffler's spouse will be entitled to receive Mr. Schoeffler's base compensation for an additional two years. During such period, Mr. Schoeffler's spouse will also continue to receive the benefit of the Company's insurance plans. The contract provides for certain additional insurance coverage and other perquisites to be paid for by the Company. Such perquisites include use of a company vehicle, country club dues and fees, certain travel expenses and similar items. The contract also requires Mr. Schoeffler to protect the confidential business information of the Company. If Mr. Schoeffler is terminated for "reasonable cause" he will be subject to a two-year restrictive covenant prohibiting him from competing with Starcraft.

Defined Benefit Plans

     401(k) Savings Plan. The employees of the Company with more than six months of service and who have attained age 18 are entitled to participate in the 401(k) Savings Plan of the Company (the "401(k) Plan"). The Company has discretion to make a matching contribution to each participating employee based on the employee's contribution up to a maximum of 6% of the employee's compensation. The Company also has discretion to make additional profit-sharing contributions. Benefits under the 401(k) Plan are payable upon the employee's retirement, death, disability or other termination of employment.

Compensation of Directors

     The Company does not pay Directors of the Company who are salaried employees of the Company any additional compensation for serving as director. The Company pays each non-employee director of the Company a flat fee of $5,000 per quarter. The Company does not pay any other meeting fees. Pursuant to the Directors' Share Plan and a related compensation deferral plan, non-employee directors may elect to receive their cash director fees in the form of Company Common Stock or to have the payment of their fees deferred. In the event of deferral, the director may elect to have the deferred amount deemed invested in Company shares (with dividend-equivalent value deemed reinvested in shares) or as a general interest-bearing obligation of the Company. Non-employee directors are eligible to receive supplemental life, accidental death and disability and health insurance. Premiums paid for Messrs. Matteson, Stewart, Stults and Collins during fiscal 2003 were $9,300, $300, $300, and $5,600, respectively.


Performance Graph

     The graph below shows the performance of the Company's Common Stock for fiscal years 1998 through 2003 in comparison to the Nasdaq Composite Index and the peer group described below.

[GRAPH OMITTED]

                                        1998             1999             2000             2001             2002             2003

Starcraft Corp        Cum $          $100.00          $271.43          $200.00          $136.57          $433.12        $2,060.86


NASDAQ US             Cum $          $100.00          $163.15          $216.67           $88.55           $69.59          $106.64


Peer Group Only       Cum $          $100.00           $72.70           $38.94           $29.44           $77.17          $111.52



     Peer group comparisons. Management believes the Company's business has similarities to, and can be affected by factors in, the general automotive industry. The peer group presented consists of companies in the automotive business, primarily suppliers to original equipment manufacturers:
Driversshield.com Inc., Featherlite Inc. and R&B Inc.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2003 the Company's Compensation Committee was composed of outside directors Collins, Matteson and Stults. As described below in "Certain Transactions," warrants and options owned by Mr. Stults were redeemed by Starcraft during 2003.

Certain Transactions

     Redemption of Options. In September 2002, the Company reached agreement to redeem and cancel 360,000 warrants and 500,000 options previously issued to Mr. Rose and Mr. Stults as incentive for their partial guarantee of the Company's bank debt. Mr. Rose received total proceeds of $1,170,220, of which $500,000 was paid in cash and $670,220 in a promissory note which was paid in six monthly installments ending in June 2003. Mr. Stults received total proceeds of $1,303,900, of which $500,000 was paid in cash and $803,900 in a promissory note which was paid in six monthly installments ending in June 2003.

     Airplane Use. The Company from time to time utilizes an airplane for business transportation purposes which is owned by a company in which Mr. Rose and Mr. Stults each hold a one-third interest. During 2003, payments by the Company and Tecstar for use of the plane totaled $118,107.

     Office Lease. In February 2003, Starcraft entered into an office lease agreement with a company owned by a group of investors. Mr. Rose, Mr. Stults and Mr. Schoeffler are members of that group of investors. Costs associated with the lease were based on similar arms-length transactions and approximates fair market value. The lease has an initial term of three years and provides for initial rental of $6,250 per month. It is being accounted for as an operating lease.

            PROPOSAL II--APPROVAL OF THE ISSUANCE OF 3,550,000 SHARES IN CONNECTION WITH THE ACQUISITION OF WHEEL TO WHEEL, INC.

General

     At the annual meeting, our shareholders will consider and vote upon approval of our agreement and plan of merger, dated as of October 29, 2003, with Wheel to Wheel, Inc. and its shareholders, including the proposed issuance of 3,550,000 shares of Starcraft common stock in connection with the acquisition of all of the outstanding shares of Wheel to Wheel, Inc. The summary of the terms of the proposed acquisition set forth herein is qualified by reference to the definitive merger agreement, attached as Annex A.

The Wheel to Wheel Acquisition

     We propose to acquire all of the outstanding shares of Wheel to Wheel in exchange for 3,550,000 shares of Starcraft common stock to be issued to Wheel to Wheel's shareholders on a proportionate basis in accordance with each shareholder's ownership of Wheel to Wheel's capital stock. The transaction will be effected as a forward triangular statutory merger. This means that, pursuant to the corporation law of Michigan and the limited liability company law of Indiana, Wheel to Wheel will be merged with and into Wheel to Wheel Acquisition Company, LLC, a newly formed Indiana limited liability company and a wholly-owned subsidiary of Starcraft. Wheel to Wheel Acquisition Company, LLC will be the surviving company in the merger. If the transaction is approved by Starcraft's shareholders, we expect to close the acquisition promptly following the annual meeting.

Business of Wheel to Wheel

     Wheel to Wheel owns the other 50% of Tecstar and, accordingly is engaged primarily in the same OEM automotive supply business as Starcraft. Wheel to Wheel also conducts an automotive parts and accessories, engineering and design business servicing automotive manufacturers. Wheel to Wheel provides design, engineering, validation and testing of automobiles and automotive components and also manufactures show and specialty vehicles and pace cars.

     The book value of Wheel to Wheel's assets, excluding its interest in Tecstar at September 30, 2003, was $7.7 million. Excluding revenues received from Tecstar, Wheel to Wheel had revenues for fiscal 2003 of approximately $5.8 million.

Reasons for the Wheel to Wheel Acquisition

     We currently own only 50% of Tecstar, our OEM automotive supply business, which accounts for the large majority of our assets, revenues and net income. The acquisition of Wheel to Wheel will enable us to acquire full ownership of Tecstar on terms that we believe are fair to Starcraft and its shareholders. The transaction will provide for the consolidation of the management and control of Tecstar under a single owner. This may alleviate administrative expense over time. Also, by virtue of allowing Starcraft to receive the benefit of all of Tecstar's future revenue and net income, the acquisition is expected to be accretive to our current shareholders in terms of net income per share, when compared to net income that would inure to the Starcraft shareholders if the acquisition were not effected.

Reason for Seeking Shareholder Approval

     Neither Indiana law nor our charter or by-laws require any vote of our shareholders with respect to the merger. However, the marketplace rules of the Nasdaq Stock Market require us, as a listed company, to obtain shareholder approval for the issuance of the shares in the merger. Moreover, given the significance of the transaction to Starcraft and our shareholders, the board determined it was prudent to allow our shareholders to consider and vote upon the transaction.


No Rights of Appraisal

     Starcraft shareholders have no statutory rights of appraisal or dissenter's rights in connection with the proposed acquisition of Wheel to Wheel.

History and Background of Proposed Acquisition

     We established our Tecstar joint venture with Wheel to Wheel in 1998, initially with a view to diversifying its operations in the face of the adverse trends then affecting the van conversion business, which had been our principal business. In the intervening years, we disposed of our van conversion business, our mobility vehicle division and our shuttle bus manufacturing operation. In the meantime, by receiving contracts from General Motors Corporation affiliates for the manufacture of appearance packages for various GM vehicles, Tecstar has grown steadily, generated significant profit, and expanding to six facilities in the U.S. and one in Canada. Tecstar now represents the large majority of our consolidated revenues, assets and net income. However, Starcraft still owns only half of Tecstar. The other half is owned by Wheel to Wheel.

     In recent years, our management has received a number of comments from investors suggesting that we should consider acquiring the remaining interest in Tecstar. Our management and our board of directors have considered this possibility for some time and discussed the possibility with the principals of Wheel to Wheel.

     In the first half of calendar 2003, our management and the owners of Wheel to Wheel engaged in more extensive discussions respecting a possible combination. As a result of those discussions, it became apparent to our management that a merger of Wheel to Wheel into a Starcraft subsidiary, on substantially the terms described in this proxy statement was feasible. On July 21, 2003, Mr. Rose and Mr. Schoeffler described potential parameters of the acquisition for the board, and the board authorized them to continue to pursue negotiations to finalize terms of a transaction, subject to further board review.

     Negotiations continued and the parties worked with counsel over several weeks to develop a draft of a definitive agreement. The board formally authorized the transaction on October 17, 2003. On October 30, 2003, the board further authorized the transaction in light of a change in the proposed legal structure of the merger. The board's authorization was subject to any regulatory approvals, receipt of an appropriate fairness opinion from an independent financial advisor, and shareholder approval of the issuance of shares as described in this proxy statement.

     All parties executed the definitive agreement and plan of merger on October 30, effective as of October 29, 2003.

Fairness Opinion

     The board of directors has received an opinion letter from Starshak Welnhofer & Co., dated October 29, 2003, to the effect that the issuance of shares by Starcraft in the proposed acquisition of Wheel to Wheel is fair from a financial point of view to Starcraft and its shareholders, taken as a group. The opinion is attached to this proxy statement as Annex B. The opinion is subject to a number of assumptions, particularly the accuracy of all information provided to such firm by Starcraft and Wheel to Wheel.

     Starshak Welnhofer is not affiliated with Starcraft, Wheel to Wheel or their directors, officers or significant shareholders. Starshak Welnhofer was selected by Starcraft management to consider the transaction and provide the opinion requested by the board of directors. Our management selected Starshak Welnhofer for this purpose on the basis of such firm's prior experience and qualifications, and management's satisfaction with such firm's financial advisory services previously rendered to us. We have agreed to pay Starshak Welnhofer $100,000 for its work in connection with issuing the fairness opinion on the Wheel to Wheel acquisition. We have also engaged the firm to prepare a valuation of certain assets of Wheel to Wheel for purposes of accounting for the acquisition. We have agreed to pay the firm $25,000 for these services. We are bearing the fees and expenses of Starshak Welnhofer for these purposes.

     The financial terms of the proposed acquisition were determined by us in negotiations with Wheel to Wheel. We asked Starshak Welnhofer to provide a formal opinion to our board with respect to the consideration we agreed to pay. Neither we nor Wheel to Wheel placed any limitations on the investigations or procedures conducted by Starshak Welnhofer.


Starshak Welnhofer & Co.

     Starshak Welnhofer is a privately held securities broker/dealer that has been in the investment banking business and a NASD member firm since 1990. As part of its business, Starshak Welnhofer regularly provides financial advisory services to corporations and not-for-profit institutions in connection with capital raising transactions, buy side and sell side merger and acquisition activity, and balance sheet restructurings and recapitalizations, including reorganizations in bankruptcy.

     Starshak Welnhofer has also provided investment banking services to Starcraft from time to time in the past. On November 19, 1998, November 9, 2000 and September 25, 2002, Starshak Welnhofer issued three separate fairness opinions to Starcraft's board of directors. The first two of those opinions related to the issuance of warrants and options to two individuals who were both Company directors and one a Company officer in connection with the guaranty by those individuals of the Company's senior indebtedness to its lender, and the third of those opinions related to the redemption by the Company of all of the previously issued warrants and options held by those individuals. Starshak Welnhofer was paid customary fees for the issuance of those opinions in the aggregate amount of $45,000.

Basis for the Conclusions in Starshak Welnhofer's Fairness Opinion

     Starshak Welnhofer has given its opinion as set forth in Annex B that, subject to the qualifications stated therein, the issuance of 3,550,000 new shares of Starcraft's common stock in connection with the acquisition of all of the outstanding shares of Wheel to Wheel pursuant to the definitive agreement and plan of merger is fair from a financial view to Starcraft and its shareholders, taken as a group. In arriving at its opinion, Starshak Welnhofer, among other things: (i) reviewed certain publicly available business and historical information relating to the Company, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by management of the Company, that were provided to Starshak Welnhofer by the Company and not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of Wheel to Wheel, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by the management of Wheel to Wheel and not publicly available, (iv) conducted discussions with members of the senior management of the Company and Wheel to Wheel concerning the business and financial prospects of the Company and Wheel to Wheel, (v) considered certain pro-forma effects of the transaction on the Company's financial statements, (vi) reviewed the definitive agreement and plan of merger (including attachments), and (vii) conducted such other financial studies, analyses, and investigations, and considered such other information as it deemed necessary or appropriate.

     After considering this information, two of the principal factors supporting the conclusions in its opinion were that, in Starshak Welnhofer's view, (i) subject to the assumptions on which its analysis was based and the accuracy of certain projected information for fiscal 2004 provided to Starshak Welnhofer by the Company and Wheel to Wheel, the reported earnings per share of Starcraft for fiscal 2004 should be greater on pro-forma basis after giving effect to the merger with Wheel to Wheel than they would have been for Starcraft on a stand alone basis, and (ii) Starcraft should have a greater degree of management control over Tecstar, its primary operating business, after giving effect to this transaction than Starcraft would have on a stand alone basis.

Post-Acquisition Composition of Starcraft Board of Directors and Management

     Following consummation of the Wheel to Wheel acquisition, the principal shareholders of Wheel to Wheel, Jeffrey P. Beitzel, Douglass C. Goad and Richard
C. Anderson, will be appointed directors of Starcraft. Mr. Beitzel will be appointed as a director in Class I with a term expiring in 2006, Mr. Goad will be appointed a director in Class II with a term expiring in 2005, and Mr. Anderson will be appointed as a director with a term expiring in 2004.

     Such nominees are officers of Tecstar and will be officers and employees of Starcraft and, accordingly will not be independent under Nasdaq marketplace rules. Nasdaq has amended its rules to require us to maintain a majority of independent directors on our board. These rules will become applicable to us on October 31, 2003. Accordingly, we will be seeking at least one additional independent nominee to our board.

     The board of directors presently has seven members. Starcraft's Articles of Incorporation provide that the board of directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The number of directors is determined by the board in accordance with our by-laws, within a range of five to fifteen members. The board is authorized by our charter and Indiana law to fill by appointment vacancies on the board, including vacancies created by increasing the number of members of the board. Directors so appointed serve for a term expiring with the term of the class to which they are appointed.

Executive Officers of Starcraft Following the Wheel to Wheel Acquisition

     As part of the Wheel to Wheel acquisition, the principal shareholders of Wheel to Wheel will also be named executive officers of Starcraft. Mr. Beitzel will be named Co-Chief Executive Officer along with our current President and Chief Operating Officer, Michael Schoeffler. Mr. Rose will no longer have the title of Chief Executive Officer. Mr. Goad will serve as Executive Vice President (Operations), and Mr. Anderson will serve as Executive Vice President (Engineering). Following the consummation of the transaction, the executive officers of Starcraft will be as follows:

Kelly L. Rose              Chairman of the Board, Assistant Secretary
Jeffrey P. Beitzel                  Co-Chief Executive Officer
Michael H. Schoeffler      Co-Chief Executive Officer
Joseph E. Katona III       Chief Financial Officer, Secretary
Douglass C. Goad           Executive Vice President (Operations)
Richard C. Anderson        Executive Vice President (Engineering)

Employment Agreements

     We have agreed to enter into employment agreements with each of Mr. Beitzel, Mr. Goad and Mr. Anderson in connection with their appointment as officers of Starcraft. The form and content of such employment agreements is expected to be substantially the same as our employment agreement with Mr. Schoeffler, described above under "Proposal I - Election of Directors; Management Remuneration and Related Transactions; Employment Agreements," with the following respective provisions for annual base compensation: for Mr. Beitzel - $700,000; and for each of Mr. Goad and Mr. Anderson - $550,000.

Release of Personal Guarantees

     We have agreed to use our best efforts to obtain the release of Mr. Beitzel, Mr. Goad and Mr. Anderson from their personal guaranties of certain obligations of Wheel to Wheel to third parties. If such releases are not obtained by the date of closing of the acquisition, we agreed to indemnify the individuals in respect of such obligations. The current balance of these obligations of Wheel to Wheel is approximately $5.5 million.

Restrictions on Transfer and Registration Rights

     The Starcraft common stock to be issued in connection with the Wheel to Wheel acquisition will be restricted securities, as defined in Rule 144 under the Securities Act, issued in a private placement exempt from the registration requirements of the applicable federal and state securities laws. The Wheel to Wheel shareholders have agreed not to transfer the Starcraft shares they receive for at least two years after closing, subject to the following exceptions. Each of the three principal shareholders of Wheel to Wheel will be permitted (subject to applicable securities laws and Starcraft policy) to sell up to 100,000 shares each during each of the first and second years following the acquisition. Three minority shareholders of Wheel to Wheel, who will receive 200,944 shares of Starcraft common stock will not be subject to the two-year contractual transfer restriction. Thus, there will be an aggregate of 500,944 shares available for sale in 2004 and an additional 300,000 shares available for sale in 2005, for a total 800,944 shares available for sale within the next two years.

     We have agreed to use our best efforts to register these 800,944 shares under the Securities Act of 1933 for resale by the Wheel to Wheel shareholders by March 31, 2004. We have further agreed to use our best efforts to register the other 2,749,056 shares for resale by the three principal shareholders of Wheel to Wheel by the second anniversary of the acquisition.

Dilution to Existing Starcraft Shareholders

     As of the Voting Record Date, there are 4,877,977 shares of Starcraft common stock issued and outstanding. Following consummation of the transaction, there will be 8,427,977 shares issued and outstanding. Therefore the ownership percentage of each existing shareholder will be proportionately diluted.

     Common stock currently outstanding will represent 57.9% of the common stock outstanding after the acquisition. Had the acquisition been effected at October 1, 2002, our pro forma net income per share for fiscal 2003 would have been $2.34 ($2.57 before amortization of intangible assets), compared to actual net income per share of $2.49 for such period.

Representations and Indemnity

     The Agreement and Plan of Merger contains representations and warranties of Wheel to Wheel and its principal shareholders in favor of Starcraft, and of Starcraft in favor of Wheel to Wheel and its shareholders. Such representations are substantially reciprocal and are customary in scope and subject matter for transactions of this nature. Generally such representations remain effective for three years, except that representations respecting financial statements, taxes and environmental matters survive for longer periods. Certain personal representations of each shareholder will survive indefinitely. Starcraft, on the one hand, and Wheel to Wheel's shareholders, on the other, have agreed to indemnify the other party with respect to breaches of their respective representations and covenants in the merger agreement, net of certain tax benefits and insurance proceeds. Except for certain provisions regarding title and the indemnity for personal guarantees described above, such indemnity is only available for losses that exceed a specified materiality threshold by $1 million. A breach of the agreement is deemed to have a material adverse effect if it is likely to create a liability greater than $500,000 for any single event, or greater than $1 million in the aggregate.

Expenses

     The merger agreement provides that Starcraft and Wheel to Wheel shall each bear their respective expenses associated with the transaction, except that Wheel to Wheel will pay the transaction expenses of the Wheel to Wheel shareholders. The effect of this provision is that all expenses of the transaction, including expenses of the shareholders of Wheel to Wheel will be borne by Starcraft or its subsidiaries.

Regulatory Considerations

     The Hart-Scott-Rodino Antitrust Improvement Act of 1976 prohibits us from completing the acquisition until after we have furnished information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and a required waiting period has ended. Both agencies have the authority to challenge the merger on antitrust grounds before or after the merger is completed. We have been informed by the Federal Trade Commission that the waiting period terminated on December 1, 2003.

     The Nasdaq marketplace rules require that Starcraft submit the proposal for the issuance of 3,550,000 shares in connection with the Wheel to Wheel acquisition to shareholders for approval. Starcraft must comply with the proxy solicitation rules under the Securities Exchange Act of 1934, as amended, in seeking such shareholder approval. No other regulatory approval is required for the consummation of the transaction, other than customary corporate filings with the Secretary of State of Indiana and the Secretary of State of Michigan to give effect to the merger.

Federal Income Tax Consequences of the Acquisition

     The merger transaction is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Wheel to Wheel Acquisition Co., LLC, as a wholly-owned non-corporate subsidiary of Starcraft, is disregarded for Federal income tax purposes. Accordingly, for Federal tax purposes, the merger of Wheel to Wheel into the limited liability company subsidiary will be deemed equivalent to a statutory merger of Wheel to Wheel directly into Starcraft. Accordingly, no gain or loss will be recognized by Starcraft, Wheel to Wheel, or Wheel to Wheel Acquisition Co., LLC, upon consummation of the merger for Federal income tax purposes. The transaction will have no tax consequences to the current shareholders of Starcraft.

Recommendation of the Board of Directors; Required Vote

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES IN THE ACQUISITION OF WHEEL TO WHEEL AND THE WHEEL TO WHEEL MERGER AGREEMENT. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF STARCRAFT'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE ANNUAL MEETING, PROVIDED A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING SHARES IS PRESENT.

     Our directors and executive officers, holding an aggregate of 1,533,452 shares or 31.4% of our issued and outstanding shares at the Record Date have expressed their intention to vote in favor of the Wheel to Wheel acquisition and related issuance of shares.

                          WHEEL TO WHEEL CAPITAL STOCK
                            AND DIVIDEND INFORMATION

     There are 9,540 shares of common stock of Wheel to Wheel issued and outstanding held of record by seven persons. Transfer of shares of Wheel to Wheel is contractually restricted and there is no trading market for such shares. Wheel to Wheel did not pay cash dividends on its common stock during fiscal 2002 and 2003. Subsequent to the end of fiscal 2003, Wheel to Wheel will pay cash distributions to its current shareholders of $4.5 million.

                             SELECTED FINANCIAL DATA

                              STARCRAFT CORPORATION
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Set forth below are selected, consolidated financial data for Starcraft Corporation and its subsidiaries for each of the five years in the period ending September 28, 2003. These selected financial data should be read in conjunction with the audited financial statements for Starcraft for the three years ending September 28, 2003 and its related Management's Discussion and Analysis of Results of Operations and Financial Condition, which are incorporated herein by reference from our 2003 Annual Report accompanying this proxy statement.


(dollars in thousand, except per share data)                              Year Ended

Income Statement Data                   September 28,   September 29,    September 30,    October 1,    October 3,
                                             2003            2002            2001            2000          1999
                                        -------------   -------------    -------------    ----------    ----------
Net Sales:
     Domestic                                 $191,401       $ 104,422         $ 48,647             $       $ 36,102
     Export                                        701             262              287        75,176            281
         Total Net Sales                       192,102         104,684           48,934           139         36,383
                                                                                               75,315

Cost of Goods Sold                             147,835          79,748           38,184        56,719         28,105
Gross Profit                                    44,267          24,936           10,750        18,596          8,278
Operating Expenses                              19,163          15,515            9,898         8,336          4,444
Compensation Expense From
Warrant and Option  Redemption                    ----           2,096             ----          ----            ---
Operating Income                                25,104           7,325              852        10,260          3,834

Interest Expense                                 (457)           (476)            (547)          (864)          (719)
Other Income, Net                                   33             589              293            82            115

Income Before
Minority                                        24,680           7,438              598         9,478          3,230
Interest and Income Taxes

Minority Interest                               10,832           4,087               70         4,918          2,448

Income Tax Expense (Credit)                      2,060           (388)               26           379           (21)

Income from Continuing Operations               11,788           2,963              502         4,181            803

Loss from Discontinued Operations                  ---             ---          (3,679)       (8,528)          (281)

Net Income (Loss)                             $ 11,788        $  2,963         $(3,177)     $ (4,347)        $   522

Weighted Average Common
Shares Outstanding*                              4,738           4,543            4,457         4,425          4,367

Earnings (Loss) Per Share*                     $  2.49        $   0.65        $ ( 0.71)      $ (0.98)        $  0.12

Earnings (Loss) Per Share
      Assuming Dilution*                       $  2.25        $   0.55        $ (0.71)       $ (0.98)        $  0.11



Balance Sheet Data

Working Capital                              $  21,959        $  9,066         $  2,040       $ 2,165       $ 10,192
Total Assets                                    58,730          39,092           22,010        34,994         43,781
Long-Term Debt                                   9,148          12,704            8,092         9,957         13,506
Shareholders' Equity (Deficit)                  12,640             331          (2,703)            77          4,186
Book Value per Share                              2.63            0.07           (0.64)          0.02           1.00


*Retroactively Adjusted for 5% stock dividend issued in March 2003.

                              WHEEL TO WHEEL, INC.
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below are unaudited selected, consolidated financial data for Wheel to Wheel, Inc. and its subsidiaries, for each of the five years in the period ending September 30, 2003. These selected financial data should be read in conjunction with the historical unaudited financial statements of Wheel to Wheel, Inc., and the notes thereto, attached as Annex D, and Wheel to Wheel's Management's Discussion and Analysis of Results of Operations and Financial Condition, attached as Annex C.


(dollars in thousands, except per share data)

                                September 30,     September 30,    September 30,     September 30,     September 30,
Income Statement Data               2003              2002              2001              2000             1999
---------------------           -------------     -------------    -------------     ------------      -------------
Net Sales                        $   13,457       $     9,098       $   10,939       $     9,489       $     9,699

Cost of Sales                        13,005             9,513           10,620             9,550             7,996
Gross Profit                            452              (415)             319               (61)            1,703
Operating Expenses                    1,670             1,513            1,123             3,479             1,028

Operating Income                     (1,218)           (1,928)            (804)           (3,540)              675

Interest expense, net                  (178)             (227)            (301)             (251)             (260)
Other income, net                      (598)                5               (9)               (4)              (14)

Income from continuing
operations before minority
interest and income taxes            (1,994)           (2,150)          (1,114)           (3,795)              401

Minority Interest                   (10,832)           (4,087)             (70)           (4,918)           (2,454)

Income from continuing
operations before income
taxes                                 8,838             1,937           (1,044)            1,123             2,855

Income Tax Expense (Credit)           2,524               798             (335)              455             1,007

Net Income (Loss)                $    6,314       $     1,139     $       (709)     $        688       $     1,848

Weighted Average Common
Shares Outstanding                     10.5                12               12                12                12

Earnings (Loss) Per Share           $601.33            $94.92          $(59.08)           $55.67           $154.00

Balance Sheet Data
--------------------------------------------------------------------------------------------------------------------

Working Capital                     $(2,348)          $(1,834)           $(875)            $(336)            $(170)
Total Assets                         17,514             8,240            7,453             6,808             8,315
Long-Term Debt                        3,329                83              320             1,495             1,716
Shareholders' Equity                  6,857             2,525            1,387             2,096             2,198
Book Value per share                $718.76           $210.42          $115.58           $174.67           $183.17

                              STARCRAFT CORPORATION

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
                              STARCRAFT CORPORATION

     The following pro forma statement of operations and the pro forma consolidated balance sheet for the year ended September 28, 2003 are presented to give effect to the Wheel to Wheel acquisition.

     Historical   financial  data  used  to  prepare  the  pro  forma  financial statements were derived from the following sources:

     - the audited consolidated financial statements of Starcraft for the year ended September 28, 2003, which accompany this proxy statement in our 2003 Annual Report; and

     - the unaudited financial statements of Wheel to Wheel for the year ended September 30, 2003 which are contained in Annex D.

These unaudited proforma condensed consolidated financial statements should be read in conjunction with these historical financial statements.

     The pro forma balance sheet and the pro forma statements of operations of Starcraft are based on assumptions and approximations and therefore do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, these unaudited pro forma condensed consolidated financial statements should not be used as a basis for forecasting our future operations.


                     STARCRAFT CORPORATION AND SUBSIDIARIES
                           PRO FORMA INCOME STATEMENT
                          Year Ended September 28, 2003

(Dollars in thousands, except per share data)

                                                 Starcraft      Wheel To
                                               Consolidated       Wheel      Consolidated     Adjustments      Pro-Forma
                                              ---------------- ------------ ---------------- --------------- ---------------

Net Sales                                       $192,102          $13,457      $205,559          $(7,486) 1     $197,914
Cost of Sales                                    147,835           13,005       160,840           (7,486) 1      153,195

Gross Profit                                      44,267              452        44,719                0          44,719

Operating Expenses                                19,163            1,670        20,833             (700) 2       20,133
Amortization of Intangible Assets                      0                0             0            3,100  3        3,100

Income from Operations                            25,104           (1,218)       23,886           (2,400)         21,486

Interest expense, net                                457              178           635                 0            635
Other income, net                                    (33)             598           565              (572)5           (7)
                                                     424               776          1,200           1,200            628

Income from continuing operations before
minority interest and income taxes                24,680           (1,994)       22,686           (1,828)         20,858

Minority Interest                                 10,832          (10,832)            0                 0              0

Income from continuing operations before
income taxes                                      13,848            8,838        22,666            (1,828)        20,858

Income Taxes                                       2,060            2,254         4,584            (3,100)4        1,484

Net Income (Loss)                               $ 11,788          $  6,314      $18,102          $  1,272       $ 19,374

Net income per share:
   Basic                                            $2.49                                                          $2.34
   Diluted                                          $2.25                                                          $2.21
Net income per share before amortization of
intangible assets, net of tax
   Basic                                           $2.49                                                           $2.57
   Diluted                                         $2.25                                                           $2.43
Weighted Average Shares:
   Basic                                           4,738                                                           8,288
   Diluted                                         5,233                                                           8,783

                      Pro Forma adjustment explanations

1) Elimination of intercompany revenue paid by Tecstar, LLC to Wheel To Wheel, Inc.
2) Elimination of wages and bonus payments to 3 Wheel To Wheel executives for amounts in excess of new employee contracts.
3)   Amortization of Intangible Assets as follows:
                  Customer Relationship              $   500
                  Supply Agreements                  $ 2,600
                                                     $ 3,100
4) Adjustment to reflect Pro Forma income tax expense for 2003. Income tax expense for 2003 pro forma calculated as follows:

         Net Income                                  $   20,858
         Effective rate                                   37.50%
            sub-total                                $    7,822
         P/Y Deferred Tax Asset Reserve              $   (6,338)
         Net Tax Expense                             $    1,484
     Effective tax rate takes into account Federal tax rate, state tax rates and Canadian tax rates.
5)     Adjustment made to eliminate stock compensation paid to key employees


                     STARCRAFT CORPORATION AND SUBSIDIARIES
                             PRO FORMA BALANCE SHEET
                          Year Ended September 28, 2003

(Dollars in thousands, except per share data)

                                                Starcraft       Wheel To
                                              Consolidated       Wheel       Consolidated    Adjustments     Pro-Forma
                                             ---------------- ------------- --------------- --------------- -------------
ASSETS
Cash                                          $     836         $     34       $    870      $      0         $     870
Accounts Receivable                              29,182            2,823         32,005          (943) 4         31,062
Inventory                                        10,060            1,337         11,397             0            11,397
Other Current Assets                              7,515              757          8,272             0             8,272
Current Deferred Taxes                            1,487               30          1,517             0             1,517
   Total Current Assets                          49,080            4,981         54,061          (943)           53,118

Property, Plant and Equipment, net                9,136            2,133         11,269             0            11,269
Intangible Assets                                     0                0              0        17,450 2          17,450
Goodwill                                              0                0              0       112,737 2/3/5     112,737
Investment in Subsidiary                              0            9,821          9,821        (9,821) 1              0
Other Assets                                        514              579          1,093             0             1,093

Total Assets                                    $58,730          $17,514        $76,244      $119,423          $195,667

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Notes Payable                         $       0         $  2,324       $  2,324       $     0         $   2,324
Accounts Payable                                 19,549            1,305         20,854          (943) 4         19,911
Accrued Expenses                                  7,572            3,699         11,271             0            11,271
   Total Current Liabilities                     27,121            7,328         34,449          (943)           33,506

Notes Payable - Long Term                         9,148            3,329         12,477         4,500 5          16,977
Deferred Tax Liabilities                              0                0              0         6,544 3           6,544
Minority Interest - Subsidiary                    9,821                0          9,821        (9,821)1               0
   Total Liabilities                             46,090           10,657         56,747           280            57,027

SHAREHOLDERS' EQUITY
Common Stock                                     15,209               48         15,257       125,952 2         141,209
Retained Earnings                                (6,156)           5,991           (165)       (5,991) 2         (6,156)
Additional Paid in Capital                        3,420              818          4,238          (818) 2          3,420
Accumulated other comprehensive income              167                0            167             0               167
Total Shareholders' Equity                       12,640            6,857         19,497       119,143           138,640

Total Liabilities and Shareholders' Equity      $58,730         $ 17,514       $ 76,244      $119,423          $195,667


Pro Forma adjustment explanations

1)   Eliminate Minority Interest and Investment in Subsidiary of $9,821.
2)   Purchase accounting entry

     Common Stock          $ (125,952)
     Ret Earnings          $    5,991
     APIC                  $      818
     Investment            $        -
     Intangibles           $   17,450
     Goodwill              $  101,693

3)   Adjustment made to book deferred taxes on the intangible assets as follows:
     Intangibles           $    17,450
     Effective Rate               37.5%
     Deferred Taxes        $      6,544

4) Adjustment made to eliminate intercompany receivable/payables between Tecstar, LLC and Wheel To Wheel, Inc.
5)    Distribution of minority interest.

                        COMPARATIVE PRICE PER SHARE DATA

We have set forth below certain historical per share data of Starcraft and Wheel to Wheel and pro forma per share data for these companies giving effect to the Wheel to Wheel acquisition.

                 STARCRAFT CORPORATION AND WHEEL TO WHEEL, INC.
                        COMPARATIVE PRICE PER SHARE DATA
                            Historical and Pro Forma
                                 September, 2003


                                                                 Historical           Pro Forma
                                                                    2003                2003

STARCRAFT CORPORATION

Book Value Per Share1                                         $   2.63                 $   16.60

Cash Dividends Declared
                                                              $      -                 $       -
Earnings Per Share2
  Basic                                                       $   2.49                 $    2.34
  Fully Diluted                                               $   2.25                 $    2.21

Earnings Per Share Before Amortization
of Intangible Assets2
  Basic                                                       $   2.49                 $    2.57
  Fully Diluted                                               $   2.25                 $    2.43

WHEEL TO WHEEL, INC. 3

Book Value Per Share1                                         $ 718.76                 $6,235.95

Cash Dividends Declared
                                                              $      -                 $       -
Earnings Per Share2                                           $ 601.33                 $  879.04


(1) The historical book value per share of Starcraft Corporation is computed by dividing stockholders' equity by number of shares of common stock outstanding at September 28, 2003. The undaudited pro forma combined book value per share of Starcraft Corporation is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Starcraft Corporation common stock outstanding as of September 28, 2003.

(2) Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period.

(3) The equivalent combined pro forma book value and earnings per share of Wheel To Wheel, Inc is calculated by multiplying the unaudited consolidated pro forma share amounts by an assumed ratio of 372.11 Starcraft Corporation shares for each share of Wheel To Wheel, Inc.

     PROPOSAL III -- APPROVAL OF AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

     Shareholders are being asked to approve the additional allocation of 234,725 shares of Common Stock for future issuance under the Starcraft Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan"). The amendment would also increase the maximum number of shares that may be awarded to one participant under the 1997 Incentive Plan by 342,500 shares from 157,500 to 500,000. The 1997 Incentive Plan, including these proposed modifications, is summarized below.

     Purpose. The purpose of the 1997 Incentive Plan is to provide to certain directors, officers and other key employees of Starcraft who are materially responsible for our management or operations and have provided valuable services to Starcraft a favorable opportunity to acquire Common Stock, thereby providing them with an increased incentive to work for our success and better enabling us to attract and retain capable directors and executive personnel.

     Administration. The 1997 Incentive Plan is administered by our Compensation Committee. Additionally, our board of directors, and to the extent authorized by the Compensation Committee or the board of directors, the Employee Options Committee or the Section 16 Transactions Committee may make determinations with respect to awards to be granted under the 1997 Incentive Plan (for the purposes of determining awards under the 1997 Incentive Plan the Company's Compensation Committee, Employee Options Committee, Section 16 Transactions Committee and board of directors are collectively referred to as the "Committee"). Consistent with the terms of the 1997 Incentive Plan, the Committee selects the individuals to whom options or cash awards will be granted, determines the time of grant, the number of shares or amount of any cash awards, the option price, the price, if any, for restricted shares, the period during which an option may be exercised, the extent to which an option is an incentive stock option or a non-qualified stock option, the period of restrictions for restricted share grants, and any other terms or conditions applicable to options granted. The Compensation Committee has full power to construe and interpret the 1997 Incentive Plan, to establish, amend, waive or rescind rules and regulations relating thereto, to accelerate the vesting of any stock options or cash awards made under the 1997 Incentive Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Compensation Committee.

     Shares Subject to the 1997 Incentive Plan. Shares issued under the 1997 Incentive Plan may be authorized but unissued shares of Common Stock. In the event of corporate changes affecting Starcraft's Common Stock, such as reorganizations, recapitalizations, stock splits, consolidation or merger, or the sale, lease, or conveyance of substantially all of the assets of Starcraft, the Committee will make appropriate adjustments in the number and kind of shares remaining subject to outstanding options granted under the 1997 Incentive Plan. If any option expires or terminates for any reason without having been exercised in full, or if any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares will (unless the 1997 Incentive Plan shall have terminated) become available for issuance under the 1997 Incentive Plan. Giving effect to automatic adjustments resulting from a 5% share dividend distributed by Starcraft in fiscal 2003, the 1997 Incentive Plan has a current allocation of 765,275 shares of Common Stock, and no individual may receive options or awards for more than 157,500 shares under the 1997 Incentive Plan.

     Proposed Modifications. The board of directors proposes that shareholders approve the allocation of an additional 234,725 shares of the Company's Common Stock for issuance under the 1997 Incentive Plan, bringing the total number of shares issuable under the 1997 Incentive Plan to 1,000,000 shares. In addition, the board proposes that shareholders approve an increase in the maximum number of shares that may be awarded to one participant under the 1997 Incentive Plan by 342,500, bringing the maximum number of shares that may be awarded to one participant to 500,000.

     Reasons for the Proposed Increases. The board of directors is recommending the increases in shares available for issuance under the 1997 Incentive Plan to help ensure that Starcraft will have sufficient flexibility to provide for equity incentive compensation for officers and key employees in future years. As described elsewhere in this proxy statement, Starcraft expects to effect the acquisition of Wheel to Wheel in 2004. That transaction will bring the total shares outstanding to 8,427,977 (9,078,129 fully diluted, giving effect to exercise of outstanding stock options). Following the transaction, Starcraft will also have a number of new officers and key personnel whom the Compensation Committee may choose to compensate in part by use of options or restricted shares.

     No further awards may be made under our 1993 Incentive Stock Plan, under which options for 204,225 shares remain outstanding. There are 418,275 options outstanding under the 1997 Incentive Plan. If the proposed increase is approved, a total of 976,442 shares would be subject to issuance under outstanding options or pursuant to future awards under the 1997 plan. Collectively, such shares subject to future issuance pursuant to awards under the option plans will represent 10.4% of the Common Stock outstanding giving effect to the acquisition of Wheel to Wheel and the issuance of shares pursuant to all of such options or potential future awards. While the Compensation Committee has no specific plans for future awards or for awards to any individual approaching the proposed 500,000 share maximum, Starcraft believes the proposed increases will provide needed flexibility for future compensation arrangements, consistent with the Compensation Committee's overall compensation philosophy. The 1997 Incentive Plan will remain in effect for several years and it is not possible to predict the total amount of awards that the Board or Compensation Committee may deem appropriate over the life of the Plan to each potential awardee. The Committee further believes the number of shares that would be available for future issuance under these arrangements as a percentage of the fully diluted shares of Starcraft, assuming the Wheel to Wheel acquisition closes, will be well within the range of equity compensation arrangements established by most public companies. See "--Additional Plan Information," below.

     The 1997 Incentive Plan was initially established with authority for issuance of 250,000 shares with up to 150,000 (60%) issuable to any individual. While shareholders have twice authorized increases to the total number of shares available under the plan, Starcraft has not previously requested an increase in the maximum shares available to individual awardees. The proposed increase of the individual award maximum would represent 50% of shares issuable under the Plan, which is less than the percentage shareholders initially approved. It is in Starcraft's interest to ensure that the individual limit is adequate to accommodate its needs to provide for equity incentives to its named executive officers, in part because shares awarded within such shareholder-approved individual maximum should qualify for exclusion under Section 162(m) of the Internal Revenue Code. Such provision limits deductible compensation of named executive officers to $1.0 million. Compensation attributable to stock options that qualifies as performance based compensation can be excluded when calculating compensation under such cap.

     Certain Outstanding Awards. Prior to the approval by the shareholders of the proposed amendment to the 1997 Incentive Plan, the maximum number of shares that may be awarded to one participant under the 1997 Incentive Plan is 157,500 (after giving effect to our March, 2003, share dividend). Awards previously granted to Mr. Rose exceed this limit by 79,525 shares and awards previously granted to Mr. Schoeffler exceed the current limit by 27,750 shares, as illustrated below.


                            Underlying  Number
Awardee                     of Common Shares           Exercise Price         Market Value(1)      Expiration Date

Kelly L. Rose                       29,525(2)             $2.857                948,136            August 23, 2006
                                    50,000                $12.24              1,136,500                May 5, 2008
Michael H. Schoeffler               27,750(3)             $12.24                630,758                May 6, 2008
Total                              107,275                 $9.66              2,715,394

(1) Represented by the closing price of Starcraft Common Stock at December 2, 2003, of $34.97 per share, less the exercise price times the number of shares underlying the award subject to ratification.

(2)  Part of a grant of non-qualified options for 32,025 shares.

(3) Part of a grant of options for 50,000 shares which may qualify, in part, as incentive stock options.

     If Proposal III is approved, Starcraft will deem these awards to Mr. Rose and Mr. Schoeffler to be issued within the amended maximum number of awards to an individual under the 1997 Incentive Plan. If Proposal III is not adopted by the shareholders, to the extent the prior stock option awards set forth above exceed the current maximum of 157,500 shares, such option awards will remain in effect, but will (i) not qualify as incentive stock options, (ii) not qualify for exclusion of related compensation expense from the deductibility cap under
Section 162(m) of the Internal Revenue Code; (iii) will be deemed to have been issued outside the 1997 Incentive Plan.

     Whether the failure of such options to qualify for exclusion from the $1.0 million deductibility cap will have any effect on Starcraft is not possible predict because such impact, if any, will depend, among other things, on the timing of option exercise, the amount of other non-excluded compensation paid to the executive in Starcraft's tax year in which exercise occurs or compensation related to the option is deemed received, and whether the officer is one of our five most highly compensated executive officers at the end of such year.

     Eligibility. Awards may be granted under the 1997 Incentive Plan to directors, officers (including officers who are members of the board of directors) and other key employees of Starcraft and its subsidiaries who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of Starcraft.

     Terms of the Options. At the time it grants an option, the Committee sets the price at which the shares may be purchased upon exercise of the option (except that the exercise price of options granted to outside directors is set automatically). The purchase price to be paid for shares of Common Stock subject to an incentive stock option must not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Committee does have the discretion to award non-qualified stock options to eligible employees at a price less than 85% of the fair market value of such shares on the date on which the option is granted. The option price is subject to adjustment by the Committee for corporate changes affecting the company's outstanding shares of Common Stock. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the company may be granted at an option price no less than 110% of the market value of the stock on the date of grant.

     No option may have a term which is longer than ten years and one day from the date of grant. However under the Code, incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of 10% of the combined voting power of all classes of stock of Starcraft may not have terms in excess of five years.

     The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 1997 Incentive Plan permits optionees to deliver a notice to their broker to deliver to Starcraft the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligations of Starcraft. Subject to the approval by the Committee of a stock swap feature, payment of the option price may also be effected by tendering whole shares of Starcraft's Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares. Moreover, no option may be exercised during the first six months of its term.

     Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionholder's employment by the company, all rights under any options granted to him but not yet exercised terminate. In the event that an optionee retires pursuant to any then existing pension plan, his option may be exercised by him in whole or in part within three months after his retirement whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by Starcraft or its subsidiaries, within three months after his retirement, or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the time of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Options granted to outside directors terminate six months after the date such outside director ceases to be a director for any reason. In the event of the death of an outside director while serving as a director of Starcraft or its subsidiaries, or within six months after he ceases to be a director of Starcraft, any option granted to him may be exercised by his estate at any time within one year after the date of death or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution until the expiration of the option term fixed by the Committee, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Except for transfers specifically approved in advance by the board of directors only with respect to non-qualified stock options, options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by him or his guardian or legal representative.

     The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1997 Incentive Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1997 Incentive Plan.

     Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an optionee (other than an outside director) under the 1997 Incentive Plan or any other stock option plan adopted by the Company or any of its subsidiaries to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employer in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such optionees may also be granted related cash awards as described in the next paragraph.

     The Committee may, in its sole discretion, include a provision in any option agreement or restricted share agreement that provides for an additional cash payment from Starcraft to the grantee of such option or award equal to the tax benefit to be received by Starcraft attributable to its federal income tax deduction, if any, resulting from the exercise, vesting, cancellation, disposition or other transaction involving the option or the shares subject to the option or restricted share award.

     Restricted Share Awards. The Committee may also grant restricted share awards of Common Stock which entitle awardees to receive shares of Common Stock. Each restricted share award must be evidenced by a restricted share agreement between Starcraft and the awardee setting forth the terms and conditions of the award consistent with the provisions of the 1997 Incentive Plan. A restricted share award may provide for the crediting or payment to the awardee, on each dividend payment date, of an amount equal to the dividends on awarded shares.

     A restricted share award may also provide for the distribution of shares subject to the following conditions: (a) the shares may not be distributed earlier than six (6) months after grant; (b) the shares may not be transferred until the lapsing of the forfeiture provisions; (c) the shares shall be deposited with the Secretary of Starcraft; (d) dividends on awarded shares shall be distributed at such times as determined under the 1997 Incentive Plan; and
(e) the shares shall be subject to forfeiture under the circumstances described in the restricted share agreement between Starcraft and the awardee. Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at such time or times as the Committee shall determine and specify in the restricted share agreement.

     Other  Provisions.   The  Committee  may  provide  for  such  other  terms,
provisions and conditions of an option as are not inconsistent with the 1997 Incentive Plan. The Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 1997 Incentive Plan, accelerate the vesting of stock options under the 1997 Incentive Plan, and make all other determinations necessary or advisable in the administration of the 1997 Incentive Plan.

     Amendment and Termination. The Company's board of directors may terminate the 1997 Incentive Plan at any time and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the 1997 Incentive Plan. In any event, no incentive stock option may be granted under the 1997 Incentive Plan after the conclusion of a ten (10) year period commencing on the date the 1997 Incentive Plan was adopted.

     The board of directors may amend or modify the 1997 Incentive Plan from time to time, and, with the consent of the optionee, may amend the terms and provisions of his or her options, restricted shares, or cash awards, except that without the approval of the holders of at least a majority of the shares voting in person or by proxy at a duly constituted meeting, or adjournment thereof: (1) the number of shares of stock which may be reserved for issuance under the 1997 Incentive Plan may not be increased except for certain adjustments made in response to corporate changes (such as recapitalization, stock splits or stock dividends) that affect the nature of the shares of the Company; (2) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the date on which the option was granted; and (3) the class of persons to whom options, restricted share, or cash awards may be granted under the 1997 Incentive Plan may not be modified materially. No amendment of the 1997 Incentive Plan, however, may without the consent of the awardees, make any changes in any outstanding options, restricted shares, or cash awards previously granted under the 1997 Incentive Plan which would adversely affect the rights of such awardees.

     Federal Income Tax Consequences. The grant of incentive and non-qualified stock options under the 1997 Incentive Plan will have no immediate tax consequences to Starcraft or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by Starcraft or its subsidiaries, (b) within three months after the optionee ceases to be an employee of Starcraft or its subsidiaries, (c) after the optionee's death, or
(d) within one year after the optionee ceases to be an employee of Starcraft or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to Starcraft or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified terms, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on the optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of such option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by Starcraft for federal income tax purposes as of that date, as long as Starcraft includes the amount in the recipient's gross income. The 1997 Incentive Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of an option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. Starcraft will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as Starcraft includes the amount in the recipient's gross income. If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 15%.

     An award of restricted shares under the 1997 Incentive Plan would not normally be included in an optionee's gross income or be deductible by Starcraft for federal income tax purposes, as long as the shares granted are subject to forfeiture in the event an optionee terminates his employment during a period of restriction and assuming the optionee does not file a special election under
Section 83(b) of the Code to have the shares taxed as of the date of grant. At the time the transfer restrictions lapse, the optionee would be deemed to have received ordinary income measured by the fair market value of the shares received at the time of lapse. Starcraft would be entitled to a federal income tax deduction at that time in the same amount. Income reporting is required as though cash compensation had been paid. If the payment of dividends has been deferred, holders of restricted shares will also recognize ordinary income equal to their dividends when such payments are received. Except for dividends on shares as to which a Section 83(b) election has been made, such dividends should also be deductible by Starcraft, and the Committee may withhold from them the amount of any taxes Starcraft is required to withhold with respect to such dividends.

     Upon the subsequent sale of restricted shares, the optionee will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Additional Plan Information

     The following table summarizes the number of shares issuable under Starcraft's equity compensation plans, the weighted-average exercise price and the number of shares available for issuance, as of September 28, 2003.


                                       Equity Compensation Plan Information
                                                                                                   (C)
                                                                                          Number of securities
                                            (A)                        (B)               remaining available for
                                  Number of securities to       Weighted-average          future issuance under
                                  be issued upon exercise        exercise price            equity compensation
                                  of outstanding options,   for outstanding options,   plans (excluding securities
Plan Category                            warrants and rights    warrants and rights     reflected in column (a))
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders(1)(2)        686,525                      $6.50                    132,217

Equity compensation plans
not approved by security holders(2)         1,050                       1.43                     26,000
-------------------------------------------------------------------------------------------------------------------
Total                                     687,575                      $6.49                    158,217
-------------------------------------------------------------------------------------------------------------------

(1) The foregoing information is provided for previously approved plans before giving effect to proposed amendments presented herein for approval at the annual meeting. Of such shares, (i) 256,725 options remained exercisable at year-end under the 1993 Incentive Plan, but no further awards may be made under that plan; and, of those, only 204,225 remain exercisable at the date hereof; (ii) 424,425 options were outstanding at year-end under the 1997 Incentive Plan, and an additional 119,217 shares are currently available for issuance thereunder, either as options or as awards of shares, as described above; and (iii) up to 30,000 additional shares may be awarded to directors under the Directors Share Plan, under which directors are permitted to receive shares of stock in lieu of current or deferred fees for board service.

(2) Includes awards of options to Mr. Rose and Mr. Schoeffler for 79,525 and 27,750 shares, respectively, in excess of the current limit on awards to an individual awardee under the 1997 Incentive Plan, as described above. Shareholders are being asked to approve an amendment increasing such limit at the annual meeting.

(3) The only equity compensation plan not approved by shareholders is the Starcraft Corporation Sales Representatives Option Plan which provides for the issuance of options for restricted shares to certain independent sales representatives of Starcraft.

Recommendation of the Board of Directors

     The board of directors adopted the 1997 Incentive Plan to provide an incentive for its directors, executive officers and other key employees to work for the successful operation of Starcraft and to tie compensation of management more closely with the performance of the common stock. The board of directors continues to believe that such equity-based awards provide the most direct link between management's performance incentive and the interests of shareholders. The board of directors believes the additional allocation of 234,725 shares of the Company's common stock to the 1997 Incentive Plan and the increase in the maximum number of shares that may be awarded to any one participant to 500,000 are necessary and appropriate to provide for the Company's ongoing management compensation objectives.

     THE BOARD OF DIRECTORS HAS ADOPTED THE PROPOSED AMENDMENT TO THE 1997 INCENTIVE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE 1997 INCENTIVE PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF STARCRAFT'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE ANNUAL MEETING, PROVIDED A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING SHARES IS PRESENT.

              PROPOSAL IV -- AMENDMENT TO ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The board of directors has approved and authorized submission to a vote of the shareholders an amendment to the Articles of Incorporation which would increase the number of authorized shares of common stock by 10,000,000 shares to 20,000,000.

     As described in Proposal II, we propose to acquire all of the outstanding shares of Wheel to Wheel in exchange for the issuance by Starcraft of 3,550,000 shares of Starcraft common stock. There are presently 4,877,977 shares of Starcraft common stock issued and outstanding. Following consummation of the transaction, there will be 8,427,977 shares issued and outstanding (9,078,129 shares on a fully diluted basis, assuming exercise of outstanding stock options).

     Thus, after the acquisition of Wheel to Wheel and assuming that all currently issued options are exercised, we will have only 921,871 authorized and unissued shares of Common Stock. The board believes that the proposed increase in the number of authorized shares of common stock is desirable to maintain flexibility in undertaking important corporate actions, including adequate provision for shares available for issuance under our existing plans and arrangements, including our stock incentive plans and Shareholders Rights Plan. Pursuant to our Rights Agreement, dated August 12, 1997, sometimes called our "Shareholder Rights Plan," we may be called upon to issue a substantial number of shares (potentially exceeding 85% of our outstanding shares) if events occurred that triggered the exerciseability of the shareholders' rights. The Shareholder Rights Plan is a contractual device, commonly employed by public issuers, intended to induce parties interested in a hostile acquisition of control of the issuer, to negotiate with its board of directors in the best interests of the corporation. The additional authorized shares would also provide flexibility to use such shares in equity offerings to raise capital, in potential acquisitions of other companies, in the adoption of additional benefit or compensation plans or arrangements, in declaring potential future stock splits and/or stock dividends, and for other general corporate purposes. Other than as described in this proxy statement, the Company does not have any current plans, agreements, or understandings for stock issuances. The board will determine the terms of, including the consideration to be paid for, issuance of any such additional shares. Based on the foregoing, the board believes it is necessary and in the best interests of the shareholders to increase the number of authorized shares of common stock as described above.

     If this proposal is approved, all or any of the authorized shares may be issued without further action by the shareholders (unless such approval is required by applicable law or regulatory authorities). The issuance of shares other than on a pro rata basis to all shareholders would reduce the proportionate interest in the Company of each shareholder.

     The proposed amendments are set forth in Amended Article V and Section 6.01 of the Restated Articles of Incorporation, attached as Annex E .

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK. SUCH ACTION REQUIRES THAT THE VOTES CAST IN FAVOR OF SUCH PROPOSAL EXCEED THOSE CAST AGAINST, PROVIDED A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING SHARES IS PRESENT, IN PERSON OR BY PROXY.

              PROPOSAL V-- RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors proposes the ratification by the shareholders at the Annual Meeting of the appointment of the accounting firm of Crowe, Chizek and Company LLC ("Crowe Chizek") as independent auditors for the fiscal year ending October 3, 2004. The board of directors of the Company approved the engagement of Crowe Chizek as the Company's independent auditors by unanimous resolution at an October 30, 2003 meeting of the board of directors upon the recommendation of the Audit Committee. Crowe Chizek has served as auditors for the Company since July 27, 1998.

     A representative of Crowe Chizek is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

     Audit Fees. The aggregate fees billed for professional services rendered by Crowe Chizek for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the each of fiscal 2002 and 2003 were $78,500, and $102,860, respectively.

     Audit-Related Fees. The aggregate fees billed for professional services by Crowe Chizek for assurance and related services reasonably related to the audit and review services described under "Audit Fees" above for each of fiscal 2002 and 2003 were $23,475 and $53,260, respectively. The amount shown for 2003 consists of fees for benefit plan audits, services related to future compliance with the provisions of the Sarbanes-Oxley Act of 2002, and fees for audit services related to the proposed merger with Wheel to Wheel. The amount shown for 2002 consists of fees for benefit plan audits, services related to the future compliance with the provisions of the Sarbanes-Oxley Act of 2002, and fees for audit services related to the sale of two discontinued operations.

     Tax Fees.  The  aggregate  fees billed for  professional  services by Crowe
Chizek for tax compliance, tax advice and tax planning services for each of fiscal 2002 and 2003 were $113,580 and $166,915, respectively. Services include preparation of Federal, state, and benefit plan returns, tax planning and assistance with various business issues including the proposed merger with Wheel to Wheel, and correspondence with taxing authorities.

     All Other Fees. There were no fees billed by Crowe Chizek for products or for services other than the services described above for each fiscal 2002 and 2003.

     None of the foregoing services were required to be authorized by our audit committee after the engagement to provide such services under the exception for post engagement approval of certain de minimis permitted on-audit services described in 17 CFR 210.2-01(c)(7)(i)(C).

     Our audit committee requires pre-approval by the committee of all audit and permissible non-audit services to be provided by the independent auditor. Our audit committee charter authorizes the committee to delegate authority to pre-approve audit and permissible non-audit services to a member of the committee. Any decision of a committee member under delegated authority must be presented to the full committee at its next scheduled meeting.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.

                   FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Starcraft's officers and directors and persons who own more than 10% of Starcraft's common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Starcraft with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, Starcraft believes that during the fiscal year ended September 28, 2003, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with, except that Mr. Collins was late in filing a Form 4 to report the purchase of stock, Mr. Matteson was late in filing a Form 4 to report an option exercise, Mr. Stewart was late in filing the Form 3 to report that he had become a director and to report the option granted to him on the date he became a director and Mr. Stults was late in filing a Form 4 to report the sale of stock.


                       WHERE YOU CAN FIND MORE INFORMATION

     This proxy statement contains important business and financial information about Starcraft derived from documents that are not being delivered to you. However, this information is available to you without charge at your oral or written request. You can obtain these documents (other than exhibits to those documents) by requesting them in writing, or by telephone, as follows:

                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
                                 (574) 534-7827
                             info@starcraftcorp.com

     We have not authorized anyone to give you any information or to make any representation about us, Wheel to Wheel or the Wheel to Wheel acquisition, the contemplated increase in the number of authorized shares of our common stock or the other matters described herein, that differs from or adds to the information contained in this document, the documents incorporated by reference herein, or in the documents that we have filed with the Securities and Exchange Commission. Therefore, if anyone gives you any different or additional information, you should not rely on it.

     You should rely only on the information contained in this proxy statement to vote on the proposals submitted for vote. The information in this document speaks only as of the date indicated on the cover page of this document unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date indicated on the cover page of this proxy statement.

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy such materials at the following locations:


o The SEC's main office located at Office of Investors Education and Assistance, 450 Fifth Street, N.W., Washington, D.C. 20549 or email at help@sec.gov.

o The SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 or email at chicago@sec.gov.

o    The SEC's web site on the Internet at www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

     Certain matters discussed in this proxy statement are "forward-looking statements" intended to qualify for the safe harbors from liability established in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such statements may address domestic and international market and economic trends, Starcraft's products and marketing plans, anticipated capital expenditures, the adequacy of capital resources and other matters. All such forward-looking statements are subject to a number of material factors which could cause the statements or projections contained therein to be materially inaccurate. Such factors are described in Starcraft's Form 10-K for the year ended September 29, 2002, under the subsection entitled "Discussion of Forward-Looking Information" which is incorporated herein by reference.


                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next annual meeting of Starcraft to be held in 2005 must be received at the main office of Starcraft for the inclusion in the proxy statement no later than 120 days in advance of December 12, 2004. Any such proposal should be sent to the attention of Joseph E. Katona III, Secretary of Starcraft, at 1123 South Indiana Avenue, Goshen, Indiana 46527.

                      INFORMATION INCORPORATED BY REFERENCE

     The   following   materials   contained  in  our  2003  Annual  Report  are
incorporated by reference into this proxy statement. Our 2003 Annual Report accompanies this proxy statement.

     1. Audited Financial Statements of Starcraft Corporation for the three years ended September 28, 2003, and the notes thereto.

     2.  Starcraft's   Management's   Discussion  and  Analysis  of  Results  of
Operations and Financial Condition.

                                  OTHER MATTERS

     Management is not aware of any business to come before the special meeting other than those matters described in the proxy statement. However, if any other matters should properly come before the special meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this proxy statement may rest within the knowledge of persons other than Starcraft, Starcraft relies upon information furnished by others for the accuracy and completeness thereof.

                                 By Order of the Board of Directors

                                 /s/ Kelly L. Rose

                                 Kelly L. Rose, Chairman of the Board
                                          and Chief Executive Officer

December 12, 2003

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                              Wheel to Wheel, Inc.,
                    Wheel to Wheel Acquisition Company, LLC,
                             Starcraft Corporation,
                                       and
                           the Shareholders listed on
                           the Signature Pages hereto

                                                 Table of Contents

                                                                            Page

ARTICLE I The Merger...........................................................1

   SECTION 1.01   The Merger...................................................1
   SECTION 1.02   Effective Time...............................................2
   SECTION 1.03   Effects of the Merger........................................2
   SECTION 1.04   Articles of Incorporation and By-laws........................2
   SECTION 1.05   Directors....................................................3
   SECTION 1.06   Officers.....................................................3
   SECTION 1.07   Cancellation  and  Conversion  of the  Capital  Stock
                  and  Membership Interests of the Company and
                  Acquisition Subsidiary.......................................3
   SECTION 1.08   Exchange Procedure...........................................3

ARTICLE II Merger ExChange.....................................................4

   SECTION 2.01   The Merger Exchange..........................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.5

   SECTION 3.01   Organization; Good Standing..................................5
   SECTION 3.02   Capitalization; Title to Shares..............................6
   SECTION 3.03   Company Subsidiaries.........................................6
   SECTION 3.04   Authority Relative to this Agreement.........................6
   SECTION 3.05   Consents and Approvals; No Violations........................7
   SECTION 3.06   Financial Statements.........................................8
   SECTION 3.07   Absence of Undisclosed Liabilities...........................8
   SECTION 3.08   Absence of Certain Changes or Events.........................9
   SECTION 3.09   Company Agreements..........................................10
   SECTION 3.10   Real Property...............................................11
   SECTION 3.11   Machinery and Equipment.....................................12
   SECTION 3.12   Inventories.................................................12
   SECTION 3.13   Accounts Receivable.........................................12
   SECTION 3.14   Intellectual Property Rights................................12
   SECTION 3.15   Licenses....................................................13
   SECTION 3.16   Title to Assets.............................................13
   SECTION 3.17   Corporate Minute Books; Bank Accounts.......................14
   SECTION 3.18   Taxes.......................................................14
   SECTION 3.19   Employees; Benefit Plans....................................16
   SECTION 3.20   Insurance...................................................19
   SECTION 3.21   Litigation..................................................20
   SECTION 3.22   Compliance with Laws........................................20
   SECTION 3.23   NHTSA; Other Safety Standards...............................20
   SECTION 3.24   Product Liability; Product Recalls..........................21
   SECTION 3.25   Warranties..................................................21
   SECTION 3.26   Dealer Network; Rebates and Refunds.........................21
   SECTION 3.27   Environmental Matters.......................................22
   SECTION 3.28   Disclosure..................................................25
   SECTION 3.29   Limitation on Article III...................................25

ARTICLE III.A Representations and Warranties of the shareholders..............25

   SECTION 3.01A  Organization; Good Standing.................................25
   SECTION 3.02A  Title.......................................................25
   SECTION 3.03A  Authority Relative to this Agreement........................25
   SECTION 3.04a  Consents and Approvals; No Violations.......................26
   SECTION 3.05A  Litigation..................................................26
   SECTION 3.06A  Related Party Transactions..................................27
   SECTION 3.07A  Securities Law Matters......................................27

ARTICLE IV Representations and Warranties of Parent
           and Acquisition Subsidiary.........................................28

   SECTION 4.01   Organization; Good Standing.................................28
   SECTION 4.02   Capitalization; Title to Shares.............................28
   SECTION 4.03   Subsidiaries................................................29
   SECTION 4.04   Authority Relative to this Agreement........................29
   SECTION 4.05   Consents and Approvals; No Violations.......................29
   SECTION 4.06   Financial Statements........................................30
   SECTION 4.07   Absence of Undisclosed Liabilities..........................30
   SECTION 4.08   Absence of Certain Changes or Events........................31
   SECTION 4.09   Parent Agreements...........................................32
   SECTION 4.10   Real Property...............................................33
   SECTION 4.11   Machinery and Equipment.....................................34
   SECTION 4.12   Inventories.................................................34
   SECTION 4.13   Accounts Receivable.........................................34
   SECTION 4.14   Intellectual Property Rights................................34
   SECTION 4.15   Licenses....................................................35
   SECTION 4.16   Title to Assets.............................................35
   SECTION 4.17   Corporate Minute Books; Bank Accounts.......................35
   SECTION 4.18   Taxes.......................................................35
   SECTION 4.19   Employees; Benefit Plans....................................37
   SECTION 4.20   Insurance...................................................40
   SECTION 4.21   Litigation..................................................40
   SECTION 4.22   Compliance with Laws........................................41
   SECTION 4.23   NHTSA; Other Safety Standards...............................41
   SECTION 4.24   Product Liability; Product Recalls..........................41
   SECTION 4.25   Warranties..................................................42
   SECTION 4.26   Dealer Network; Rebates and Refunds.........................42
   SECTION 4.27   Environmental Matters.......................................42
   SECTION 4.28   Disclosure..................................................44
   SECTION 4.29   Limitation Article IV.......................................44

ARTICLE V COMPANY Conduct and Transactions Prior to Closing...................44

   SECTION 5.01   Conduct of Business.........................................44
   SECTION 5.02   Certain Changes or Events...................................45
   SECTION 5.03   Access to Information.......................................46
   SECTION 5.04   Non-Solicitation............................................46
   SECTION 5.05   Additional Agreements.......................................46
   SECTION 5.06   Communications with Agencies................................47
   SECTION 5.07   Public Disclosure...........................................47
   SECTION 5.08   Tax Matters.................................................47
   SECTION 5.09   Parent Ownership............................................47

ARTICLE V.A. PARENT CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.................48

   SECTION 5.01a  Conduct of Business.........................................48
   SECTION 5.02a  Certain Changes or Events...................................48
   SECTION 5.03a  Access to Information.......................................49
   SECTION 5.04a  Non-Solicitation............................................50
   SECTION 5.05a  Additional Agreements.......................................50
   SECTION 5.06a  Communications with Agencies................................50
   SECTION 5.07a  Public Disclosures..........................................50
   SECTION 5.08a  Tax Matters.................................................50
   SECTION 5.09A  Release of Guarantors.......................................51
   SECTION 5.10a  Regulatory Matters and Approvals............................51
   SECTION 5.11a  Company and Shareholder Approval............................51

ARTICLE V.b. certain agreements among the parties following the closing.......51

   SECTION 5.01b  Books and Records...........................................51
   SECTION 5.02b  Tax Cooperation.............................................52
   SECTION 5.03b  Governance..................................................52

ARTICLE VI CONDITIONS TO CLOSING..............................................53

   SECTION 6.01   Conditions to Obligations of Parent
                  and Acquisition Subsidiary..................................53
   SECTION 6.02   Conditions to Obligations of the Company
                  and the Shareholders........................................55

ARTICLE VII CLOSING...........................................................56

   SECTION 7.01   Closing Date................................................56
   SECTION 7.02   Deliveries by the Company and the Shareholders..............57
   SECTION 7.03   Deliveries by Parent and Acquisition Subsidiary.............57
   SECTION 7.04   Further Assurances..........................................57

ARTICLE VIII survival; indemnification........................................57

   SECTION 8.01   Survival Past Closing.......................................57
   SECTION 8.02   Indemnification by the Shareholders.........................58
   SECTION 8.03   Indemnification by Parent and Acquisition Subsidiary........59
   SECTION 8.04   Limitation on Indemnification...............................59
   SECTION 8.05   Indemnification Procedures..................................60

ARTICLE IX Termination of Agreement...........................................61

   SECTION 9.01   Events of Termination.......................................61
   SECTION 9.02   Effect of Termination.......................................62

ARTICLE X FINDER'S FEES...................................................... 62


ARTICLE XI NOTICES............................................................63


ARTICLE XII MISCELLANEOUS.....................................................64

   SECTION 12.01  Expenses....................................................64
   SECTION 12.02  Entire Agreement............................................64
   SECTION 12.03  Amendments and Waivers......................................65
   SECTION 12.04  Successors and Assigns......................................65
   SECTION 12.05  Governing Law...............................................65
   SECTION 12.06  Severability................................................65
   SECTION 12.07  No Third-Party Beneficiaries................................65
   SECTION 12.08  Attorneys' Fees.............................................65
   SECTION 12.09  Remedies....................................................66
   SECTION 12.10  Captions....................................................66
   SECTION 12.11  Counterparts................................................66
   SECTION 12.12  Certain References..........................................66
   SECTION 12.13  Interpretation..............................................66
   SECTION 12.14  Consent to Jurisdiction and Service of Process..............66
   SECTION 12.15  Shareholder Representative..................................67
   SECTION 12.16  Knowledge...................................................67
   SECTION 12.17  Material Adverse Effect.....................................68
   SECTION 12.18  Defined Terms...............................................68

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated effective October 29, 2003 (this "Agreement") by and among: Starcraft Corporation, an Indiana corporation
("Parent"); Wheel to Wheel Acquisition Company, LLC, an Indiana limited liability company ("Acquisition Subsidiary"); Wheel to Wheel, Inc., a Michigan corporation (the "Company"), the shareholders of the Company listed on the signature pages attached to this Agreement (the "Shareholders"); and Jeffrey P. Beitzel, as representative of the Shareholders (the "Shareholder Representative").

                              W I T N E S S E T H:


     WHEREAS, the Company and Company Subsidiaries are engaged in the business (the "Business") of aftermarket-parts manufacturing and marketing, up-fit customization and specialized packages, pace cars, show cars, and second-stage engineering, design, consulting, and product development for automotive original equipment manufacturers including, but not limited to the specific licensed products for GM SPO including Corvette, Hummer H2 and other accessory products (the "Products").

     WHEREAS, the Board of Directors of Company and Parent have determined that it is in the best interests of their respective companies and shareholders to merge the Company with and into Acquisition Subsidiary, subject to the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Shareholders own, and will own immediately prior to the Closing (as defined below), of record and beneficially, all of the issued and outstanding shares of Company's voting, $5.00 par value, common stock (the "Company Common Stock"), and, subject to the terms and conditions of this Agreement, the Shareholders have agreed, in their capacity as Shareholders, to enter into this Agreement and consummate the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the promises and the mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Indiana Business Corporation Law (the "IBCL") and the Michigan Business Corporation Act (the "MBCA"), at the Effective Time (as defined below) Company will be merged with and into Acquisition Subsidiary, Company's separate corporate existence will cease, and the Acquisition Subsidiary will continue as the surviving company and as a wholly-owned subsidiary of Parent (the "Merger"). The Acquisition Subsidiary as the surviving company after the Merger is sometimes referred to herein as the "Surviving Company".

SECTION 1.02 Effective Time. The parties shall prepare, execute and deliver articles of merger, a certificate of merger and/or other appropriate documents necessary to effectuate the Merger (in any such case, the "Articles of Merger") in accordance with the relevant provisions of the IBCL and MBCA and file same with the Secretary of State of the State of Indiana and the State of Michigan. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Indiana or at such subsequent time or date as Parent and the Company shall agree and specify in the Articles of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

SECTION 1.03 Effects of the Merger. At and after the Effective Time, the Surviving Company shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of the Company and Acquisition Subsidiary; all debts due to the Company and Acquisition Subsidiary shall be vested in the Surviving Company; all claims, demands, property, rights, privileges, powers and franchises and every other interest of the Company and Acquisition Subsidiary shall be as effectively the property of the Surviving Company as they were of the Company and Acquisition Subsidiary, respectively; the title to any real estate vested by deed or otherwise in the Company and Acquisition Subsidiary shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Company; all rights of creditors and all liens upon any property of the Company and Acquisition Subsidiary shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time of the Merger; and all debts, liabilities, and duties of the Company and Acquisition Subsidiary shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. No private letter ruling is or has been applied for with the Internal Revenue Service ("IRS"), and the parties shall each rely upon their own (and only their own) tax, financial, and legal advice in connection with the effects of Merger and tax consequences related thereto. The parties intend for the Merger to qualify as a tax-free reorganization under ss.368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code") and agree not to knowingly take any action or enter into any transaction prior to or following the Closing that results in the Merger not meeting the requirements of a reorganization under ss.368(a)(1)(A) of the Code by final action of the IRS that is not subject to appeal.

SECTION 1.04 Articles of Incorporation and By-laws.

     (a) The Articles of Organization, as amended, of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     (b) The Operating Agreement and By-laws of the Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the Operating Agreement and By-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

SECTION 1.05 Directors. Subject to Section 5.03B, the directors of Acquisition Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.06 Officers. Subject to Section 5.03B, the officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07 Cancellation and Conversion of the Capital Stock and Membership Interests of the Company and Acquisition Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock or membership interests of the Company, Parent or Acquisition Subsidiary:

     (a) Membership Interests of Acquisition Subsidiary. Each issued and outstanding membership interest of Acquisition Subsidiary shall be converted into and shall become one validly issued, fully paid and nonassessable membership interest of the Surviving Company.

     (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company as treasury stock immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist.

     (c) Cancellation of the Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option, whether or not then exercisable or vested, shall automatically be cancelled and retired and shall cease to exist.

     (d) Conversion of the Company Common Stock. All of the shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.07(b)) shall be exchanged for shares of voting common stock, no par value, of the Parent (the "Parent Common Stock") in the Merger Exchange described in Section 2.01. Each share of Parent Common Stock issued in the Merger Exchange shall be issued with one (1) common share purchase right pursuant to the Parent's Rights Agreement, dated as of August 12, 1997, as amended from time to time (the "Rights Agreement").

SECTION 1.08 Exchange Procedure.

     (a) Exchange Procedure. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist. At Closing, each Shareholder shall surrender to Company a certificate or certificates that immediately prior to Closing and the Effective Time represented all such Shareholder's shares (a "Certificate"), and at the Effective Time the Certificate shall cease to have any rights with respect thereto, except the right to receive Parent Common Stock in the Merger Exchange in accordance with Section 2.01. At the Effective Time, and upon surrender of a Certificate to Parent for cancellation, the Shareholder shall be entitled to receive and shall receive in exchange therefor stock certificates of Parent in the amount of Parent Common Stock described in and determined pursuant to Sections 2.01, and the Certificate so surrendered shall forthwith be canceled.

     (b) No Further Ownership Rights in Company Common Stock. All Parent Common Stock issued in exchange for, and upon the surrender of, a Certificate in accordance with the terms of this Article I shall be deemed to have been exchanged in full satisfaction of all rights of Shareholder pertaining to the Certificate and to the shares of Company Common Stock formerly represented by such Certificate.

                                   ARTICLE II
                                 MERGER EXCHANGE

SECTION 2.01 The Merger Exchange.

     (a) Determination of Merger Exchange. The total amount of Parent Common Stock to be exchanged (the "Merger Exchange") for all of the shares of Company Common Stock shall be Three Million Five Hundred Fifty Thousand (3,550,000) shares of Parent Common Stock. The Parent Common Stock issued to Shareholders shall be validly issued, fully paid, and non-assessable shares of Parent Common Stock, and shall have the same rights as each and every other share of authorized Parent Common Stock, including, without limitation, voting rights and dividend rights.

     (b) Calculation of the Merger Exchange. On the Closing Date, the Merger Exchange shall be consummated as follows: each Shareholder of the Company shall receive in exchange for all of the Company Common Stock owned by each Shareholder an amount of Parent Common Stock in respect thereof equal to the product obtained by multiplying (i) that percentage of all of the issued and outstanding Company Common Stock owned by such Shareholder, by (ii) the total number of shares of Parent Common Stock issued in connection with the Merger Exchange. For example, a Shareholder with one-third of the issued and outstanding Company Common Stock shall receive in exchange therefor one-third of the Parent Common Stock to be issued in the Merger Exchange, to-wit: (1/3) (3,550,000) = 1,183,333 shares of Parent Common Stock. Percentages shall be rounded up or down to the nearest whole percentage, with a percentage ending in ..50% rounded down.

     (c) Private Placement. At Closing, the Parent Common Stock shall not have been registered under applicable Federal or State securities laws. Each Shareholder will receive Parent Common Stock in a private placement exempt from registration under applicable provisions of the Securities Act of 1933, as amended ("Securities Act"), and regulations thereunder, and Indiana and Michigan securities laws. Accordingly, such shares shall be "legended," will be restricted securities as defined in Rule 144 under the Securities Act and the recipient's resale of the Parent Common Stock will be governed by, among other provisions, SEC Rule 144, this Agreement and by Parent's Policy on Securities Trades by Company Personnel (as applicable), a copy of which has been furnished to or has been made available to Shareholders. A Shareholder shall not sell his or her Parent Common Stock without registration (as set forth herein or otherwise) under the Securities Act and any applicable Blue Sky laws, or unless an exemption from registration is available and the Shareholder has provided to Parent an opinion of counsel satisfactory to the Parent that such registration is not required in connection with any such transaction.

     (d) Share Transfer Matters. The ability of the Shareholders to sell, transfer or hypothecate their shares of Parent Common Stock shall be governed by Federal and State securities laws, this Agreement (including Schedule 2.01(d), which all parties agree to), and Parent's Policy on Securities Trades by Company Personnel (as applicable). Parent agrees in good faith to use best efforts to file and to cause to become effective (at the times provided in Schedule 2.01(d)) registration statements under the Securities Act registering all Parent Common Stock then held by each of the Shareholders for public re-sale, in accordance with the terms of Schedule 2.01(d) (the "Registration Rights"). Each Shareholder shall cooperate in all respects with the reasonable requests of Parent to effect such registration and shall comply with the provisions of the Registration Rights applicable to Shareholders. Parent shall likewise comply with the provisions of the Registration Rights applicable to it.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

     The Company and only those Shareholders listed on Schedule 3.02(b) with a percentage of Company Common Stock in excess of ten (10%) percent ("Key Shareholders") hereby represent and warrant, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations and warranties shall be deemed to be independently material and to have been relied upon by Parent and Acquisition Subsidiary:

SECTION 3.01 Organization; Good Standing. The Company and each Company Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of the State of Michigan, and Company and each Company Subsidiary has full power and authority, corporate and other, to own and operate its property (including the operation of leased property) and to carry on their business, including the Business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification or licensing necessary, except that if the Company is not so qualified in any such jurisdiction, it can become qualified without any Material Adverse Effect (as defined below). True and complete copies of the Company's Articles of Incorporation and By-laws (including all amendments thereto), and the formative documents of each Company Subsidiary, have been delivered or made available to Parent.

SECTION 3.02 Capitalization; Title to Shares.

     (a) The Company's authorized capital stock consists solely of fifty thousand (50,000) shares of Company Common Stock. As of the date hereof, (i) nine thousand five hundred forty (9,540) shares of Company Common Stock are issued and outstanding, and (ii) there are no Company Stock Options (as defined below) issued and outstanding. The Company has nine thousand five hundred forty (9,540) issued and outstanding shares of common stock entitled to vote with respect to the Merger, which common stock is the only class of equity securities of the Company issued and outstanding and entitled to vote with respect to the Merger. All outstanding shares of Company Common Stock are and will on the Closing Date be validly issued, fully paid and non-assessable. The Shareholders own, of record and beneficially, all of the Company Common Stock as of the date hereof and will own the same, of record and beneficially, immediately prior to the Closing. Company owns of record and beneficially, all of the outstanding membership interests in each Company Subsidiary, and will own the same, of record and beneficially, immediately prior to the Closing.

     (b) Schedule 3.02(b) is a true and complete list as of the date hereof, and as of the Closing Date, of all issued and outstanding shares of the Company Common Stock and the names and number of shares owned by each of the Shareholders thereof. Each Shareholder owns of record and beneficially the number and percentage of shares of Company Common Stock set forth next to such Shareholder's name, as described in Schedule 3.02(b).

     (c) Except as disclosed on Schedule 3.02(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of capital stock of the Company or any security convertible into or exchangeable for shares of capital stock of the Company, nor is there presently outstanding any security convertible into or exchangeable for shares of capital stock of the Company, nor has the Company or any Shareholder entered into any agreement with respect to any of the foregoing (the "Company Stock Options"). Except as described on
Schedule 3.02(c), the Company has no obligation to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity or voting interests in, the Company. There are no irrevocable proxies and no voting agreements to which the Company or any Shareholder is a party with respect to any shares of the capital stock or other voting securities of the Company.

SECTION 3.03 Company Subsidiaries. Except for Wheel to Wheel Parts.COM, LLC and Wheel to Wheel Powertrain, LLC (the "Company Subsidiaries"), Company does not have, nor has the Company ever had, any subsidiaries and the Company does not own, nor has the Company ever owned, directly or indirectly, any capital stock of or other equity or voting interests in, any corporation, partnership, limited liability company, joint venture, association or other entity (or disregarded entity for purposes of the Code) (domestic or non-domestic).

SECTION 3.04 Authority Relative to this Agreement. The Company has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been duly authorized by all requisite corporate action (including all action required of the Company's Board of Directors and the Shareholders) and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the documents and instruments to be executed and delivered by it pursuant hereto, or to consummate the transactions contemplated hereby or thereby. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by the Company and are and will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms.

SECTION 3.05 Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the NASDAQ Stock Market, the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Securities Act, state Blue Sky laws, the filing of the Articles of Merger as required by the IBCL and MBCA, and applicable pre-merger notifications with and waiting periods imposed by the Federal Trade Commission under the Hart-Scott-Rodino Anti-Trust Improvements Act (the "HSR"), no filing or registration with and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("Governmental Entity"), is necessary for the consummation by the Company or Shareholders of the transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby,  nor  compliance  by the Company with any of the  provisions  hereof or thereof, will at Closing (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens (as defined below)) in or upon any of the properties or assets of the Company under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, guarantee, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby. For purposes of this Agreement "Lien" means pledges, mortgages, security interests, claims, charges and other encumbrances of any kind or nature whatsoever; the term "Permitted Liens" shall mean (a) liens held by a party's primary commercial lender ("Bank")'; (b) liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of protests;
(c) the interests of lessors under operating leases and purchase money liens of lessors under capital leases and so long as the lien only attaches to the asset purchased or acquired and only secured the purchase price of the assets; (d) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers incurred in the ordinary course of business and not in connection with the borrowing of money, and which liens either (i) are for sums not yet due and payable, or (ii) are the subject of protests; (e) liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance; (f) liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business and not in connection with the borrowing of money; (g) liens arising by reason of security for surety or appeal bonds in the ordinary course of business; (h) liens of or resulting from any judgment or award that would not be a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which an appeal or proceeding for a review is pending, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (i) with respect to any leases or owned real property all matters of record, all easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exists on properties of companies engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation, or materially interfere with the ordinary conduct of business; and (j) the interests of licensors under any license agreements for intellectual property, including software, imbedded software, and the like. Permitted Liens shall not include liens, assessments, or governmental charges for income tax, gross receipts tax, inventory tax, or intangibles tax.

SECTION 3.06 Financial Statements. Company has furnished or made available to Parent true and complete copies of its (a) unaudited balance sheet for the period ending June 30, 2003 and the related statements of income, shareholders' equity and cash flow for the period from September 30, 2002 through June 30, 2003 (the "Interim Statements"), and (b) the unaudited balance sheet for the periods ended September 30, 2002, 2001, and 2000, and the related statements of income, shareholders' equity, and cash flow for the fiscal years then ended. All such statements described in (a) and (b) are collectively referred to as the "Unaudited Financial Statements." The Unaudited Financial Statements have been prepared in conformity with GAAP (excluding any footnote disclosures required under GAAP) applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of the Company's operations for the periods then ended (subject, in the case of the Interim Statements, to normal and recurring year-end audit adjustments, none of which, individually or in the aggregate, are expected to be material in the absence of footnotes otherwise required under GAAP). The Unaudited Financial Statements reflect an accrual for taxes (State and Federal) sufficient in all respects, for each of the respective periods then ending in the Unaudited Financial Statements.

SECTION 3.07 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Unaudited Financial Statements, the Company had no other liabilities or obligations that are required to be recorded in accordance with GAAP, as of the dates thereof, other than (a) obligations of continued performance under the Company's Agreements (as defined below), and (b) commitments and arrangements incident to the normal conduct of business, known or unknown, secured or unsecured (whether accrued, absolute, contingent or otherwise). Since June 30, 2003, the Company has incurred no liabilities or obligations other than (i) current liabilities incurred in the ordinary course of business consistent with past practice, or (ii) in connection with the transactions contemplated hereby.

SECTION 3.08 Absence of Certain Changes or Events. At Closing, Company shall own fifty percent (50%) of the membership interests in each of Tecstar Manufacturing Canada Limited, a Nova Scotia limited company ("Tecstar Canada"), Tesctar, LLC, an Indiana limited liability company ("Tecstar USA"), and Tarxien Automotive Products Limited, a Nova Scotia limited company ("Tarxien"). Since June 30, 2003, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred any event or condition which has or may reasonably be expected to have a Material Adverse Effect including, and without limiting the generality of the foregoing, the Company has not (a) incurred any obligation or liability, secured or unsecured (whether accrued, absolute, contingent or otherwise), whether due or to become due, except current liabilities in the ordinary course of business consistent with past practice or those reflected on the Unaudited Financial Statements, (b) discharged or satisfied any Lien (except for Permitted Liens) or paid any obligation or liability, except current liabilities becoming due in the ordinary course of business consistent with past practice, (c) mortgaged, pledged or subjected to a Lien (except for Permitted Liens) any of the Company's properties or assets, (d) sold, transferred, licensed or otherwise disposed of any of the Company's properties or assets other than in the ordinary course of business consistent with past practice, (e) increased the compensation payable or to become payable by it to any of its directors, officers, salaried employees or agents whose total annual individual compensation for services rendered after any such increase is more than One Hundred Thousand ($100,000) Dollars, except as provided by an agreement either written or oral, the terms of which have been disclosed to Parent, or made any bonus, percentage of compensation or other like benefit accruing to or for the credit of any such directors, officers, employees, consultants or agents of the Company, except in accordance with a Company Benefit Plan (as defined below), (f) terminated or received any notice of termination of any material contract, license, lease, trademark, patent, patent application, copyright or trade name protection or other agreement, (g) suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Company's properties or assets, (h) suffered any taking or seizure of all or any part of the Company's properties or assets by condemnation or eminent domain, (i) experienced any material change in its relations with its vendors, suppliers, lenders, dealers, distributors, customers, employees, consultants or agents, (j) except as disclosed on Schedule 3.08, acquired any capital stock or other securities of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, firm or corporation (other than advances to employees in the ordinary course of business consistent with past practice), (k) made any capital expenditures or capital additions exceeding One Hundred Fifty Thousand ($150,000) Dollars singly or Two Hundred Thousand ($200,000) Dollars in the aggregate, (1) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body affecting its financial condition, its property or its business operations involving a claim in excess of Twenty Thousand ($20,000) Dollars, (m) made any purchase commitment in excess of normal ordinary and usual requirements or made any material change in its selling, pricing or personnel practices other than in the ordinary course of business consistent with past practice, (n) made any change in accounting principles or methods or in the manner of keeping books, accounts and records of the Company which is, or may be, inconsistent with the principles or methodology by which the Unaudited Financial Statements have been prepared, (o) entered into any contract, agreement, lease or other arrangement or transaction or taken any other action, except in the ordinary course of business consistent with past practice, (p) changed the authorized capital stock of the Company, redeemed any capital stock of the Company, issued, sold or otherwise disposed of any capital stock of the Company or any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company, or entered into any agreements creating funded indebtedness of the Company, (q) made any declaration, setting aside or payment of any dividend or any other distribution (whether in cash, stock or property) in respect of its capital stock, or (r) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (q) of this
Section 3.08.

SECTION 3.09 Company Agreements.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company is not and to the knowledge of the Company, no other party to any Company Agreement (defined below) is in default under any Company Agreement (defined below). "Company Agreement" is defined as all Company contracts, including but not limited to, executory agreements (including dealer and distributor agreements), purchase orders (other than purchase commitments for raw materials and supplies in the ordinary course of business), bailment agreements, equipment leases, commitments, contracts, employment agreements, repurchase or floor plan financing agreements, warranties, guarantees, understandings or other agreements, whether written or verbal, which involve or may involve any of the following: (a) the payment of more than Fifty Thousand ($50,000) Dollars, (b) which are of a duration in excess of twelve (12) months from the date of execution thereof, (c) to which any shareholder, officer, director or employee of the Company or any member of such person's immediate family, or any business entity in which such person is a partner, investor, officer or director, is a party in any capacity, (d) which contain a covenant restricting the ability of the Company (or which, following the Closing, could restrict the ability of Company) to compete in any business or in any geographic area or to employ or solicit the employment of any person or requiring the Company to maintain the confidentiality of any information, or
(e) which relate to any indebtedness (which term shall include indemnification obligations, capital leases and operating leases) of the Company that is outstanding or may be incurred or any guarantees of or by the Company of indebtedness of any other person.

     (b) Schedule 3.09(b) lists each obligation of Company guaranteed by Shareholders that is the subject of Section 5.09A, together with the amount of each such obligation and the Company Agreement under which it arises.

SECTION 3.10 Real Property.

     (a) Company has furnished or made available to Parent a true and complete list of all real property interests now owned or ever owned by the Company or any Company Subsidiary (the "Owned Real Property") and any contract for the purchase or sale of real property to which the Company or any Company Subsidiary is a party or is bound. The Company or a Company Subsidiary has good and marketable fee simple title to the Owned Real Property, subject only to Permitted Liens. Each parcel of Owned Real Property and all improvements located thereon (i) complies in all material respects with all covenants, conditions and restrictions of record affecting such property, (ii) is not presently occupied or used by any party other than its owner, and (iii) is not subject to any option to purchase or lease, right of first refusal to purchase or lease, reversionary interest or other instrument or Lien, whether recorded or unrecorded, which would prohibit or require the consent or waiver of another party to the transactions contemplated hereby or any subsequent sale or lease of the property. There are no taxes currently levied against the Owned Real Property which are due and payable and have not been paid. No party has provided goods or services to or in connection with the Owned Real Property which will result in any mechanic's, materialmens', supplier's or other Lien as a result of the wrongful failure to pay for the same prior to Closing.

     (b) Company has furnished or made available to Parent a true and complete list of Company and Company Subsidiary real property leases (the "Real Property Leases") which constitute all leases, subleases or licenses of real property (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"), whether written or oral, to which the Company or any Company Subsidiary is or was a party, or is or was bound. The Company or each Company Subsidiary has valid and enforceable leasehold interests in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). Each Real Property Lease affords the Company or Company Subsidiary peaceful and undisturbed possession of the Leased Real Property covered thereby and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) on the part of the Company or, to the knowledge of the Company, on the part of the lessor thereunder which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such lease, give rise to a right in the lessor to terminate the lease or change any of the material terms thereof or render the lessee liable to incur any expenditure under such lease. The monthly rental rates payable by the Company or Company Subsidiary under each lease do not exceed the fair market monthly rental rates charged by lessors for similarly situated properties within the respective real estate market of such Real Property Lease.

     (c) To the knowledge of the Company, the Real Property and improvements thereon may lawfully be used in connection with the Business. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, the Real Property and improvements are in compliance with all applicable laws, rules, regulations and ordinances of all Governmental Entities including, but not limited to, zoning, building, health, safety and Environmental Laws and the Company has not received any notices of violations with respect thereto.

SECTION 3.11 Machinery and Equipment. All machinery, equipment and other tangible assets, including, but not limited to, computer equipment, of the Company and any Company Subsidiary utilized in the operation of their business including the Business, and are in good operating condition and in a state of good repair sufficient for the conduct of normal operations without the necessity of any known capital expenditure in excess of One Hundred Fifty Thousand ($150,000) Dollars. The Company's and Company Subsidiary's assets and properties (including leased assets and properties, if any) are adequate to enable the Company and each Company Subsidiary to conduct their business, including the Business, as now being conducted. The Company and/or Company Subsidiaries do not have any commitment or plan to make any capital expenditure in excess of Two Hundred Thousand ($200,000) Dollars.

SECTION 3.12 Inventories. The inventories of the Company and each Company Subsidiary consist of raw materials, work in process and finished goods of a quality and quantity usable or salable in the ordinary course of business, except for any (a) slow moving or obsolete inventory or (b) inventory of below-standard quality, all of which inventory is immaterial or has been written off or written down to realizable value. The valuation at which the inventories of the Company are carried on the Unaudited Financial Statements reflects the normal inventory valuation policy of the Company (applied in accordance with
GAAP) which states that inventory at the lower of cost (first-in-first-out-method) or market and the Company's regular costing standards with respect to work in process and finished goods inventory.

SECTION 3.13 Accounts Receivable. All accounts receivable result from and will result from bona fide sales made by the Company or a Company Subsidiary are in the ordinary course of business consistent with past practice and have been collected or will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP.

SECTION 3.14 Intellectual Property Rights. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) the Company owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used or held for use by the Company or Company Subsidiary, and all goodwill associated therewith on or with respect to the Products in the same manner in which any such Intellectual Property Right have been or are now being used, (b) the Company or Company Subsidiary has not infringed upon, misappropriated or otherwise violated any Intellectual Property Right or other proprietary information of any other person, (c) there is no claim, demand or proceeding pending or threatened, that pertains to or challenges the right of the Company or Company Subsidiary to use any of the Intellectual Property Rights (including any claim that the Company or Company Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person), (d) the Company or Company Subsidiary has not granted any license or other right and has no obligation to grant any license or other right with respect thereto, (e) no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of the Company or Company Subsidiary, (f) the Company or Company Subsidiary is the licensee under fully paid, enforceable licenses that govern its use of software in which any third party has Intellectual Property Rights, (g) each of such licenses remains in full force and effect, (h) the Company or Company Subsidiary has not breached any such license, and (i) the Company or Company Subsidiary has paid all amounts that have heretofore become due and payable in respect of such licenses. As used in this Agreement, "Intellectual Property Rights" means, collectively, with respect to the U.S. and Canada, any and all now known or hereafter known tangible and intangible: (i) rights associated with works of authorship including copyrights, moral rights and mask-works, (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patent rights, designs, algorithms, computer programs, methods of doing business, other proprietary ideas, designs, concepts, techniques, inventions, discoveries and improvements, whether or not patentable and other industrial property rights,
(v) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, (vi) all registrations, initial applications, renewals, extensions, continuations, continuations-in-part, divisions or reissues thereof now or hereafter existing, made or in force (including any rights in any of the foregoing), (vii) Internet websites, rights in domain names, computer programs and software (other than over-the-counter software available to the general public or "shrink wrap" software), and (viii) any other service mark, design, logo, trade secret, know-how, customer list or financial, business, marketing or other information, material or industrial property of a party or any of its affiliates.

SECTION 3.15 Licenses. Company has furnished or made available to Parent a true and complete list of all patents, franchises, permits, licenses, certificates and consents required from any Governmental Entity or any other person necessary to enable the Company or Company Subsidiary to carry on their business, including the Business as now conducted and to own and operate their properties (including leased property) as now owned and operated (collectively, "Licenses"), except for those licenses that are not, individually or in the aggregate material to the operation of the Business. Each of the Licenses will remain in full force and effect following consummation of the transactions contemplated by this Agreement.

SECTION 3.16 Title to Assets. All of the Company's and Company Subsidiary's assets and properties and all assets and properties necessary or required in connection with the operation of the Business will, on the Closing Date, be owned by the Company or Company Subsidiary, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. There are not and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Company's assets or properties.

SECTION 3.17 Corporate Minute Books; Bank Accounts

     (a) The minute books of the Company and each Company Subsidiary contain complete and accurate records of all meetings which were required to be convened and other corporate actions of its shareholders and directors and committees of directors (if any) which were required to be taken, in each case pursuant to the Company's or Company Subsidiary's Articles of Incorporation or Organization, as amended, and/or any agreements to which the Company or Company Subsidiary is a party. True and complete copies of the minute books have been delivered or made available to Parent.

     (b) Company has furnished or made available to Parent a complete and correct list of all bank accounts and safe deposit boxes of the Company and Company Subsidiaries and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company or a Company Subsidiary.

SECTION 3.18 Taxes.

     (a) The Company and Shareholders revoked the election pursuant to section 1362(a)(1) of the Code of 1986, to be treated as an "S Corporation" within the meaning of sections 1361 and 1362 of the Code, effective September 30, 1998. For the tax year commencing June 11, 1996, and all subsequent taxable years of the Company ending September 30, 1998, the Company at all times qualified as an S Corporation and incurred no liability for federal or state income tax (including under Sections 1374 and 1375 of the Code).

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary (i) has filed all federal, state and local tax returns required by law in the legally prescribed time (including extensions) and manner and such returns are true and complete in all material respects, (ii) has timely paid, or made a provision for the timely payment of, all taxes shown as due on such returns and all taxes otherwise due and the Unaudited Financial Statements adequately provided in accordance with GAAP for all taxes payable by the Company or Company Subsidiary (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof or, with respect to the period in which the Closing occurs, such taxes (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) will be accrued through the Closing Date, (iii) has made all payments required by any governmental program of workers social security or unemployment compensation, (iv) has withheld and, to the extent due, paid over to the appropriate Governmental Entity all amounts required by law to be withheld from the wages or salaries of employees, (v) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, (vi) has paid or will pay over to the appropriate Governmental Entity all sales or use taxes referable to the Company's or Company Subsidiary's operations due as of the Closing Date and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due, (vii) there are no claims pending or, to the knowledge of the Company, threatened against the Company for past due taxes, (viii) the Company has not requested any extension of the time within which to file any tax return in respect of any taxable year which has not since been filed, and (ix) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns has been given by or on behalf of the Company. True and complete copies of all Federal income and State single business tax returns of the Company and each Company Subsidiary for the years 2001 and 2002 have been delivered to Parent.

     (c) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reflected in the Unaudited Financial Statements (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) and no requests for waivers of the time to assess any such taxes have been granted or are pending, (ii) there is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended, and (iii) none of the assets or properties of the Company or any Company Subsidiary is subject to any tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

     (d) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or a Company Subsidiary does not file tax returns to the effect that the Company or Company Subsidiary is or may be subject to taxation by that jurisdiction.

     (e) The Company has not been a member of an affiliated, consolidated, combined or unitary group for tax purposes or made any election or participated in any arrangement whereby any tax liability or any tax asset of the Company was determined or taken into account for tax purposes with reference to or in conjunction with any tax liability or any tax asset of any other person.

     (f) Neither the Company nor a Company Subsidiary is a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of the Company to any taxing authority is determined or taken into account with reference to the activities of any other person and the Company is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such tax is imposed on the Company.

     (g) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company (and Surviving Company and Parent on a consolidated basis) will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending the Company's 2003 fiscal year end or thereafter as a result of any (i) change made prior to the Closing Date in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or corresponding or similar provision of stock, local or foreign income Tax law) executed prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) disallowance by the IRS of the Company's treatment (or a like treatment by Surviving Company and Parent on a consolidated basis) of an item of income or deduction, as reflected on the Parent's Financial Statements, and continuation of such treatment after the Merger.

     (h) Neither the Company nor a Company Subsidiary has, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's adjusted tax basis for the acquired assets was determined, in whole or in part, by reference to the adjusted tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

     (i) As used in this Agreement, "taxes" shall include all (x) domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, real and personal property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect to any of the foregoing and (y) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the types described in clause (x) or (y). As used in this Agreement, "tax return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to taxes, including information returns, any documents with respect to or accompanying payments of estimated taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

SECTION 3.19 Employees; Benefit Plans.

     (a) Employees. Company has furnished or made available to Parent a true and complete list of the names and current salary rates of all present directors, officers and salaried employees of the Company or any Company Subsidiary whose total current annual compensation is One Hundred Thousand ($100,000) Dollars or more, together with a summary showing the salaries, bonuses, additional compensation and other like benefits, if any, paid or payable to such persons for the fiscal year ending September 30, 2003. All salaries, bonuses, additional compensation and other like benefits, including vacation, of all past and present employees of the Company and each Company Subsidiary are properly accrued and reserved on the Unaudited Financial Statements in accordance with GAAP. To the knowledge of the Company, and except as otherwise required by an express provision of this Agreement, no officer or "Key Employee" (which means, as used herein, any salaried employee whose annual compensation is Two Hundred Fifty Thousand ($250,000) Dollars or more) of the Company or any Company Subsidiary presently intends to terminate his or her employment with the Company or any Company Subsidiary nor does the Company or any Company Subsidiary have any present intention to terminate the employment of any officer or such Key Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Company and each Company Subsidiary (i) has correctly categorized all employees as either employees or independent contractors for federal tax purposes and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees and (iii) has provided employees with the benefits to which they are entitled pursuant to the terms of all Company Benefit Plans (as defined below).

     (b) Employment, Severance and Stay Bonus Agreements. Company has furnished or made available to Parent a true and complete description of (i) any contract with any present director, officer, employee or consultant of the Company or any Company Subsidiary, (ii) any employment, termination, severance or stay bonus agreement, (iii) any agreement with any director, officer, employee or consultant of the Company or any Company Subsidiary (A) the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment or service of such officer or employee, or
(iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement. Furthermore, the Company has not made or become obligated to make or will, as a result of any event connected with the transactions contemplated hereby, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof). Any amount that could be received (whether in cash, property or vesting of property) as a result of the transaction contemplated by this Agreement (or their termination of service incidental to such transaction) by any officer, director, employee or independent contractor of the Company who is a "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1), under any employment arrangement or Company Benefit Plan (as defined below) would not be characterized as an "excess parachute payment" as defined in
Section 280G of the Code.

     (c) Benefit Plans. Company has furnished or made available to Parent a true and complete copy of all bonus, profit-sharing, stock purchase, stock option, equity based, pension, retirement, health, welfare, severance pay, change in control, employment or any other current or deferred remuneration or compensation plan, arrangement or practice of any kind and other fringe benefits, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all "employee pension benefit plans" (as defined in
Section 3(2) of ERISA) (collectively, "Company Benefit Plans") maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer (a "Commonly Controlled Entity") under
Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former directors, officers, employees or consultants of the Company. The Company has no other Company Benefit Plan currently in existence which is subject to the requirements of ERISA. With respect to each Company Benefit Plan:

          (i) The Company has provided or made available to Parent, true and complete copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof),
               (B) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms. The Company and all the Company Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and all other applicable law. The Company has timely filed all required documents and reports, including IRS Form 5500, for each such Company Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Company Benefit Plan. No individuals have been improperly excluded from participating in any Company Benefit Plan;

          (ii) Neither the Company nor any Commonly Controlled Entity has ever maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or
               Section 412 of the Code;

          (iii)With respect to any Company Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company on or at any time after the Effective Time;

          (iv) Each Company Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and there are not any circumstances which could result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to any of the Company Benefit Plans. The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

          (v) All contributions made or required to be made under the terms of any Company Benefit Plan for any period have been timely made or have been reflected on the Unaudited Financial Statements;

          (vi) The Company has no obligations for retiree health and life benefits under any Company Benefit Plan nor has the Company ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

     (d) Collective Bargaining Agreements. None of the Company's or a Company Subsidiary's employees is covered by a collective bargaining agreement and there is no union or other organization seeking or claiming to represent any such employees. There is no labor dispute, strike, work stoppage or lockout or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or a Company Subsidiary.

SECTION 3.20 Insurance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) all insurance policies are adequate to insure the risks covered thereby, and (b) the Company is not, nor will it be on the Closing Date, in default in any respect under any such policy and the Company shall continue such policies in force and effect through the Closing Date.

SECTION 3.21 Litigation. To the knowledge of the Company, there is no legal action, suit, arbitration or legal or administrative proceeding or investigation pending, or threatened, against the Company or any Company Subsidiary or any Shareholder as to which any of them is a party that (a) affects the Company, the Business or any of the Company's properties or assets or any Company Subsidiary,
(b) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or any of the Shareholders pursuant hereto or the right of the Company or any of the Shareholders to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby,
(c) and which if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Company or any of the Company Subsidiaries or the Shareholders to perform their respective obligations under this Agreement or any such other documents or instruments. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (a) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any other such action, suit, arbitration or other proceeding or investigation, (b) the Unaudited Financial Statements include an adequate reserve, determined in accordance with GAAP, for all liability or potential liability resulting or arising from any action, suit, arbitration or other proceeding or investigation involving Company or any Company Subsidiary, and (c) the Company or any Company Subsidiary is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which could be reasonably likely to prevent or materially delay the Company's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 3.22 Compliance with Laws. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary has complied with, is in compliance with and has not received notice of any violation of, any and all applicable laws, rules, regulations and ordinances regulating or relating to the Business, including but not limited to those relating to the Securities Act, the Exchange Act, the employment of labor (including labor who are not U.S. citizens), the establishment and maintenance of working conditions for labor, employee safety, environmental and conservation matters, the manufacture, sale and distribution of the Products, the North American Free Trade Agreement, as amended, and the establishment and maintenance of the Company's or Company Subsidiaries' relationships with suppliers and customers.

SECTION 3.23 NHTSA; Other Safety Standards. Neither the Company nor any Company Subsidiary has received any notices or other correspondence from the National Highway Traffic Safety Administration ("NHTSA") relating to the Products. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company,
(a) the Company and each Company Subsidiary has complied with all NHTSA requirements, including but not limited to Federal Motor Vehicle Safety Standards, in effect from time to time in connection with the manufacture of the Products, (b) all of the Products are and have been, at the time of sale, in compliance with all other safety standards, including, but not limited to, all standards of the Recreation Vehicle Industry Association and the Canadian Standards Association, those imposed on the Company or Company Subsidiaries by statute, rule or regulation of any Governmental Entity or industry association, and (c) the Company and each Company Subsidiary have not received notice of any such infractions or been required to undertake any remedial measures in response thereto.

SECTION 3.24 Product Liability; Product Recalls.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) all of the Products that the Company or any Company Subsidiary has manufactured and sold have been merchantable, free from defects in material and workmanship and suitable for the purpose for which they were sold, (ii) the Products have not been subject to any product recall (including any safety or NHTSA-related recall) or service bulletin, there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin, (iii) there is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any
Governmental Entity, pending or, to the knowledge of the Company, threatened, involving any product liability, product recall or otherwise involving Company or any Company Subsidiary, and (iv) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation.

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) the Company and each Company Subsidiary has insurance against loss or damage arising out of product liability for any products manufactured and/or sold by Company or any Company Subsidiary, (ii) such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Products sold prior to the Closing, (iii) there have been no incidents of damage claims paid by the Company or any Company Subsidiary or by its insurance carrier in the two (2) year period preceding the date of this Agreement, and (iv) the Unaudited Financial
Statements include an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted or that are reasonably likely to be initiated or asserted, in connection with Products manufactured and sold by the Company, as of the date of such Unaudited Financial Statements.

SECTION 3.25 Warranties. There are no oral or written warranties on the products manufactured or sold by the Company or any Company Subsidiary, whether express or implied, other than any implied warranties that may be imposed by operation of law.

SECTION 3.26 Dealer Network; Rebates and Refunds.

     (a) The Company has no dealer agreements.

     (b) The Company has disclosed to Parent (i) all significant refunds, rebates, discounts and return policies or practices that the Company or any Company Subsidiary has engaged in with respect to persons supplying goods and services to the Company or any Company Subsidiary and (ii) all annual programs relating to refunds, rebates, discounts and return policies or practices that the Company or any Company Subsidiary has engaged in with respect to furnishing the Products to others in connection with their business, including the Business.

SECTION 3.27 Environmental Matters.

     (a) Permits and Authorizations. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, the Company and each Company Subsidiary possesses, and at all times has possessed, all Environmental Permits (as defined below) necessary to conduct its business and related operations.

     (b) Compliance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) each of the Company and each Company Subsidiary is, and at all time has been, in compliance with all applicable Environmental Laws (as defined below) and all Environmental Permits, (ii) the Company and each Company Subsidiary has not received any (A) oral or written communication from any Governmental Entity or other person that alleges that the Company or a Company Subsidiary has violated or is liable under any Environmental Law or Environmental Permit or (B) written request for information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below), (iii) Company is unaware of any past events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or a Company Subsidiary which may cause noncompliance with applicable Environmental Laws and all Environmental Permits or which may give rise to any liability for any claim, action, suit, proceeding, hearing or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transportation or the emission, discharge, release or threatened release into the environment by the Company or a Company Subsidiary of any Hazardous Materials, (iv) the Company and each Company Subsidiary has reported, to the extent required by applicable Environmental Laws, all past and present sites owned or operated by the Company or a Company Subsidiary where Hazardous Materials have been treated, stored, disposed of or otherwise handled, and (v) the Company and each Company Subsidiary has not generated, treated, stored, processed, distributed, used, transported, disposed of or otherwise handled Hazardous Materials, except in compliance with all applicable Environmental Laws.

     (c) Environmental Claims. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, (i) there are no Environmental Claims (as defined below) (A) pending or threatened against the Company or any Company Subsidiary or (B) pending or threatened against any person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed, either contractually or by operation of law, (ii) neither the Company nor any Company Subsidiary has contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim, (iii) there are not any, nor have there been any, Environmental Claims pending or threatened against the Company or any Company Subsidiary by any landlord or third party pursuant to any of the Company Real Property Leases, nor is there currently or has there been previously, any basis therefor, and (iv) there is no on-site or off-site location to which the Company or any Company Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which is the subject of any enforcement action or any other investigation by any Governmental Entity which could lead to any claim against the Company or any Company
Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under any applicable Environmental Law and there is no on-site or off-site location to which the Company or any Company Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which could become the subject of any enforcement action by any Governmental Entity or any Environmental Claim which could lead to any liability of the Company or any Company Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

     (d) Releases. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, there has been no Release (as defined below) of any Hazardous Materials at, from, in, to, under or on any property currently or previously owned or operated by the Company or any Company Subsidiary, other than in compliance with applicable Environmental Laws or the terms of any applicable permit (and no such property is contaminated by any such substance) that could reasonably be expected to form the basis of any Environmental Claim.

     (e) Recognized Environmental Conditions. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Company, to the extent it would have a Material Adverse Effect, none of the following exists at any property or facility now or at any time owned, leased, or operated by the Company or any Company Subsidiary: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls ("PCBs") or (iv) landfills, surface impoundments or disposal areas or any Release of any Hazardous Materials.

     (f) Definitions.

          (i) "Environmental Claims" means any and all, regulatory or judicial actions orders, decrees, suits, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Governmental Entity or other person alleging potential responsibility or liability including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief arising out of, based on or related to (A) the presence, Release or threatened Release of or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit.

          (ii) "Environmental Laws" means all domestic or foreign (whether national, federal, state, local, provincial or otherwise) laws, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity relating to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata) or the protection of human health as it relates to the environment, including without limitation laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, emission, disposal, handling of or exposure to Hazardous Materials.

          (iii)"Environmental    Permits"    means   all   permits,    licenses,
               registrations and other authorizations required under applicable Environmental Laws.

          (iv) "Hazardous Materials" means all hazardous, toxic, explosive or radioactive substances, wastes pollutants or contaminants, including petroleum or petroleum fractions, asbestos or asbestos-containing material, PCBs or PCB-containing materials or equipment, radon gas, infectious or medical wastes, mold and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          (v) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

SECTION 3.28 Disclosure. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, neither this Agreement, nor any Schedule hereto, nor any certificate, or document required to be delivered to Parent, by the Company and the Shareholders pursuant to Section 7.02 contain, as of the date thereof, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading.

SECTION 3.29 Limitation on Article III. Notwithstanding anything in this Article III to the contrary, neither Company nor any Shareholder is making, and none of them shall be deemed to have made or construed to have made, any representation or warranty, express or implied, with respect to, or related to, the businesses, assets, properties, liabilities, obligations or prospects of Tecstar, Tecstar Canada, and Tarxien.

                                  ARTICLE III.A
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally, not jointly, represents and warrants and agrees, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations, warranties and agreements shall be deemed to be independently material and to have been relied upon by Parent and Acquisition
Subsidiary:

SECTION 3.01A Organization, Good Standing. In the event that such Shareholder is not an individual, such Shareholder is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

SECTION 3.02A Title.

     (a) Except as disclosed on Schedule 3.02A, such Shareholder owns, of record and beneficially, as of the date hereof and will own, of record and beneficially, immediately prior to the Closing, the number of shares of Company Common Stock as are set forth next to such Shareholder's name on Schedule 3.02(b), free and clear of all Liens and the consummation of the transactions contemplated by this Agreement will not give rise to any Liens thereon.

     (b) Except as disclosed on Schedule 3.02A, there are no rights or other commitments entitling any person to purchase or acquire any shares of capital stock of the Company held by such Shareholder or any security convertible into or exchangeable for shares of capital stock of the Company held by such Shareholder, nor has such Shareholder entered into any agreement with respect to any of the foregoing. There are no irrevocable proxies and no voting agreements to which such Shareholder is a party with respect to any shares of the capital stock or other voting securities of the Company held by such Shareholder.

SECTION 3.03A Authority Relative to this Agreement. Such Shareholder has the full legal right, power and capacity and all authority and approval required by law to enter into this Agreement and the documents and instruments to be executed and delivered by him or her pursuant hereto and to perform fully such Shareholder's obligations hereunder and thereunder. In the event that such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the documents and instruments to be executed and delivered by such Shareholder pursuant hereto have been duly authorized by all necessary corporate or other action. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by such Shareholder and are and will be the legal, valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

SECTION 3.04A Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the Securities Act, the Exchange Act, state Blue Sky laws, the filing of the Articles of Merger as required by the IBCL and the MBCA, the NASDAQ Stock Market and HSR, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by such Shareholder of the transactions contemplated by this Agreement.

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by such
Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby or thereby, nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Company's Articles of Incorporation, as amended, or By-laws or, in the case that such Shareholder is not an individual, such Shareholder's organizational documents, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens) or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement, lease or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of its properties or assets.

SECTION 3.05A Litigation. There is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity pending or, to the knowledge of such Shareholder, threatened, to which such Shareholder is a party that (a) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Company or such Shareholder pursuant hereto or the right of such Shareholder to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby or (b) if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Company or such Shareholder to perform his or her respective obligations under this Agreement or any such other documents or instruments. To the knowledge of such Shareholder, there is no fact or facts existing which are reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation. Such Shareholder is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which is reasonably likely to prevent or materially delay such Shareholder's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 3.06A Related Party Transactions. None of such Shareholder, if such Shareholder is an individual, or any member of such Shareholder's immediate family or any business entity in which such Shareholder is a partner, investor, director or officer, is a party to any contract, agreement, lease or other arrangement or transaction to which the Company or any of the Company's Subsidiaries assets or properties are bound.

SECTION 3.07A Securities Law Matters. Each Shareholder acknowledges that investment in the Parent Common Stock involves a high degree of risk and is suitable only for sophisticated investors, and that they have been informed by Parent that the Parent Common Stock is being offered in reliance upon an exemption from registration provided by the Securities Act and an exemption from registration under applicable Blue Sky laws. Shareholder is acquiring the Parent Common Stock for his or her own investment and not with a view to the distribution or resale thereof to anyone else. The Parent has disclosed to the Shareholder, that the Parent Common Stock is a restricted security, as defined in Rule 144 under the Securities Act, transferability is limited, and that the Shareholder may be required to continue to bear the economic risk of this investment for an indefinite period as the Parent Common Stock has not been registered under the Securities Act or any Blue Sky laws and therefore cannot be offered or sold until subsequently registered under such acts (as provided in Schedule 2.01(d) or otherwise) or an exemption from such registration is available. Shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and the Indiana and Michigan Blue Sky Laws, or otherwise has such knowledge and experience in financial and business matters such that Shareholder, either alone or with such Shareholder's purchaser representative (who is the Shareholder Representative for purposes of the transactions contemplated in this Agreement), is capable of evaluating the merits and risks of an investment in Parent. Shareholder has had access to all public filings with the Securities and Exchange Commission made by Parent, and has received the opportunity to ask questions and receive answers regarding the merits and risks of investing in the Parent Common Stock. On the date hereof, Shareholder does not own directly or beneficially, either alone or with any group (as defined under Section 13(d) of the Exchange Act) more than 1% of the issued and outstanding Parent Common Stock. Each Shareholder agrees to each term and condition of the Registration Rights in Schedule 2.01(d).

                                   ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUBSIDIARY

     The Parent, on behalf of itself and each Parent Subsidiary, and Acquisition Subsidiary hereby jointly and severally represents, and warrants, as of the date of this Agreement and as of the Closing Date, as follows, each of which representations and warranties shall be deemed to be independently material and to have been relied upon by the Company and the Shareholders:

SECTION 4.01 Organization; Good Standing. Parent and each Parent Subsidiary is duly organized, and validly existing under the laws of the State of Indiana, has full power and authority, corporate and other, to own and operate its property (including the operation of leased property) and to carry on its business as it is now being conducted and is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification or licensing necessary, except that if not so qualified in any such jurisdiction, it can become qualified without any Material Adverse Effect. True and complete copies of their respective formative documents (including all amendments thereto), as in effect on the date hereof, have been delivered or made available to Company and Shareholders.

SECTION 4.02 Capitalization; Title to Shares.

     (a) Parent has furnished or made available to Company and Shareholders a true and complete description of all classes of the Parent's authorized capital stock ("Capital Stock"), the number of shares of Capital Stock issued and outstanding, the relative rights of each class of Capital Stock, the number of shares of Parent Common Stock reserved for issuance under any Parent Stock Option Plans, and the number of Stock Options issued and outstanding. Such listing need not and does not address authorized capital stock not outstanding, Parent's Rights Agreement or other matters reported by Parent in any filing with the Securities and Exchange Commission.

     (b) There are no other outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of Capital Stock of the Parent or any security convertible into or exchangeable for shares of Capital Stock of the Parent, nor is there presently outstanding any security convertible into or exchangeable for shares of Capital Stock of the Parent, nor has the Parent entered into any agreement with respect to any of the foregoing. The Parent has no obligation to repurchase, redeem or otherwise acquire any shares of Capital Stock of, or other equity or voting interests in the Parent. There are no irrevocable proxies and no voting agreements to which the Parent is a party with respect to any shares of the Capital Stock or other voting securities of the Parent.

     (c) The Merger and the transactions contemplated by this Agreement will not trigger any rights to the Parent Shareholders (as hereinafter defined) under the Parent's Rights Agreement.

     (d) The Parent Common Stock to be received by the Shareholders in the Merger Exchange shall be free and clear of all Liens and the consummation of the transaction contemplated by this Agreement will not give rise to any Liens therein.

SECTION 4.03 Subsidiaries. Parent has delivered or made available to Company and Shareholders a true and complete list of Parent subsidiaries (the "Parent Subsidiaries"). Parent owns of record and beneficially one hundred (100%) percent of the equity interests of each Parent Subsidiary. Neither Parent nor any Parent Subsidiary owns, nor has Parent or any Parent Subsidiary ever owned, directly or indirectly, any capital stock of or other equity or voting interests in any other corporation, partnership, limited liability company, joint venture, association or other entity, or disregarded entity for purposes of the Code, domestic or non-domestic.

SECTION 4.04 Authority Relative to this Agreement. Each of the Parent and Acquisition Subsidiary has the full legal right, power and capacity to enter into this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Parent and Acquisition Company of this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto have been duly authorized by all requisite Board of Directors corporate action and no other corporate proceedings shall be necessary to approve this Agreement or the documents and instruments to be executed and delivered by it pursuant hereto, or to consummate the transactions contemplated hereby or thereby, except for submission to Parent Shareholders for approval. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are duly executed and delivered by the Company, and are the legal, valid and binding obligations of the Company and Acquisition Subsidiary, enforceable against each of them in accordance with their terms.

SECTION 4.05 Consents and Approvals; No Violations.

     (a) Except for applicable requirements of the Securities Act, the Exchange Act, state Blue Sky laws, the NASDAQ Stock Market, the HSR, and the filing of the Articles of Merger as required by the IBCL and the MBCA, no filing or registration with and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by the Company of the transactions contemplated by this Agreement, provided further, however, consummation by the Company of the transactions contemplated by this Agreement are subject to requirements of Parent's Articles of Incorporation and Bylaws, and the Exchange Act and the NASDAQ Stock Market, as they relate to the Parent shareholders' (the "Parent Shareholders") consent, solicitation of Parent Shareholders proxies, and Parent Shareholders approval of this Agreement;

     (b) Neither the execution and delivery of this Agreement or the documents and instruments to be executed and delivered pursuant hereto by the Parent and Acquisition Subsidiary nor the consummation by the Parent and Acquisition Subsidiary of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof or thereof, will at Closing (i) conflict with or result in any breach of any provision of the Parent's Articles of Incorporation, as amended, or By-laws, as amended, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration of or loss of a material benefit under or result in the creation of any Lien (except for Permitted Liens) in or upon any of the properties or assets of the Parent under or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under or require any consent, approval or notice under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, guarantee, agreement, lease or other instrument or obligation to which the Parent is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 4.06 Financial Statements. Parent has delivered or made available to Company and Shareholders the audited consolidated financial statements of the Parent and Parent Subsidiaries as of September 30, 2002, 2001 and 2000, respectively and the related statements of income, shareholders' equity and cash flow for the fiscal years then ended, together with the notes thereto (the "Parent Audited Statements"), and (b) the internally prepared consolidated unaudited balance sheet of the Parent and Parent Subsidiaries as of June 30, 2003 and the related internally prepared unaudited statements of income, shareholders' equity and cash flow for the period from September 30, 2002 through June 30, 2003 (the "Parent Unaudited Statements"). All such statements (collectively, the "Parent Financial Statements") have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position of the Parent and the Parent Subsidiaries as of the dates indicated and the consolidated results of the Parent's and the Parent's Subsidiaries' operations for the periods then ended (subject, in the case of the Parent Unaudited Statements, to normal and recurring year-end audit adjustments, none of which, individually or in the aggregate, are expected to be material in the absence of footnotes otherwise required under GAAP). The Parent Financial Statements reflect an accrual for taxes (State and Federal) sufficient in all respects for each of the respective periods then ending in the Parent Financial Statements.

SECTION 4.07 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Parent Financial Statements, the Parent and the Parent Subsidiaries had no other liabilities or obligations that are required to be recorded in accordance with GAAP, as of the dates thereof, other than (a) obligations of continued performance under the Parent's Agreements (as defined below), and (b) commitments and arrangements incident to the normal conduct of business, known or unknown, secured or unsecured (whether accrued, absolute, contingent or otherwise). Since June 30, 2003, neither Parent nor any Parent Subsidiary has incurred any liabilities other than (i) current liabilities incurred in the ordinary course of business consistent with past practice or (ii) in connection with the transactions contemplated hereby.

SECTION 4.08 Absence of Certain Changes or Events. Since June 30, 2003, the Parent and Parent Subsidiaries have each conducted its business only in the ordinary course consistent with past practice and there has not occurred any event or condition which has or may reasonably be expected to have a Material Adverse Effect including, and without limiting the generality of the foregoing, the Parent and Parent Subsidiaries have not (a) incurred any obligation or liability, secured or unsecured (whether accrued, absolute, contingent or otherwise), whether due or to become due, except current liabilities in the ordinary course of business consistent with past practice or those reflected on the Parent Unaudited Statements, (b) discharged or satisfied any Lien (except for Permitted Liens) or paid any obligation or liability, except current liabilities becoming due in the ordinary course of business consistent with past practice, (c) mortgaged, pledged or subjected to a Lien (except for Permitted Liens) any of the Parent's or any Parent's Subsidiary's properties or assets,
(d) sold, transferred, licensed or otherwise disposed of any of the Parent's or any Parent's Subsidiary's properties or assets other than in the ordinary course of business consistent with past practice, (e) increased the compensation payable or to become payable by it to any of its directors, officers, salaried employees or agents whose total compensation for services rendered after any such increase is more than One Hundred Thousand ($100,000) Dollars, except as provided by an agreement either written or oral, the terms of which Parent has disclosed to or made available to Company and Shareholders, or made any bonus, percentage of compensation or other like benefit accruing to or for the credit of any such directors, officers, employees, consultants or agents of the Parent, except in accordance with a Parent Benefit Plan (as defined below), (f) terminated or received any notice of termination of any material contract, license, lease, trademark, patent, patent application, copyright or trade name protection or other agreement, (g) suffered any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Parent's or any Parent's Subsidiary's properties or assets, (h) suffered any taking or seizure of all or any part of the Parent's properties or assets by condemnation or eminent domain, (i) experienced any material change in its relations with its vendors, suppliers, lenders, dealers, distributors, customers, employees, consultants or agents, (j) acquired any capital stock or other securities of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person, firm or corporation (other than advances to employees in the ordinary course of business consistent with past practice), (k) made any capital expenditures or capital additions exceeding Twenty Thousand ($20,000) Dollars singly or One Hundred Thousand ($100,000) Dollars in the aggregate, (1) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body affecting its financial condition, its property or its business operations involving a claim in excess of Twenty Thousand ($20,000) Dollars, (m) made any purchase commitment in excess of normal ordinary and usual requirements or made any material change in its selling, pricing or personnel practices other than in the ordinary course of business consistent with past practice, (n) made any change in accounting principles or methods or in the manner of keeping books, accounts and records of the Parent or any Parent Subsidiary which is, or may be, inconsistent with the principles or methodology by which the Parent Financial Statements have been prepared, (o) entered into any contract, agreement, lease or other arrangement or transaction or taken any other action, except in the ordinary course of business consistent with past practice, (p) changed the authorized Capital Stock, redeemed any Capital Stock, or, other than pursuant to Parent's employee stock benefit plans, issued, sold or otherwise disposed of any Capital Stock or any option to acquire Capital Stock or any securities convertible into or exchangeable for Capital Stock, or entered into any agreements creating funded indebtedness of the Parent, (q) made any declaration, setting aside or payment of any dividend or any other distribution (whether in cash, stock or property) in respect of its capital stock, or (r) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (q) of this Section 4.08. The foregoing shall not prohibit any of the following: (a) action taken to amend the Articles of
Incorporation of Parent to authorize an additional ten million (10,000,000) shares of Parent Common Stock; provided that such amendment does not change the rights and privileges of the Common Stock; (b) such action as may be authorized by the Compensation Committee of the Parent Board of Directors to provide contractual registration rights providing for public resale of shares held by Parent's executive officers or directors, their spouses or trusts for their family members or beneficiaries; (c) action of Parent's Board of Directors to amend the By-Laws of Parent to provide for the governance arrangements described in Section 5.03B or to provide for the annual meeting of shareholders to be held earlier than January 15.

SECTION 4.09 Parent Agreements.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent is not and to the knowledge of the Parent, no other party to any Parent Agreement (defined below) is in default under any Parent Agreement (defined below) that would have a Material Adverse Effect. Parent Agreement is defined as all Parent contracts, including but not limited to, executory agreements (including dealer and distributor agreements), purchase orders (other than purchase commitments for raw materials and supplies in the ordinary course of business), bailment agreements, equipment leases, commitments, contracts, employment agreements, repurchase or floor plan financing agreements, warranties, guarantees, understandings or other agreements, whether written, or verbal, which involve or may involve any of the following: (a) the payment of more than Fifty Thousand ($50,000) Dollars, (b) which are of a duration in excess of twelve (12) months from the date of execution thereof, (c) to which any shareholder, officer, director or employee of the Parent or any member of such person's immediate family, or any business entity in which such person is a partner, investor, officer or director, is a party in any capacity, (d) which contain a covenant restricting the ability of the Parent (or which, following the Closing, could restrict the ability of Parent) to compete in any business or in any geographic area or to employ or solicit the employment of any person or requiring the Parent to maintain the confidentiality of any information, or (e) which relate to any indebtedness (which term shall include indemnification obligations, capital leases and operating leases) of the Parent that is outstanding or may be incurred or any guarantees of or by the Parent of indebtedness of any other person.

SECTION 4.10 Real Property.

     (a) A list of all real property interests now owned or ever owned by the Parent or any Parent Subsidiary (the "Parent Real Property") and any contract for the purchase or sale of real property to which the Parent or any Parent Subsidiary is a party or is bound, has been delivered or made available to Company and Shareholders. The Parent or a Parent Subsidiary has good and marketable fee simple title to the Parent Real Property subject only to Permitted Liens. Each parcel of Parent Real Property and all improvements, located thereon (i) complies in all material respects with all covenants, conditions and restrictions of record affecting such property, (ii) is not presently occupied or used by any party other than its owner, and (iii) is not subject to any option to purchase or lease, right of first refusal to purchase or lease, reversionary interest or other instrument or Lien, whether recorded or unrecorded, which would prohibit or require the consent or waiver of another party to the transactions contemplated hereby or any subsequent sale or lease of the property. There are no taxes currently levied against the Parent Real Property which are due and payable and have not been paid. No party has provided goods or services to or in connection with the Parent Real Property which will result in any mechanic's, materialmens', supplier's or other Lien as a result of the wrongful failure to pay for the same prior to Closing.

     (b) Parent has delivered or made available to Company and Shareholders a list of all the real property leases (the "Parent Leased Real Property"), subleases or licenses of real property, whether written or oral, to which the Parent or any Parent Subsidiary is or was a party or is or was bound. The Parent or Parent Subsidiary has valid and enforceable leasehold interests in the Parent Leased Real Property free and clear of all Liens (other than Permitted Liens). Each lease affords the Parent or Parent Subsidiary peaceful and undisturbed possession of the Parent Leased Real Property covered thereby and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) on the part of the Parent or, to the knowledge of the Parent, on the part of the lessor thereunder which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default under such Parent Leased Real Property, give rise to a right in the lessor to terminate the lease or change any of the material terms thereof or render the lessee liable to incur any expenditure under such lease. The monthly rental rates payable by the Parent under each lease do not exceed the fair market monthly rental rates charged by lessors for similarly situated properties within the respective real estate market of such Parent Leased Real Property.

     (c) To the knowledge of the Parent, the Parent Real Property and Parent Leased Real Property and improvements thereon may lawfully be used in connection with the business of the Parent. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, the Parent Real Property and Parent Leased Real Property and all improvements thereon are in compliance with all applicable laws, rules, regulations and ordinances of all Governmental Entities including, but not limited to, zoning, building, health, safety and Environmental Laws and the Parent has not received any notices of violations with respect thereto.

SECTION 4.11 Machinery and Equipment. All machinery, equipment and other tangible assets, including, but not limited to, computer equipment, of the Parent or Parent Subsidiary utilized in the operation of its business are in good operating condition and in a state of good repair sufficient for the conduct of normal operations without the necessity of any known capital expenditure in excess of Twenty Thousand ($20,000) Dollars. The Parent's or Parent's Subsidiary's assets and properties (including leased assets and properties, if any) are adequate to enable the Parent or the Parent Subsidiary to conduct its business as now being conducted. The Parent and/or Parent Subsidiaries do not have any commitment or plan to make any capital expenditure in excess of One Hundred Twenty Thousand ($120,000) Dollars.

SECTION 4.12 Inventories. The inventories of the Parent and Parent Subsidiaries consist of raw materials, work in process and finished goods of a quality and quantity usable or salable in the ordinary course of business, except for any
(a) slow moving or obsolete inventory or (b) inventory of below-standard quality, all of which inventory is immaterial or has been written off or written down to realizable value. The valuation at which the inventories of the Parent are carried on the Parent Financial Statements reflects the normal inventory valuation policy of the Parent (applied in accordance with GAAP) which states that inventory at the lower of cost (first-in-first-out-method) or market and the Parent's regular costing standards with respect to work in process and finished goods inventory.

SECTION 4.13 Accounts Receivable. All accounts receivable of the Parent and each Parent Subsidiary result from and will result from bona fide sales made by the Parent and each Parent Subsidiary in the ordinary course of business consistent with past practice and have been collected or will be collectible in the ordinary course after provision for doubtful accounts and other reserves required by GAAP.

SECTION 4.14 Intellectual Property Rights. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) the Parent or Parent Subsidiary owns or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used or held for use by the Parent or Parent Subsidiary and all goodwill associated therewith in the same manner in which any such Intellectual Property Right have been or is now being used, (b) the Parent or Parent Subsidiary has not infringed upon, misappropriated or otherwise violated any Intellectual Property Right or other proprietary information of any other person, (c) there is no claim, demand or proceeding pending or threatened, that pertains to or challenges the right of the Parent or Parent Subsidiary to use any of the Intellectual Property Rights (including any claim that the Parent or Parent Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person), (d) the Parent or Parent Subsidiary has not granted any license or other right and has no obligation to grant any other license or other right with respect thereto,
(e) no other person has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of the Parent or any Parent Subsidiary, (f) the Parent or Parent Subsidiary is the licensee under fully paid, enforceable licenses that govern its use of software in which any third party has Intellectual Property Rights, (g) each of such licenses remains in full force and effect, (h) the Parent or Parent Subsidiary has not breached any such license, and (i) the Parent or Parent Subsidiary has paid all amounts that have heretofore become due and payable in respect of such licenses.

SECTION 4.15 Licenses. The Parent or Parent Subsidiaries possesses all patents, franchises, permits, licenses, certificates and consents required from any Governmental Entity or any other person necessary to enable the Parent and each Parent Subsidiary to carry on its business as now conducted and to own and operate its properties (including leased property) as now owned and operated, except for those licenses that are not, individually or in the aggregate material to the operation of the business of the Parent. Each of the licenses will remain in full force and effect following consummation of the transactions contemplated by this Agreement.

SECTION 4.16 Title to Assets. All of the Parent's and Parent Subsidiaries' assets and properties and all assets and properties necessary or required in connection with the operation of its business will, on the Closing Date, be owned by the Parent or Parent Subsidiary, as applicable, free and clear of all Liens whatsoever (except Permitted Liens) and the consummation of the transactions contemplated by this Agreement will not give rise to any Lien on such assets or properties. There are not and on the Closing Date there will not be, any outstanding agreements, options, commitments or rights with, to or in any third party to acquire or use any of the Parent's or Parent's Subsidiaries' assets or properties, as applicable. SECTION 4.17 Corporate Minute Books; Bank Accounts.

     (a) The minute books of the Parent and each Parent Subsidiary contain complete and accurate records of all meetings which were required to be convened and other corporate actions of its shareholders and directors and committees of directors (if any) which were required to be taken, in each case pursuant to its Articles of Incorporation or Organization, as amended, the IBCL, as amended, and/or any agreements to which the Parent or Parent Subsidiary is a party. True and complete copies of the minute books have been delivered or made available to Company.

     (b) Parent has furnished or made available to Company and Shareholders a complete and correct list of all bank accounts and safe deposit boxes of Parent and each Parent Subsidiary and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete list of all persons holding a general or special Power of Attorney granted by Parent or a Parent Subsidiary.

SECTION 4.18 Taxes.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, to the extent that it would have a Material Adverse Effect, the Parent and each Parent Subsidiary (i) has filed all federal, state and local tax returns required by law in the legally prescribed time (including extensions) and manner and such returns are true and complete in all material respects, (ii) has timely paid, or made provision for timely payment of, all taxes shown as due on such returns and all taxes otherwise due and the Parent Unaudited Statements adequately provided in accordance with GAAP for all taxes payable by the Parent or Parent Subsidiary (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) for all taxable periods and portions thereof or, with respect to the period in which the Closing occurs, such taxes (excluding those taxes resulting from or attributable to the transactions contemplated by this Agreement) will be accrued through the Closing Date, (iii) has made all payments required by any governmental program of workers social security or unemployment compensation,
(iv) has withheld and, to the extent due, paid over to the appropriate Governmental Entity all amounts required by law to be withheld from the wages or salaries of employees, (v) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, (vi) has paid or will pay over to the appropriate Governmental Entity all sales or use taxes referable to the Parent's or Parent Subsidiary's operations due as of the Closing Date and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due, (vii) there are no claims pending or, to the knowledge of the Parent, threatened against the Parent for past due taxes, (viii) the Parent has not requested any extension of the time within which to file any tax return in respect of any taxable year which has not since been filed, and (ix) no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax returns has been given by or on behalf of the Parent. True and complete copies of all Federal and State income tax returns requested of the Parent have been delivered or made available to Company and Shareholders.

     (b)  Except  for  violations,   breaches,  or  defaults  which  would  not,
individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Parent, (i) no deficiencies for any taxes have been proposed, asserted or assessed against the Parent that are not adequately reflected in the Parent Financial Statements and no requests for waivers of the time to assess any such taxes have been granted or are pending, (ii) there is no audit, examination, deficiency or refund litigation pending with respect to taxes and during the past three years no taxing authority has given written notice of the intent to commence any such examination, audit or refund litigation and which such examination, audit or refund litigation has not yet ended, and (iii) none of the assets or properties of the Parent is subject to any tax lien, other than any such liens for taxes which are not due and payable, which may thereafter be paid without penalty or the validity of which are being contested in good faith by appropriate proceedings and for which adequate provisions are being maintained in accordance with GAAP.

     (c) No claim has been made in writing by a taxing authority in a jurisdiction where the Parent does not file tax returns to the effect that the Parent is or may be subject to taxation by that jurisdiction.

     (d) The Parent is and has been a member of an affiliated, consolidated, combined or unitary group for tax purposes and has filed all of its tax returns in a manner consistent therewith and in accordance with applicable laws.

     (e) Neither the Parent nor a Parent Subsidiary is a party to any tax sharing agreement or to any other agreement or arrangement, as a result of which liability of the Parent to any taxing authority is determined or taken into account with reference to the activities of any other person and the Parent is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such tax is imposed on the Parent.

     (f) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change made prior to the Closing Date in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or corresponding or similar provision of stock, local or foreign income Tax law) executed prior to the Closing Date,
(iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

     (g) Neither Parent nor a Parent Subsidiary has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's adjusted tax basis for the acquired assets was determined, in whole or in part, by reference to the adjusted tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

SECTION 4.19 Employees; Benefit Plans.

     (a) Employees. Parent has furnished or made available to Company and Shareholders a true and complete list of the names and current salary rates of all present directors, officers and salaried employees of the Parent or Parent Subsidiary whose total current annual compensation is One Hundred Thousand ($100,000) Dollars or more, together with a summary showing the salaries, bonuses, additional compensation and other like benefits, if any, expected to be paid or payable to such persons for the fiscal year ended September 30, 2003. All salaries, bonuses, additional compensation and other like benefits, including vacation, of all past and present employees of the Parent or any Parent Subsidiary shall be properly accrued and reserved in accordance with GAAP. To the knowledge of the Parent, no officer or "Key Employee" (which means, as used herein, any salaried employee whose annual compensation is Two Hundred Fifty Thousand ($250,000) Dollars or more) of the Parent or any Parent Subsidiary presently intends to terminate his or her employment with the Parent or any Parent Subsidiary nor does the Parent or any Parent Subsidiary have any present intention to terminate the employment of any officer or such Key Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise. The Parent and each Parent Subsidiary (i) has correctly categorized all employees as either employees or independent contractors for federal tax purposes and is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees and (iii) has provided employees with the benefits to which they are entitled pursuant to the terms of all Parent Benefit Plans (as defined below).

     (b) Employment, Severance and Stay Bonus Agreements. Parent has furnished or made available to Company and Shareholders a true and complete description of
(i) any contract with any present director, officer, employee or consultant of the Parent or Parent Subsidiary, (ii) any employment, termination, severance or stay bonus agreement, (iii) any agreement with any director, officer, employee or consultant of the Parent or Parent Subsidiary (A) the benefits of which are contingent or the terms of which are materially altered, upon the occurrence of a transaction involving the Parent of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment or service of such officer or employee, (iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, or (v) an obligation to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof). Any amount that could be received (whether in cash, property or vesting of property) as a result of the transaction contemplated by this Agreement (or their termination of service incidental to such transaction) by any officer, director, employee or independent contractor of the Parent who is a "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1), under any employment arrangement or Parent Benefit Plan (as defined below) would not be characterized as an "excess parachute payment" as defined in
Section 280G of the Code.

     (c) Benefit Plans. Parent has furnished or made available to Company and Shareholders a true and complete list of all bonus, profit-sharing, stock purchase, stock option, equity based, pension, retirement, health, welfare, severance pay, change in control, employment or any other current or deferred remuneration or compensation plan, arrangement or practice of any kind and other fringe benefits, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (collectively, "Parent Benefit Plans") maintained or contributed to by the Parent or any person or entity that, together with the Parent, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former directors, officers, employees or consultants of the Parent. The Parent has no other Benefit Plan currently in existence which is subject to the requirements of ERISA. With respect to each Parent Benefit
Plan:

          (i) The Parent has provided or made available to Company and Shareholders, true and complete copies of (A) each Parent Benefit Plan (or, in the case of any unwritten Parent Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 required to be filed with the IRS with respect to each Parent Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Parent Benefit Plan for which such summary plan description is required and (D) each trust agreement and group annuity contract relating to any Parent Benefit Plan. Each Company Benefit Plan has been administered in accordance with its terms. The Parent and all the Parent Benefit Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and all other applicable law. The Parent has timely filed all required documents and reports, including IRS Form 5500, for each such Parent Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Parent Benefit Plan. No individuals have been improperly excluded from participating in any Parent Benefit Plan;

          (ii) Neither the Parent nor any Commonly Controlled Entity has ever maintained, contributed to or been obligated to contribute to any Parent Benefit Plan that is subject to Title IV of ERISA or
               Section 412 of the Code;

          (iii)With respect to any Parent Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Parent on or at any time after the Effective Time;

          (iv) Each Parent Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and there are not any circumstances which could result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Parent, threatened litigation relating to any of the Parent Benefit Plans. The Parent has not engaged in a transaction with respect to any Parent Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Parent to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

          (v) All contributions made or required to be made under the terms of any Parent Benefit Plan have been timely made or have been reflected on the Parent Financial Statements;

          (vi) The Parent has no obligations for retiree health and life benefits under any Parent Benefit Plan nor has the Parent ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits.

     (d) Collective Bargaining Agreements. None of the Parent's or any Parent Subsidiary's employees is covered by a collective bargaining agreement and there is no union or other organization seeking or claiming to represent any such employees. There is no labor dispute, strike, work stoppage or lockout or, to the knowledge of the Parent, threat thereof, by or with respect to any employee of the Parent or any Parent Subsidiary.

SECTION 4.20 Insurance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) all insurance policies are adequate to insure the risks covered thereby, and (b) the Parent is not, nor will it be on the Closing Date, in default in any respect under any such policy and the Parent shall continue such policies in force and effect through the Closing Date.

SECTION 4.21 Litigation. To the knowledge of Parent, there is no legal action, suit, arbitration, or legal or administrative proceeding or investigation pending or threatened, against the Parent or any Parent Subsidiary that (a) affects the Parent, or any Parent Subsidiaries, or their respective businesses, properties or assets, (b) questions the validity of this Agreement or any other documents or instruments to be executed and delivered by the Parent or Acquisition Subsidiary pursuant hereto or the right of the Parent or Acquisition Subsidiary to enter into this Agreement or any such other documents or instruments or to consummate the transactions contemplated hereby or thereby,
(c) and which if adversely determined, would be likely to have a Material Adverse Effect on the ability of the Parent or Acquisition Subsidiary to perform their respective obligations under this Agreement or any such other documents or instruments. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any other such action, suit, arbitration or other proceeding or investigation, (b) the Parent Financial Statements include an adequate reserve, determined in accordance with GAAP, for all liability or potential liability resulting or arising from any such action, suit, arbitration or other proceeding or investigation involving Parent or Parent Subsidiary, and (c) the Parent or any Parent Subsidiary is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any Governmental Entity which could be reasonably likely to prevent or materially delay the Parent's or Acquisition Subsidiary's ability to enter into this Agreement or any other documents or instruments to be executed and delivered pursuant hereto or consummate the transactions contemplated hereby or thereby.

SECTION 4.22 Compliance with Laws. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent and each Parent Subsidiary has complied with, is in compliance with and has not received notice of any violation of, any and all applicable laws, rules, regulations and ordinances regulating or relating to its business, including but not limited to those relating to the Securities Act, the Exchange Act, the employment of labor (including workers who are not U.S. citizens), the establishment and maintenance of working conditions for labor, employee safety, environmental and conservation matters, the manufacture, sale and distribution of their products, the North American Free Trade Agreement, as amended, and the establishment and maintenance of the Parent's and each Parent's Subsidiary's relationships with suppliers and customers.

SECTION 4.23 NHTSA; Other Safety Standards. The Parent and each Parent Subsidiary has furnished or has made available to Company and Shareholders a description of any notices or other correspondence from the National Highway Traffic Safety Administration ("NHTSA") which it has received regarding its business. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (a) the Parent and each Parent Subsidiary has complied with all NHTSA requirements, including but not limited to Federal Motor Vehicle Safety Standards, (b) it is in compliance with all other safety standards, including, but not limited to, all standards of the Recreation Vehicle Industry Association and the Canadian Standards Association, those imposed on the Parent and Parent Subsidiaries by statute, rule or regulation of any Governmental Entity or industry association, and (c) the Parent and Parent Subsidiaries have not received notice of any such infractions or been required to undertake any remedial measures in response thereto.

SECTION 4.24 Product Liability; Product Recalls.

     (a) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, all of the products that the Parent or a Parent
Subsidiary has manufactured and sold (i) have been merchantable, free from defects in material and workmanship and suitable for the purpose for which they were sold, (ii) have not been subject to any product recall (including any safety or NHTSA-related recall) or service bulletin and there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin, (iii) there is no legal action, suit, arbitration or other legal or administrative proceeding or investigation before any Governmental Entity, pending or, to the knowledge of the Parent, threatened, involving any product liability, product recall or otherwise involving Parent or any Parent Subsidiary, and (iv) there is no fact or facts existing which could be reasonably expected to result in, nor is there any basis for, any such action, suit, arbitration or other proceeding or investigation.

     (b) Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) the Parent has insurance against loss or damage arising out of product liability for products manufactured and/or sold by Parent or any Parent Subsidiary, (ii) such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur prior to the Closing,
(iii) there have been no incidents of damage claims paid by the Parent or any Parent Subsidiary or by its insurance carrier in the two (2) year period preceding the date of this Agreement and (iv) the Parent Financial Statements include an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted or that are reasonably likely to be initiated or asserted against the Parent, in each case, as of the date of such Parent Financial Statements.

SECTION 4.25 Warranties. There are no oral or written warranties on the products manufactured or sold by the Parent or any Parent Subsidiary, whether express or implied, other than as described in such materials delivered to or made available to Company and Shareholders and any implied warranties that may be imposed by operation of law.

SECTION 4.26 Dealer Network; Rebates and Refunds.

     (a) The Parent has provided Company and Shareholders with a true and complete list of the Parent's and each Parent Subsidiary's dealers. True and complete copies of all dealer agreements have been delivered or made available to Company and Shareholders. To the knowledge of the Parent, there has been no adverse change in the Parent's relationship with its dealers.

     (b) The Parent has disclosed to Company and Shareholders (i) all significant refunds, rebates, discounts and return policies or practices that the Parent or any Parent Subsidiary has engaged in with respect to persons supplying goods and services to the Parent or any Parent Subsidiary and (ii) all annual programs relating to refunds, rebates, discounts and return policies or practices that the Parent or any Parent Subsidiary has engaged in with others in connection with its Business.

SECTION 4.27 Environmental Matters.

     (a) Permits and Authorizations. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, the Parent and each Parent Subsidiary possesses, and at all times has possessed, all Environmental Permits necessary to conduct its business and related operations.

     (b) Compliance. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) the Parent and each Parent Subsidiary is, and at all time has been, in compliance with all applicable Environmental Laws and all Environmental Permits, (ii) the Parent and each Parent Subsidiary has not received any other (A) oral or written communication from any Governmental Entity or other person that alleges that the Parent or a Parent Subsidiary has violated or is liable under any Environmental Law or Environmental Permit or (B) written request for information pursuant to Section 104(e) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning the disposal of Hazardous Materials (as defined below),
(iii) the Parent is unaware of any other past events, conditions, circumstances, activities, practices, incidents, actions or plans of the Parent or a Parent Subsidiary which may cause noncompliance with applicable Environmental Laws and all Environmental Permits or which may give rise to any liability for any claim, action, suit, proceeding, hearing or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transportation or the emission, discharge, release or threatened release into the environment by the Parent or a Parent Subsidiary of any Hazardous Materials, (iv) the Parent and each Parent Subsidiary has reported, to the extent required by applicable Environmental Laws, all past and present sites owned or operated by the Parent or a Parent Subsidiary where Hazardous Materials have been treated, stored, disposed of or otherwise handled, and (v) neither the Parent nor any Parent Subsidiary has generated, treated, stored, processed, distributed, used, transported, disposed of or otherwise handled Hazardous Materials, except in compliance with all applicable Environmental Laws.

     (c) Environmental Claims. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, (i) there are no other Environmental Claims (as defined below) (A) pending or threatened against the Parent or a Parent Subsidiary or (B) pending or threatened against any person whose liability for any Environmental Claim the Parent or a Parent Subsidiary has retained or assumed, either contractually or by operation of law, (ii) neither the Parent nor a Parent Subsidiary has contractually retained or assumed any liabilities or obligations that would be expected to provide the basis for any Environmental Claim, (iii) there are not any, nor have there been any, Environmental Claims pending or threatened against the Parent or a Parent Subsidiary by any landlord or third party pursuant to any of the Parent Real Property Leases, nor is there currently or has there been previously, any basis therefor, and (iv) there is no other on-site or off-site location to which the Parent or a Parent Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which is the subject of any enforcement action or any other investigation by any Governmental Entity which could lead to any claim against the Parent or a Parent Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under any applicable Environmental Law and there is no on-site or off-site location to which the Parent or a Parent Subsidiary has transported or disposed of Hazardous Materials or arranged for the transportation or disposal of Hazardous Materials which could become the subject of any enforcement action by any Governmental Entity or any Environmental Claim which could lead to any liability of the Parent or a Parent Subsidiary for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

     (d) Releases. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, there has been no Release (as defined below) of any Hazardous Materials at, from, in, to, under or on any property currently or previously owned or operated by the Parent or any Parent Subsidiary, other than in compliance with applicable Environmental Laws or the terms of any applicable permit (and no such property is contaminated by any such substance) that could reasonably be expected to form the basis of any Environmental Claim.

     (e) Recognized Environmental Conditions. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Parent, none of the following exists at any property or facility now or at any time owned, leased or operated by the Parent or any Parent Subsidiary: (i) under or above-ground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls ("PCBs") or (iv) landfills, surface impoundments or disposal areas or any Release of any Hazardous Materials.

SECTION 4.28 Disclosure. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, neither this Agreement, nor any Schedule hereto, nor any certificate, or document required to be delivered to Company and Shareholders by Parent or Acquisition Subsidiary, as of the date thereof, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading.

SECTION 4.29 Limitation Article IV.  Notwithstanding  anything contained in this
Article IV to the contrary, Parent is not making, nor shall it be deemed as having made, or construed as having made to Company or Company Subsidiaries or to Shareholders any representation or warranty, with respect or related to or concerning the separate businesses, assets, properties, liabilities, obligations, or prospects of Tecstar USA, Tecstar Canada, or Tarxien.

                                   ARTICLE V
               COMPANY CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

SECTION 5.01 Conduct of Business. Between the date hereof and the Closing Date, the Company shall and the Shareholders shall cause the Company and each Company Subsidiary to, conduct the business and operations, including the Business, in accordance with past practice and in the ordinary course of business, maintain current business organization and goodwill, use commercially reasonable efforts to continue to retain the services of present officers, employees and consultants and preserve relationships with vendors, suppliers, dealers, distributors, customers and others having business dealings with the Company and each Company Subsidiary. Neither the Company nor any of the Shareholders nor any Company Subsidiary shall knowingly enter into any transaction or perform any act which would constitute a breach of their respective representations, warranties, covenants and agreements contained herein.

SECTION 5.02 Certain Changes or Events. Except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, between the date hereof and the Closing Date, except as specifically provided herein or with the prior written consent of Parent, neither the Company nor the Shareholders shall and none of the Shareholders shall cause the Company to, (a) take any action to further amend the Company's Articles of Incorporation or amend the Company's By-Laws, (b) issue, sell or otherwise dispose of any of the Company's authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Company or issue any option to acquire capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company, (c) declare or pay any dividend or make any other distribution in cash or property on the Company's capital stock unless approved by Parent in writing, (d) merge or consolidate the Company with or into any corporation, partnership, limited liability company or other business organization, (e) other than changes consistent with past practice, make or allow the Company to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or shareholders or otherwise establish, sponsor or amend any Company Benefit Plan, except for salary or wage increases and bonuses consistent with past practice on an historical basis, or except as required by law or pursuant to any agreement or Company Benefit Plan, (f) sell or otherwise dispose of or encumber any of the Company's properties or assets other than in sales or dispositions in the ordinary course of business consistent with past practice or in connection with normal repairs, renewals and replacements, (g) modify, amend or cancel any of the Company's existing leases or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings other than in the ordinary course of business consistent with past practice, (h) fail to operate the Business in the customary manner and in the ordinary and regular course of business consistent with past practice and to maintain in good condition the Company's business premises, plant, fixtures, furniture and equipment, reasonable wear and tear excepted, (i) cancel or compromise any debt or claim related to the Company's or a Company Subsidiary's assets, other than in the ordinary course of business consistent with past practice, (j) waive or release any rights of value relating to the Company's assets, other than in the ordinary course of business consistent with past practice, (k) transfer or grant any rights in, under or with respect to Intellectual Property Rights other than in the ordinary course of business consistent with past practice, (1) enter into any employment contract with any officer or employee or make any loan to or enter into any transaction of any other nature with any of the Company's or a Company Subsidiary's officers or employees, (m) enter into any transaction, contract or commitment with respect to its assets, other than in the ordinary course of business consistent with past practice, (n) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects its ability to conduct its business or affects the value of its assets as carried on its books,
(o) suffer any material adverse change in its financial condition or results of operations or in its assets, (p) take any other action which might materially and adversely affect the interests of Parent and Acquisition Subsidiary hereunder or diminish the value of the Company as a going concern, (q) alter the manner of keeping the Company's books, accounts or records or the accounting practices therein reflected, including any change in the costing standards reflected in the Unaudited Statements, (r) enter into any contract, agreement, lease or other arrangement or transaction with the Company or any of the Shareholders or any affiliate thereof, (s) modify any bonus incentive program for dealers that sell any of the Products or the warranty program related to any of the Products, (t) modify any refund, rebate, discount or return policies or practices in a manner that is not consistent with the Company's ordinary course of business or (u) enter into any contract, agreement or commitment with respect to or propose or authorize, any of the actions described in the foregoing clauses (a) through (t).

SECTION 5.03 Access to Information. Between the date hereof and the earlier of the Closing Date or the date of termination of this Agreement, the Company shall afford Parent and its representatives access, during normal business hours, to all of the Company's and Company Subsidiaries' business operations, properties, books, files and records, to cooperate in the examination thereof and to furnish Parent with all information with respect to the business and affairs of the Company and Company Subsidiaries as Parent may reasonably request. Parent and its representatives shall have the right to discuss the affairs of the Company and Company Subsidiaries with the directors, officers, employees, consultants, advisors and agents of the Company. No such examination, however, shall constitute a waiver or relinquishment by either Parent or Acquisition Subsidiary of its right to rely upon the Company's and the Shareholders' representations and warranties in Article III and III.A.

SECTION 5.04 Non-Solicitation. Between the date hereof and the earlier of the Closing Date or the date of termination of this Agreement, neither the Company nor any of the Shareholders will and neither will permit any of its officers, directors, affiliates, agents or representatives (as the case may be) to, directly or indirectly, (i) solicit, initiate, encourage, conduct or engage in any discussions or enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Company or relating to the sale of any of the capital stock of the Company or any material portion of the assets of the Company or (ii) disclose any nonpublic information relating to the Company or afford access to the properties, books or records of the Company, to any other person or entity that may be considering any such transaction.

SECTION 5.05 Additional Agreements. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly or cause to be taken, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities and third parties and effecting all necessary registrations and filings. Each Shareholder shall vote such Shareholder's securities of the Company at any general or special meeting of the shareholders of the Company or pursuant to a written consent in lieu thereof, to the extent required by applicable law or contract or arrangement, to approve the Merger and the consummation of the transactions contemplated hereby. No Shareholder shall take any action with the intent or effect of seeking to exercise or perfect statutory dissenter's rights or similar rights of appraisal under the MBCA or any other law, which rights are hereby irrevocably waived. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement. Nothing contained in this Agreement shall be construed to require Company to (i) divest or commit to divest any assets or business of Company, any subsidiary of Company or (ii) make or commit to make any change to the manner in which the business of Company or any Company Subsidiary or the Company or to the relationship between Parent, any subsidiary of Parent or the Company and any vendor, supplier, lender, dealer, distributor or customer.

SECTION 5.06 Communications with Agencies. Between the date hereof and the Closing Date, the Company will promptly transmit to Parent copies of any communications with any Governmental Entity, or any other federal or state regulatory agencies received after the date hereof which relate to the Business, or the Merger.

SECTION 5.07 Public Disclosure. Between the date hereof and the Closing Date, neither Company nor Shareholders shall make or cause to be made any press release or similar public announcement or communication in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of Parent.

SECTION 5.08 Tax Matters.

     (a) Between the date hereof and the Closing Date, the Company and the Shareholders shall not cause the Company to elect to be taxed as a S Corporation within the meaning of Sections 1361 and 1362 of the Code (and corresponding elections under state law).

     (b) Between the date hereof and the Closing Date, without the prior written consent of Parent, the Company shall not file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Company, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Company for any period ending after the Closing Date or decreasing any tax attribute of the Company existing on the Closing Date.

SECTION 5.09 Parent Ownership. The Company and each Shareholder shall not (and shall cause each Company Subsidiary not to) acquire direct or beneficial ownership of any shares of Parent Capital Stock prior to the Effective Time in any manner except pursuant to the Merger.

                                  ARTICLE V.A.
                PARENT CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

SECTION 5.01.A Conduct of Business. Between the date hereof and the Closing Date, the Parent and each Parent Subsidiary shall conduct its business and operations in accordance with past practice and in the ordinary course of business, maintain its current business organization and goodwill, use its commercially reasonable efforts to continue to retain the services of its present officers, employees and consultants and preserve its relationship with vendors, suppliers, dealers, distributors, customers and others having business dealings with it and shall not knowingly enter into any transaction or perform any act which would constitute a breach of its representations, warranties, covenants and agreements contained herein.

SECTION 5.02A. Certain Changes or Events. Except to the extent reasonably necessary to obtain requisite consents of any Governmental Entity or the Parent Shareholders to the transactions and the Merger contemplated by this Agreement, and if necessary to conform its governance documents (such as its Bylaws) to the requirements of this Agreement or any Governmental Entity or NASDAQ, between the date hereof and the Closing Date, and further, except for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, Parent shall not, without the consent of the Company (a) take any action to further amend the Parent's Articles of Incorporation or amend the Parent's By-Laws, (b) except pursuant to an option holder's exercise of an existing outstanding Parent stock option or awards, issue, sell or otherwise dispose of any of the Parent's authorized but unissued capital stock, redeem any issued and outstanding capital stock of the Parent or issue any Capital Stock or any option to acquire capital stock of the Parent or any securities convertible into or exchangeable for capital stock of the Parent or take any other action or enter into any other transaction that could have a dilutive effect to the Shareholders, (c) declare or pay any stock dividend or stock split with respect to the Parent's capital stock, (d) merge or consolidate the Parent with or into any corporation, partnership, limited liability company or other business organization, (e) other than changes consistent with past practice, make or allow the Parent to become liable for any wage or salary increase, bonus, profit-sharing or incentive payment to any of its officers, directors, employees or shareholders or otherwise establish, sponsor or amend any Parent Benefit Plan except for salary or wage increases or bonuses consistent with past practice on an historical basis, or as required by law or pursuant to any agreement or Parent Benefit Plan, (f) sell or otherwise dispose of or encumber any of the Parent's properties or assets other than in sales or dispositions in the ordinary course of business consistent with past practice or in connection with normal repairs, renewals and replacements, (g) modify, amend or cancel any of the Parent's or any Parent Subsidiary's existing leases or enter into any commitments, contracts, agreements, leases, warranties, guarantees or understandings other than in the ordinary course of business consistent with past practice, (h) fail to operate its business in the customary manner and in the ordinary and regular course of business consistent with past practice and to maintain in good condition its business premises, plant, fixtures, furniture and equipment, reasonable wear and tear excepted, (i) cancel or compromise any debt or claim related to the Parent's or any Parent Subsidiary's assets, other than in the ordinary course of business consistent with past practice, (j) waive or release any rights of value relating to the Parent's assets, other than in the ordinary course of business consistent with past practice, (k) transfer or grant any rights in, under or with respect to Intellectual Property Rights other than in the ordinary course of business consistent with past practice, (1) enter into any employment contract with any officer or employee or make any loan to or enter into any transaction of any other nature with any of the Parent's or a Parent Subsidiary's officers or employees, (m) enter into any transaction, contract or commitment with respect to its assets, other than in the ordinary course of business consistent with past practice, (n) suffer any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects its ability to conduct its business or affects the value of its assets as carried on its books, (o) suffer any material adverse change in its financial condition or results of operations or in its assets, (p) take any other action which might adversely affect the interests of Company or Shareholders hereunder or diminish the value of the Parent as a going concern,
(q) alter the manner of keeping the Parent's books, accounts or records or the accounting practices therein reflected, (r) modify any refund, rebate, discount or return policies or practices in a manner that is not consistent with the Parent's or the Parent Subsidiary's ordinary course of business or (s) enter into any contract, agreement or commitment with respect to or propose or authorize, any of the actions described in the foregoing clauses (a) through
(r). The foregoing shall not prohibit any of the following: (a) action taken to amend the Articles of Incorporation of Parent to authorize an additional 10 million shares of Common Stock of Parent; provided that such amendment does not change the rights and privileges of the Parent Common Stock; (b) such action as may be authorized by the Compensation Committee of the Parent Board of Directors to provide contractual registration rights providing for public resale of shares held by Parent's executive officers or directors, their spouses or trusts for their family members or beneficiaries; (c) action of Parent's Board of Directors to amend the By-Laws of Parent to provide for the governance arrangements described in Section 5.03B or to provide for the annual meeting of shareholders to be held earlier than January 15; (d) amend Parent's 1997 Stock Incentive Plan to increase the total number of shares of Parent's Capital Stock available for issuance to one million (1,000,000) shares, and increase the number of shares that may be issued to any awardee to five hundred thousand (500,000) shares; and
(e) Parent may grant a director and/or employee stock options that in the aggregate shall not entitle the recipients thereof to acquire more than twenty thousand (20,000) shares of Parent Common Stock.

SECTION 5.03.A Access to Information. Between the date hereof and the Closing Date, the Parent shall afford Company, Shareholders, and their representatives access, during normal business hours, to all of the Parent's and Parent Subsidiaries' business operations, properties, books, files and records, to cooperate in the examination thereof and to furnish Company and Shareholders with all information with respect to the business and affairs of the Parent and Parent Subsidiaries as Company and Shareholders may reasonably request. Company and Key Shareholders shall have the right to discuss the affairs of Parent and Parent Subsidiaries with directors and officers of Parent. No such examination, however, shall constitute a waiver or relinquishment by either Company or Shareholders to rely upon the Parent's representations, warranties, covenants and agreements as made herein or pursuant hereto.

SECTION 5.04.A Non-Solicitation. Between the date hereof and the earlier of the Closing Date or the termination date of this Agreement, neither Parent nor any of its officers, directors, affiliates, agents or representatives (as the case may be) to, directly or indirectly, (i) solicit, initiate, encourage, conduct or engage in any discussions or enter into any agreement or understanding, with any other person or entity relating to a merger, business combination, recapitalization or similar corporate event involving the Parent, including the sale of any of the capital stock of the Parent or any material portion of the assets of the Parent incident thereto, or (ii) afford access to the properties, books or records of the Parent, to any other person or entity that may be considering any such transaction.

SECTION 5.05.A Additional Agreements. Between the date hereof and the Closing Date, subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly or cause to be taken, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement and to satisfy all of the conditions to the Closing to be satisfied by such party, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities and third parties and effecting all necessary registrations and filings. Each of the parties hereto agrees not to take any action or fail to take any action that would be likely to cause any representation or warranty contained in this Agreement to cease to be true or accurate or that would be reasonably likely to prevent the performance of any covenant or the satisfaction of any condition contained in this Agreement. Nothing contained in this Agreement shall be construed to require Parent to (i) divest or commit to divest any assets or business of Company, any Subsidiary of Parent or the Company or
(ii) make or commit to make any change to the manner in which the business of Parent or any Subsidiary of Parent or the Company or to the relationship between Company or Parent, any Subsidiary of Parent or the Company, and any vendor, supplier, lender, dealer, distributor or customer.

SECTION 5.06.A Communications with Agencies. Between the date hereof and the Closing Date, the Parent will promptly transmit to Company copies of any communications with any Governmental Entity, or any other federal or state regulatory agencies received after the date hereof which relate to its business, or the Merger.

SECTION 5.07.A Public Disclosure. Between the date hereof and the Closing Date, Parent shall not make or cause to be made any press release or public announcement or communication in any form with respect to this Agreement or the transactions contemplated hereby, without the consent of the other parties, except if Parent, based on the advice of its counsel, reasonably believes that such disclosure is required to comply with requirements of applicable law or the rules of any national securities exchange or the NASDAQ Stock Market or the requirements applicable to Parent to obtain requisite approvals of its Shareholders to the transactions contemplated by this Agreement.

SECTION 5.08.A Tax Matters. Between the date hereof and the Closing Date, without the prior written consent of Company and Shareholders, the Parent shall not file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Parent, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Parent or any of its Subsidiaries, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Parent for any period ending after the Closing Date or decreasing any tax attribute of the Parent existing on the Closing Date.

SECTION 5.09A Release of Guarantors. Between the date hereof and the Closing, the parties shall use their best efforts to release or obtain the release of Mssrs. Beitzel, Goad and Anderson on written guaranty obligations incurred in connection with Company debts. A list of such obligations has been furnished to Parent and Acquisition Subsidiary. If any such releases is not obtained by Closing, then Parent hereby agrees to indemnify and hold harmless each Shareholder on each such guaranty, from and against any and all loss, cost, expense, and obligation (including reasonable attorney's fees) in connection therewith.

SECTION 5.10A Regulatory Matters and Approvals. As soon as practicable following the parties execution of this Agreement, Parent shall prepare and file with the SEC any and all statements, disclosures and documents required to be filed by Parent under the Securities Act and Exchange Act that are necessary to comply with such Acts with respect to the Merger and Merger Exchange, and to obtain all necessary Parent Shareholder consent and approval. Also, as soon as practicable following the parties execution of this Agreement, Parent and Company shall prepare and/or file all statements, disclosures and documents required by the FTC under HSR.

SECTION 5.11A Company and Shareholder Approval. With respect to any and all filings or disclosures to be made by Parent to any Governmental Entity (including, without limitation, the SEC and FTC) or to the public generally in which the Company is named or the Merger is discussed, the Company and Key Shareholders and their representatives shall have the right to review such filings and/or disclosures prior to their issuance to the extent the filings and/or disclosures relate to Company or Shareholders.

                                   ARTICLE V.B
           CERTAIN AGREEMENTS AMONG THE PARTIES FOLLOWING THE CLOSING

SECTION 5.01.B Books and Records. Following the Closing Date, Parent shall maintain such books and records of the Company as have been delivered to it by the Company and the Shareholders until the time for the taking of any federal tax audit of the Company (for all fiscal years ending on the Closing Date, including fiscal year 2003, and the fiscal year in which Closing occurs) shall have expired and shall provide the Shareholders and their representatives reasonable access thereto in order to enable the Shareholders to (a) prepare their tax returns and (b) perform any other acts reasonably related to their former interest in the Company.

SECTION 5.02.B Tax Cooperation. The Shareholder Representative and the Parent shall each (and the Parent after Closing shall cause the Company to): (a) cooperate in the preparation of any tax returns of the Company for fiscal year ending September 30, 2003 and the fiscal year ending on the Closing Date, (b) cooperate fully in preparing for any audits of, or disputes with the Internal Revenue Service or the appropriate foreign, state or local taxing authorities (each, a "Taxing Authority") regarding, any Tax liability of the Company, (c) make available to any Taxing Authority, as reasonably requested, all information, records, and documents relating to any Tax, (d) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Company and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any audit or information request with respect to any Tax liability of the Company. In addition, Parent and the Shareholder Representative agree to retain or cause to be retained all books and records pertinent to the Company until all applicable periods for assessment under applicable law (giving effect to any and all extensions or waivers) have expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Parent agrees to cause the Company to give the Shareholder Representative reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters, and if the Shareholder Representative so requests, Parent agrees to cause the Company to allow the Shareholder Representative to inspect and copy all or any portion of such books and records at the Shareholder Representative's expense.

SECTION 5.03B Governance. The parties intend that the following governance arrangements will be implemented following the Closing of the Merger:

     (a) Each of Mssrs. Beitzel, Goad and Anderson shall be nominated by Parent's Continuing Directors (as defined in Parent's Articles of Incorporation) and Board of Directors to serve as a Director of Parent; upon election, each shall serve until the next annual meeting of Parent Shareholders, at which time each of them shall be submitted by the Parent's Nominating Committee and Board of Directors to Parent Shareholders, for election to Parent's Board of Directors, at such Parent Shareholder's annual meeting in 2005.

     (b) Mr. Rose will serve as Chairman of the Board of Parent. The Board of Directors will also be increased and persons nominated by the Board of Directors to serve, in such number as is necessary to satisfy any applicable
"independence" requirements, with such persons likewise to serve until the annual meeting of Parent Shareholders, and likewise to be submitted to Parent Shareholders for election at such annual Shareholder's meeting.

     (c) The Board of Directors as then newly constituted after the Merger (and related officer positions of such directors) would consist of: Mr. Beitzel, Co-Chief Executive Officer of Parent and President of Tecstar USA and Tecstar Canada; Mr. Schoeffler, Co-Chief Executive Officer and President of Parent and Chief Financial Officer of Tecstar USA and Tecstar Canada; Mr. Rose, Assistant Secretary, and Mr. Goad, Executive Vice President (Operations), and Mr. Anderson, Executive Vice President (Engineering), incumbent directors Matteson, Stewart, Collins, and Stults and, in addition, at least two additional independent nominees to be identified by the Parent's Board of Directors.

     (d) The Board composition of Tecstar USA and Tecstar Canada will consist of Messrs. Beitzel, Rose, and Schoeffler, and the officers designated for each such entity will include the foregoing persons in the positions indicated. The Board composition of Tarxien will consist of Messrs. Goad and Schoeffler, and the officers designated for each such entity will include the foregoing persons in the positions indicated. Further, the parties agree that Tecstar USA and Surviving Company will continue to have the same Board of Managers (Tecstar) or Directors (Company), officers (Tecstar and Company) and be managed and operated in a manner consistent with the Tecstar USA Operating Agreement or Company's Articles of Incorporation and Code of By-laws or Company's By-laws in effect immediately prior to the Closing and will be managed and operated consistent with Tecstar's and Company's past practice.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

SECTION 6.01 Conditions to Obligations of Parent and Acquisition Subsidiary. The Obligations of Parent and Acquisition Subsidiary to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that Parent and Acquisition Subsidiary may waive in writing any one or more of such conditions:

     (a) Performance of Obligations. The Company and the Shareholders shall have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by them on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

     (b) Representations and Warranties. All of the representations and warranties made by the Company, Company Subsidiaries, and the Shareholders contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, as if made on the Closing Date.

     (c) Consents. All necessary governmental approvals and consents of third parties to the transactions contemplated by this Agreement shall have been obtained.

     (d) Shareholder Approval. The Parent Shareholders shall have duly approved the Merger Exchange and the issuance of Parent Common Stock the Merger, at a meeting duly called and held for such purpose, in compliance with all legal and NASDAQ requirements.

     (e) Legal Opinion. The Company shall have furnished Parent with a favorable opinion, dated the Closing Date, of Kerr, Russell and Weber, PLC, counsel for the Company, addressed to Parent, in the form of Schedule 6.01(c).

     (f) Closing  Certificates.  The  Company  shall have  furnished  Parent and
Acquisition Subsidiary with a certificate, dated as of the Closing Date and executed by the President of the Company, certifying that each of the conditions set forth in Sections 6.01(a), (b) (other than with respect to the representations and warranties made by the Shareholders), (i) and (j) has been satisfied, in substantially the form and substance of Schedule 6.01(f).

     (g) Resolutions. The Company and the Shareholders shall have delivered to Parent and Acquisition Subsidiary the resolutions of the Company's Board of Directors and Shareholders authorizing the execution, delivery and performance of this Agreement and the documents and instruments to be executed and delivered by the Company pursuant hereto and the transactions contemplated hereby and thereby, certified by the Secretary of the Company and dated the Closing Date, in form and substance acceptable to Parent and Company.

     (h) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Barnes & Thornburg, counsel for Parent, and there shall have been furnished to such counsel by the Company and the Shareholders such corporate and other records and information as it may reasonably have requested for such purpose.

     (i) Prepayment of Indebtedness; Liens. Parent shall be satisfied or shall have received assurances reasonably satisfactory to it that all of the Company's indebtedness is prepayable without any penalty to the Company.

     (j) No Material Adverse Change. The absence of any material adverse change in the business, assets, liabilities, operations, prospects, properties or condition, financial or otherwise, of the Company.

     (k) Legal Restraints, Proceedings. The absence of (i) any injunction order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated by this Agreement and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

     (l) Director and Officer Resignations. Parent and Acquisition Subsidiary shall have received resignations, effective as of the Closing Date in form and substance satisfactory to Parent and Acquisition Subsidiary, of all the officers and directors of the Company.

     (m) Appraisal Rights. The holders of the outstanding shares of Company Common Stock shall not have or have demanded or taken any action to perfect rights to obtain appraisal of their shares.

     (n) Articles of Merger. The Articles of Merger, in appropriate form shall have been duly filed with the Secretary of State of each of Indiana and Michigan.

     (o) Fairness Opinion. Parent has received a favorable opinion of Starshak Welnhofer & Co. as to the fairness of the Merger to Parent and the Parent Shareholders.

     (p) Employment Agreements. Parent and each Key Shareholder shall have entered into an employment agreement (the "Employment Agreement") in form and substance reasonably acceptable to Parent and the Key Shareholder, provided, however, that each respective Employment Agreement shall have the following terms and conditions for the respective Key Shareholder: (i) Jeffrey P. Beitzel:
(A) Job Responsibilities: Co-Chief Executive Officer of Parent and President of each Subsidiary; (B) Term: two (2) years, renewable; (C) Base Compensation:
Seven Hundred Thousand ($700,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans; (E) Severance: two (2) years; (F) Noncompetition
Covenant:  two (2) years;  (ii) Richard C. Anderson:  (A) Job  Responsibilities:
Executive Vice President (Engineering) of Parent and each Subsidiary; (B) Term: two (2) years, renewable; (C) Base Compensation: Five Hundred Fifty Thousand ($550,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans;
(E) Severance: two (2) years; (F) Noncompetition Covenant: two (2) years; (iii) Douglass C. Goad: (A) Job Responsibilities: Executive Vice President (Operations) of Parent and each Subsidiary; (B) Term: two (2) years, renewable;
(C) Base Compensation: Five Hundred Fifty Thousand ($550,000) Dollars; (D) Participation in Executive Bonus Pool and Benefit Plans; (E) Severance: two (2) years; (F) Noncompetition Covenant: two (2) years.

SECTION 6.02 Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to close the transactions contemplated by this Agreement are subject to the prior fulfillment of each of the following conditions; provided, however, that the Company and the Shareholders may waive in writing any one or more of such conditions:

     (a) Performance of Obligations. Parent and Acquisition Subsidiary shall each have complied with and performed all the terms, covenants and conditions of this Agreement required to be complied with and performed by each on or prior to the Closing Date and shall have made all of the deliveries required to have been made hereunder by them on or prior to the Closing Date.

     (b) Representations and Warranties. All of the representations and warranties made by Parent and Parent Subsidiaries contained in this Agreement shall be true and correct in all material respects on the Closing Date, as if made on the Closing Date.

     (c) Consents. All necessary governmental approvals and consents of third parties to the transactions shall have been obtained.

     (d) Legal Opinion. Parent and Acquisition Subsidiary shall have furnished the Company and the Shareholders with a favorable opinion, dated the Closing Date, of Barnes & Thornburg, counsel for Parent and Acquisition Subsidiary, addressed to Company and the Shareholders, in the form of Schedule 6.02(d).

     (e) Closing Certificate. Parent and Acquisition Subsidiary shall have furnished the Company with a certificate, dated as of the Closing Date and executed by the President of Parent and Acquisition Subsidiary, respectively, certifying that each of the conditions set forth in Sections 6.02(a) and (b) has been satisfied, in substantially the form of Schedule 6.02(e).

     (f) Resolutions. Parent and Acquisition Subsidiary shall have delivered to the Company resolutions of their respective Board of Directors and approvals of the Parent Shareholders to the execution, delivery and performance by them of this Agreement and the documents and instruments to be executed and delivered by Parent and Acquisition Subsidiary pursuant hereto and the transactions contemplated hereby and thereby, each certified by the Secretary of Parent and Acquisition Subsidiary, respectively, and dated the Closing Date, in form and substance acceptable to Company, Shareholders and Parent.

     (g) Legal Matters. All legal matters in connection with this Agreement and the Closing hereunder shall be approved by Kerr, Russell and Weber, PLC, counsel for the Company and the Shareholders, and there shall have been furnished to such counsel by Parent and Acquisition Subsidiary such corporate and other records and information as they may reasonably have requested for such purposes.

     (h) Legal Restraints, Proceedings. The absence of (i) any injunction, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the transactions contemplated hereby and (ii) any pending or threatened claims or legal proceedings as of the Closing Date which would, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

     (i) Employment Agreements. Parent and each Key Shareholder shall have entered into each Employment Agreement.

                                   ARTICLE VII
                                     CLOSING

SECTION 7.01 Closing Date. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") shall take place at 11:00 a.m., Goshen, Indiana time, on or before January 15, 2004, and on the business day after the satisfaction or waiver of the conditions set forth in
Article VI (other than those that by their terms cannot be satisfied until the time of Closing), at the offices of Barnes & Thornburg, 121 West Franklin Street, Suite 200, Elkhart, Indiana 46516, or at such other time, date or place agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

SECTION 7.02 Deliveries by the Company and the Shareholders. At the Closing, the Company and the Shareholders shall deliver to Parent and Acquisition Subsidiary:

     (a) The Articles of Merger duly executed by the Company;

     (b) The Employment Agreement, duly executed by Key Shareholders;

     (c) A release, substantially in the form and substance of Schedule 7.02(c), duly executed by each of the Key Shareholders (collectively, the "Shareholders' Releases"); and

     (d) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for Parent and Acquisition Subsidiary, as well as any further documentation or instruments as Parent, Acquisition Subsidiary or their counsel may reasonably require to effectuate the terms of this Agreement.

SECTION 7.03 Deliveries by Parent and Acquisition Subsidiary. At the Closing, Parent and Acquisition Subsidiary shall deliver to the Shareholders:

     (a) The Articles of Merger, duly executed by Acquisition Subsidiary;

     (b) The Employment Agreements, duly executed by Parent; and

     (c) All other documents required pursuant to this Agreement, all in form and substance satisfactory to counsel for the Company and the Shareholders, as well as any further documentation or instruments as the Company, the Shareholders or their counsel may reasonably request to effectuate the terms of this Agreement.

SECTION 7.04 Further Assurances. The Shareholders, the Shareholder Representative and Parent each agree, and Parent shall cause the Surviving Company to agree, that at any time or from time to time after the Closing Date that upon request of the other party or parties, the Shareholders, Shareholder Representative, Parent or the Surviving Company, as the case may be, will execute, acknowledge and deliver such other and further instruments and take such other action or actions as the requesting party may reasonably request in order to effectuate the terms of this Agreement and the documents and instruments contemplated hereby.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

SECTION 8.01 Survival Past Closing. The investigation or examination by Parent of the business, properties or affairs of the Company or Company Subsidiaries or the Shareholders, or by the Company or the Shareholders of the business, properties, or affairs of Parent or Parent Subsidiaries shall not affect the representations and warranties of the Company and the Shareholders herein contained at Article III and Article III.A. respectively, and Parent and Parent Subsidiary at Article IV. The respective representations and warranties of the parties herein contained shall survive the Closing for a period of three (3) years (referred to herein as "General Representations"), with the exception of
(i) representations and warranties of the Company and the Shareholders with respect to Section 3.06 ("Financial Statements"), Section 3.18 ("Taxes"), and
Section 3.23 ("Product Liability") which shall survive the Closing for the applicable statute of limitations, and the representations and warranties of the Company and the Key Shareholders in Section 3.27 ("Environmental Matters") which shall survive Closing indefinitely, and (ii) representations and warranties of each Shareholder as set forth in Article III.A hereof (referred to herein as "Personal Representations"), which shall survive the Closing indefinitely, and
(iii) the representations and warranties of Parent set forth in Section 4.06 ("Financial Statements"), Section 4.18 ("Taxes") and Section 4.24 ("Product Liability"), and covenants and agreements in Section 5.09A ("Release of Guarantees") shall survive the Closing for the applicable statute of limitations, and (iv) the representations and warranties of Parent set forth in
Section 4.27 ("Environmental Matters") shall survive the Closing indefinitely.

SECTION 8.02 Indemnification by the Shareholders. The Shareholders severally, and not jointly, shall indemnify, defend and hold Parent, Acquisition Subsidiary, the Surviving Company and their respective officers, directors, employees, agents, subsidiaries and affiliates harmless from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' and accounting fees (collectively, "Losses") incurred by Parent, Acquisition Subsidiary, the Surviving Company or any of their respective officers, directors, employees, agents, subsidiaries or affiliates, arising out of or resulting from (i) any breach of any representation or warranty made by the Company or the Shareholders contained in this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation to be performed by the Company or the Shareholders under this Agreement; provided, however, that (x) no Shareholder shall be required to indemnify for Losses in excess of the percentage of such Losses equal to the percentage of the total Parent Common Stock issued in the Merger that is received by such Shareholder in the Merger Exchange as reflected on Schedule 3.02(b), except for Losses arising out of or resulting from the breach of such Shareholder's Personal Representations, which shall not be so limited, and (y) no Shareholder shall be required to indemnify for any Losses arising out of or resulting from the breach of any other Shareholder's Personal Representations, and (z) Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Parent or the Surviving Company in connection with the claims giving rise to indemnification hereunder. The obligations of the Shareholders pursuant to this
Article  VIII shall be several  among the  Shareholders  as  provided in Section
8.04. Notwithstanding the foregoing, if any claim for indemnification is asserted by Parent and/or the Surviving Company against the Shareholders, and the Parent and/or the Surviving Company is covered by an insurance policy for such Losses, Parent and/or the Surviving Company shall use their commercially reasonable efforts to seek indemnification under the applicable insurance policy or policies; provided, however, Parent and/or the Surviving Company shall not be obligated to commence any legal proceedings against any insurance provider for indemnification hereunder. Parent and/or the Surviving Company shall give the Shareholder Representative notice of their intention to seek indemnification for such Losses from applicable insurance policies. In the event that Parent and/or the Surviving Company are unable to collect sufficient insurance proceeds to be fully indemnified for their respective Losses, Parent and/or the Surviving Company shall be entitled to receive indemnification pursuant to this Article VIII and shall, as promptly as practicable, assign to the Shareholder Representative, without recourse, their respective claims for the uncollected Losses against the insurance provider or providers. Notwithstanding anything contained herein to the contrary, the indemnification rights under this Article VIII are the sole remedies that the Parent may seek or assert against the Shareholders, and as to Non-Key Shareholders ("Shareholders Other Than Key Shareholders") such indemnification rights shall be limited to a breach of a warranty or representation under Article III.A.

     For purposes of this Agreement, "Tax Benefit" shall mean (i) an actual reduction in taxes payable, (ii) an actual refund of taxes previously paid, or
(iii) the present value of any future refund, future credit, reduction in future taxes payable as a result of an increased net operating loss or other future reduction in an otherwise required tax payment, including in each such case any interest paid (or in the case of a future refund, payable) thereon. The present value of the amounts described in clause (iii) of the preceding sentence shall be computed (A) using the tax rate applicable to the highest level of income with respect to such tax under the applicable tax law on the date prescribed for payment of the indemnity payment (taking into account, if applicable, the character of the income which is reduced by the loss or similar item) and assuming sufficient income in all applicable tax periods to use such benefit, and (B) using as a discount rate the interest rate on such date imposed on corporate deficiencies paid within thirty (30) days of a notice of proposed deficiency under Section 6621(a) of the Code.

SECTION 8.03 Indemnification by Parent and Acquisition Subsidiary. Parent, each Parent Subsidiary, and Surviving Company shall jointly and severally indemnify, defend and hold the Shareholders and their respective affiliates harmless from and against any and all Losses incurred by any of the Shareholders or their affiliates arising out of or resulting from (i) any breach of any representation or warranty made by Parent or Acquisition Subsidiary contained in this Agreement or in a Parent Disclosure Schedule, and (ii) the nonperformance or breach of any covenant, agreement or obligation to be performed by Parent or Acquisition Subsidiary under this Agreement; provided, however, Losses shall be reduced by any Tax Benefit (or net insurance proceeds after deducting any costs of collection) received by Shareholders in connection with the claims giving rise to indemnification hereunder. Notwithstanding anything contained herein to the contrary, the indemnification rights under this Article VIII are the sole remedies that the Company and Shareholders may seek or assert against the Parent, Acquisition Subsidiary, Surviving Company or any Parent Subsidiary.

SECTION 8.04 Limitation on Indemnification. Neither the Shareholders pursuant to
Section 8.02 nor Parent, Acquisition Subsidiary or the Surviving Company pursuant to Section 8.03 shall be obligated to indemnify the other against any Losses until Parent, Acquisition Subsidiary and the Surviving Company, on one hand, or the Shareholders, on the other hand, have incurred aggregate Losses in excess of the standard of Material Adverse Effect as applicable in this Agreement and as defined in Section 12.17 and One Million ($1,000,000) Dollars (the "Basket"), except that the Basket shall not be applicable to claims for indemnification for breaches of the Shareholders representations under Section 3.02A, or the Parent's representations under Section 4.02 and Section 5.09A, in which case the other party shall be entitled to receive the full amount of its Losses. At such time as the aggregate Losses (including Losses arising out of or resulting from Section 3.02A, Section 4.02 and Section 5.09A) incurred by Parent, Acquisition Subsidiary or the Surviving Company, on one hand, or Losses incurred by the Shareholders, on the other hand, shall exceed the Basket, then such party shall be entitled to receive the amount of its Losses in excess of the Basket.

SECTION 8.05 Indemnification Procedures.

     (a) If Parent, Acquisition Subsidiary or the Surviving Company, on the one hand, or the Shareholders, on the other hand (the "Indemnitee"), asserts a claim for indemnity against the other party, (the "Indemnitor"), the Indemnitee shall provide the Indemnitor with written notice of such claim, stating the amount of the Losses, if known and method of computation thereof, all with reasonable particularity and including documentary proof, if available and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the claim, except to the extent the Indemnitor shall have been prejudiced by such failure. Notwithstanding anything in this Agreement to the contrary, if the parties are unable to resolve the claim within sixty
(60) days, the parties agree to submit to mediation pursuant to Indiana ADR Rule 2.7.

     (b) If an Indemnitee shall receive notice of any claim or proceeding initiated by a third party which is or may be subject to indemnification (each, a "Third Party Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Third Party Claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all Losses that may result from such Third Party Claim and the Indemnitee is reasonably satisfied that the Indemnitor has sufficient funds available to pay any Losses resulting from such Third Party Claim, then the Indemnitor shall be entitled, at its option, to assume and control the defense of such claim by counsel of its own choice and at its own expense, provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any Third Party Claim and the fees and expenses of such counsel shall be at the expense of such Indemnitor if (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include such Indemnitee and any Indemnitor and such Indemnitee shall have been advised by its counsel that there is a conflict of interest between the Indemnitor and such Indemnitee with respect to such Third Party Claim or with respect to any legal defense which may be available; provided, however, that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

     (c) In the event the Indemnitor exercises its right to undertake the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnitor may settle such Third Party Claim without the consent of the Indemnitee so long as the settlement (x) includes an unconditional release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the third party claimant, (y) does not impose any liabilities or obligations on the Indemnitee and (z) with respect to any non-monetary provision of any settlement of a claim in which Parent, Acquisition Subsidiary or the Surviving Company is the Indemnitee, does not impose conditions upon the Indemnitee which, in the Indemnitee's good faith judgment, could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitee alone or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Indemnitor so long as the settlement (x) includes an unconditional release of the Indemnitor, in form and substance reasonably satisfactory to the Indemnitor, from the claim by the Indemnitee and the third party claimant and (y) does not impose any liabilities or obligations on the Indemnitor.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT


SECTION 9.01 Events of Termination. This Agreement shall be terminated and the transactions contemplated hereby abandoned, at any time prior to the Closing
Date:

     (a) by the mutual consent of Parent and the Shareholder Representative;

     (b) by either Parent or Acquisition Subsidiary, if there is a breach of any Company or Shareholder representation, warranty, covenant or agreement contained in this Agreement which is likely to have a Material Adverse Effect;

     (c) by the Shareholder Representative, if there is a breach of any Parent representation, warranty, covenant or agreement contained in this Agreement which is likely to have a Material Adverse Effect;

     (d) by either Parent or Acquisition Subsidiary, on the one hand, or the Shareholder Representative, on the other hand, if the Closing has not occurred on or prior to the Closing Date (as same may be extended); provided, however, that if the Closing has not occurred as a result of the breach by any party of its representations, warranties, covenants or agreements contained in this Agreement, then the party responsible for such breach shall not have the right to terminate this Agreement pursuant to this clause (d); or

     (e) by either Parent or Acquisition Subsidiary, on the one hand, or the Shareholder Representative, on the other hand, if any of the following shall occur: (i) any suspension or limitation of trading in securities generally on any national securities exchange (such as NASDAQ) lasting for more than twenty-four (24) hours or (ii) any banking moratorium declared by U.S. Federal or New York authorities.

SECTION 9.02 Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect and neither party shall have any further obligation or liability (except with respect to those provisions hereof which expressly survive any termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any provision hereof shall not relieve any party of any liability for a breach of any representation or warranty or the nonperformance of any covenant or obligation hereunder and any such termination shall not be deemed to be a waiver of any available remedy for any such breach or nonperformance.

                                   ARTICLE X
                                  FINDER'S FEES

     The Company and the Shareholders, on the one hand and Parent, on the other hand, represent and warrant to each other that they respectively have had no dealings with any finder, broker, financial advisor or investment banker in connection with the transactions contemplated by this Agreement, except that Parent has engaged Starshak Welnhofer & Co. to evaluate the fairness of the merger to the Parent and its shareholders. The Shareholders will indemnify and hold Parent harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which it or the Company may be subjected by reason of any compensation or amounts due or to become due to any finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by the Shareholders or the Company. Parent and Acquisition Subsidiary shall jointly and severally indemnify and hold the Shareholders harmless from and against any and all liabilities (including but not limited to reasonable attorneys' fees) to which any of them may be subjected by reason of any finder's, broker's, financial advisor's, investment banker's or similar fee or commission with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by Parent or Acquisition Subsidiary. The provisions of this Article X shall survive any termination of this Agreement.

                                   ARTICLE XI
                                     NOTICES

Any notice required or permitted to be given by any party under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next business day after delivery to a nationally recognized overnight courier service, when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or facsimile number indicated below for such party or at such other address as such party may designate upon written notice to the other parties (except that notice of change of address shall be deemed given upon receipt).

(a)      In the case of Parent or Acquisition Subsidiary:

         Starcraft Corporation
         P.O. Box 1903
         1123 South Indiana Avenue
         Goshen, IN 46527-1903
         Attn:    Michael H. Schoeffler, President
         Facsimile:     574-534-1238
         Telephone:     574-534-7827

         With a copy to:

         Barnes & Thornburg
         121 West Franklin Street, Suite 200
         Elkhart, IN 46516
         Attn:    Rand W. Nilsson
         Facsimile:     574-296-2535
         Telephone:     574-293-0681

(b)      In the case of the Company:

         Wheel to Wheel, Inc.
         570 Executive Drive
         Troy, MI 48083
         Attn:  Jeffrey P. Beitzel, President
         Facsimile:     248-588-1034
         Telephone:     248-588-5588


         With a copy to:

         Kerr, Russell and Weber, PLC
         Detroit Center
         500 Woodward Avenue, Suite 2500
         Detroit, MI 48226-3427
         Attn: Michael D. Gibson
         Facsimile:     313-961-0388
         Telephone:     313-961-0200

(c)      In the case of the Shareholders, to the Shareholder Representative:

         Jeffrey P. Beitzel
         c/o Wheel to Wheel, Inc.
         570 Executive Drive
         Troy, MI 48083
         Facsimile:     248-588-1034
         Telephone:     248-588-5588

         With a copy to:

         Kerr, Russell and Weber, PLC
         Detroit Center
         500 Woodward Avenue
         Suite 2500
         Detroit, MI 48226-3427
         Attn: Michael D. Gibson
         Facsimile:     313-961-0388
         Telephone:     313-961-0200



                                  ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01 Expenses. Irrespective of whether the Closing is effected and except as otherwise expressly provided herein, Parent and Acquisition Subsidiary shall pay all costs and expenses that they incur, and, the Company shall pay all costs and expenses that the Company and Shareholders (if any) incur, respectively, including, but not limited to, legal, accounting, financial advisory and investment banking fees and expenses, with respect to the negotiation and execution of this Agreement and any other documents or instruments to be executed and delivered pursuant hereto and the performance of any covenants to be performed by such party and satisfaction of any conditions to be satisfied by such party which are contained herein or therein. The provisions of this Section 12.01 shall survive any termination of this Agreement.

SECTION 12.02 Entire Agreement. This Agreement, together with the Company Disclosure Schedules and Parent Disclosure Schedules and Schedules hereto and the documents and instruments to be executed and delivered pursuant hereto, constitute the entire understanding and agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings among such parties with respect to the subject matter hereof.

SECTION 12.03 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment or waiver is sought to be enforced; provided, however, that any such amendment or waiver signed by the Shareholder Representative shall be binding on all of the Shareholders as provided in Section 12.15. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party hereto, to exercise and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by any party hereto, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 12.04 Successors and Assigns. Neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 12.05 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Indiana without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

SECTION 12.06 Severability. If any provision of this Agreement, as applied to any part or to any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

SECTION 12.07 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

SECTION 12.08 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other document or instrument to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

SECTION 12.09 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may, except as may otherwise be expressly provided in this Agreement, proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. From and after the Closing Date, the provision contained in
Article VIII herein shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations or warranties made pursuant to Articles III, III.A or IV of this Agreement, absent fraud or intentional misrepresentations.

SECTION 12.10 Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 12.11 Counterparts. This Agreement may be executed by facsimile or counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

SECTION 12.12 Certain References. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The terms "herein", "hereof" or "hereunder" or similar terms as used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement. All references to the term "business day" shall mean any day on which banking institutions in Indiana are not required or permitted to be closed.

SECTION 12.13 Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

SECTION 12.14 Consent to Jurisdiction and Service of Process. Each Shareholder, for itself, its personal representatives, legatees, heirs and assigns, hereby consents to the personal jurisdiction of the courts of the County of Elkhart and State of Indiana and of the United States District Court for the Northern District of Indiana, each as may have competent jurisdiction, with respect to any dispute or controversy arising under or in connection with this Agreement and agrees that process issued out of any such court or in accordance with the rules of practice of such court may be served by mail or other form of substituted service to the Shareholder Representative, as provided by Section 12.15, at the addresses and with copies as provided in Article XI and that any actions therein may be consolidated in a single action. Each Shareholder also agrees not to bring any dispute or controversy arising under or in connection with this Agreement in any other court. Each Shareholder waives any defense of inconvenient forum to the maintenance of any dispute or controversy so brought and waives any bond, surety or other security that may be required of any other party hereto with respect such dispute or controversy. Nothing contained herein shall be deemed to prevent Parent from effecting service of process upon any Shareholder in any other manner permitted by law or from commencing any action in any court having competent jurisdiction.

SECTION 12.15 Shareholder Representative. Each of the Shareholders hereby designates and appoints the Shareholder Representative to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders (including, without limitation, the execution and delivery of any waivers, consents, approvals, extensions, amendments and other agreements, the giving and receipt of notices, the resolution of disputes and any matters or proceedings referred to in Article VIII hereof) and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Shareholder. Each Shareholder further designates and appoints the Shareholder Representative as its agent for service of process with respect to any disputes regarding or arising out of this Agreement or any transaction contemplated hereby. Any Shareholder other than Shareholder Representative who is not an accredited investor under the Securities Act has designated and hereby further designates Shareholder Representative as his or her purchaser representative in accordance with Regulation D under the Securities Act and any corresponding provision of any state securities laws, for purposes of the transactions contemplated herein. Each Shareholder (including Shareholder Representative) acknowledges that the foregoing appointments and designations shall be coupled with an interest and shall survive the death or incapacity of such Shareholder and that the Shareholder Representative shall not be liable for any such action taken in good faith. Each Shareholder hereby authorizes the other parties hereto to disregard any notice delivered or other action taken by any Shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any Shareholder.

SECTION 12.16 Knowledge. As used in this Agreement, the term "knowledge" or words of similar import means, with respect to (i) the Company, the actual knowledge of each of Jeffrey P. Beitzel, Douglass C. Goad, or Richard C.
Anderson, (ii) Parent and Acquisition Subsidiary, the actual knowledge of Parent's Chairman, President and Chief Financial Officer and (iii) each Shareholder, the actual knowledge of such Shareholder, in each case after due and reasonable inquiry, which, in the case of clauses (i) and (ii) above, shall consist of due and reasonable inquiry of those officers and Shareholders of the Company or of those officers of Parent and Acquisition Subsidiary, as the case may be, who would normally be expected to have knowledge of the truth or completeness of the representation or warranty in question.

SECTION 12.17 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means, (a) with respect to the Company or the Shareholders, any breach of a representation or warranty hereunder or a covenant to be performed by the Company or the Shareholders the effect of which is likely to cause the Company (or the Surviving Company) to pay or become liable to pay more than Five Hundred Thousand ($500,000) Dollars to remedy any single such event, violation, breach, default or termination (as the case may be) or more than One Million ($1,000,000) Dollars in the aggregate for all such events, violations, breaches, or defaults or terminations (as the case may be), and (b) with respect to Parent, any breach of a representation or warranty hereunder or a covenant to be performed by the Parent or Acquisition Subsidiary the effect of which is likely to cause the Parent (or the Surviving Company) to pay or become liable to pay more than Five Hundred Thousand ($500,000) Dollars to remedy any single such event, violation, breach, default or termination (as the case may be) or more than One Million ($1,000,000) Dollars in the aggregate for all such events, violations, breaches, or defaults or terminations (as the case may be).

SECTION 12.18 Defined Terms. The following terms used in this Agreement shall have the meanings set forth in the corresponding Articles, Sections or subsections of this Agreement:

          "Acquisition Subsidiary"                      Heading Paragraph
          "Agreement"                                   Heading Paragraph
          "Articles of Merger"                          Section 1.02
          "Basket"                                      Section 8.04
          "Business"                                    Whereas Clause 1
          "Certificate of Merger"                       Section 1.02
          "Certificate"                                 Section 1.08(a)
          "Closing Date"                                Section 8.01
          "Closing"                                     Section 8.01
          "Code"                                        Section 1.03
          "Capital Stock"                               Section 4.02(a)
          "Commonly Controlled Entity"                  Section 3.19(c)
          "Company Benefit Plans"                       Section 3.19(c)
          "Company Common Stock"                        Whereas Clause 2
          "Company Disclosure Schedule"                 Article III
          "Company Stock Options"                       Section 3.02(c)
          "Company Subsidiaries"                        Section 3.03
          "Company's Agreements"                        Section 3.09(a)
          "Company"                                     Heading Paragraph
          "Effective Time"                              Section 1.02
          "Employment Agreements"                       Section 8.02(b)
          "Environmental Claims"                        Section 3.27(f)(i)
          "Environmental Laws"                          Section 3.27(f)(ii)
          "Environmental Permits"                       Section 3.27(f)(iii)
          "ERISA"                                       Section 3.19(c)
          "Exchange Act"                                Section 3.05
          "GAAP"                                        Section 2.01(c)(i)
          "General Representations"                     Section 8.01
          "Governmental Entity"                         Section 3.05(a)
          "Hazardous Materials"                         Section 3.27(f)(iv)
          "HSR"                                         Section 3.05(a)
          "IBCL"                                        Section 1.01
          "Indemnitee"                                  Section 8.06
          "Indemnitor"                                  Section 8.06
          "Independent Firm"                            Section 2.01(c)(iv)
          "Intellectual Property Rights"                Section 3.14
          "Interim Statements"                          Section 3.06
          "Internal Revenue Service"                    Section 1.03
          "Key Employee"                                Section 3.19(a)
          "Key Shareholders                             Article III
          "Leased Real Property"                        Section 3.10(b)
          "Licenses"                                    Section 3.15
          "Lien"                                        Section 3.05(b)
          "Losses"                                      Section 8.02
          "Material Adverse Effect"                     Section 12.17
          "MBCA"                                        Section 1.01
          "Merger Exchange"                             Section 2.01(a)
          "Merger"                                      Section 1.01
          "NHTSA"                                       Section 3.23
          "Objection Notice"                            Section 2.01(c)(iii)
          "Owned Real Property"                         Section 3.10(a)
          "Parent Audited Statements"                   Section 4.06
          "Parent Benefit Plans"                        Section 4.19(c)
          "Parent Capital Stock"                        Section 4.02(a)
          "Parent Common Stock"                         Section 1.07(d)
          "Parent Disclosure Schedule"                  Article IV
          "Parent Financial Statements"                 Section 4.06
          "Parent Leased Real Property"                 Section 4.10(b)
          "Parent Real Property"                        Section 4.10(a)
          "Parent Shareholders"                         Section 4.05(b)
          "Parent Stock Option"                         Section 4.02(a)
          "Parent Subsidiary"                           Section 4.03
          "Parent Unaudited Statements"                 Section 4.06
          "Parent's Agreements"                         Section 4.09(a)
          "Parent"                                      Heading Paragraph
          "PCBs"                                        Section 3.27(e)
          "Permitted Liens"                             Section 3.05(b)
          "Personal Representations"                    Section 8.01
          "Real Property Leases"                        Section 3.10(b)
          "Real Property"                               Section 3.10(b)
          "Registration Rights"                         Section 2.01(d)
          "Release"                                     Section 3.27(f)(v)
          "Rights Agreement"                            Section 1.07(d)
          "S Corporation"                               Section 3.18
          "SEC"                                         Section 5.06
          "Securities Act"                              Section 2.01(c)
          "Shareholder Representative"                  Heading Paragraph
          "Shareholders"                                Heading Paragraph
          "Special Representation"                      Section 8.01
          "State Tax Adjustment"                        Section 5.01A(a)
          "Subsidiary"                                  Section 3.03
          "Surviving Company"                           Section 1.01
          "Tarxien"                                     Section 3.08
          "Tax Benefit"                                 Section 8.02
          "Tax Return"                                  Section 3.18(i)
          "Taxes"                                       Section 3.18(i)
          "Taxing Authority"                            Section 5.02B
          "Tecstar Canada"                              Section 3.08
          "Tecstar USA"                                 Section 3.08
          "Third Party Claim"                           Section 8.06
          "Unaudited Financial Statements"              Section 3.06

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

PARENT:                          STARCRAFT CORPORATION

                                 By: /s/ Michael H. Schoeffler
                                    ------------------------------------
                                 Name: Michael H. Schoeffler
                                 Title:   President

ACQUISITION SUBSIDIARY:          WHEEL TO WHEEL ACQUISITION COMPANY, LLC

                                 By: /s/ Michael H. Schoeffler
                                    ------------------------------------
                                 Name: Michael H. Schoeffler
                                 Title:   President

COMPANY:                         WHEEL TO WHEEL, INC.

                                 By: /s/ Jeffrey P. Beitzel
                                    ------------------------------------
                                 Name: Jeffrey P. Beitzel
                                 Title:    President

SHAREHOLDERS:                    /s/ Jeffrey P. Beitzel
                                 ---------------------------------------
                                 Jeffrey P. Beitzel, Individually


                                 /s/ Douglass C. Goad
                                 ---------------------------------------
                                 Douglass C. Goad, Individually


                                 /s/ Richard C. Anderson
                                 ---------------------------------------
                                 Richard C. Anderson, Individually


                                 /s/ Carol A. Enders
                                 ---------------------------------------
                                 Carol  A.  Enders,  Individually  and
                                 with  obligations  under  this Agreement
                                 only as to Article I, Article II,
                                 Article  III.A,  Article VIII, Section 12.14
                                 and Section 12.15


                                 /s/ Anthony J. DiBiagio
                                 ---------------------------------------
                                 Anthony J. DiBiagio,  Individually  and
                                 with  obligations  under this Agreement
                                 only as to Article I, Article II,
                                 Article  III.A,  Article VIII, Section 12.14
                                 and Section 12.15




                                 /s/ William E. Williams
                                 ---------------------------------------
                                 William E. Williams,  Individually  and
                                 with  obligations  under this Agreement
                                 only as to Article I, Article II,
                                 Article III.A , Article VIII, Section 12.14
                                 and Section 12.15


                                 /s/ Michael D. Gibson
                                 ---------------------------------------
                                 Michael D.  Gibson,  not in  personam,
                                 but solely in his capacity as Trustee of the
                                 Jeffrey P.  Beitzel  Family  Trust
                                 dated May 1, 2003 and, under no circumstances shall recourse be claimed or had against Michael D. Gibson personally, but rather, such recourse shall be solely against the Trust in rem.

The  undersigned   hereby   acknowledges  the  appointment  as  the  Shareholder
Representative and accepts the duties of the Shareholder Representative as contemplated by this Agreement.

SHAREHOLDER REPRESENTATIVE


By: /s/ Jeffrey P. Beitzel
   ------------------------------------
    Jeffrey P. Beitzel

                   Schedules to Agreement and Plan of Merger

Schedule 2.01(d) Registration Rights

Schedule 3.2(b) Stock Ownership; Shares to be Received in Merger Exchange

Schedule 3.02(c) Options; Redemptions

Schedule 3.03 Subsidiaries and Other Equity Interests

Schedule 3.08 Absence of Certain Changes or Events

Schedule 3.09(c) Personal Guaranties

Schedule 3.02A Title to Stock

Schedule 4.03 Subsidiaries and Other Equity Interests

Schedule 6.01(f) Wheel to Wheel, Inc. Officer's Certificate

Schedule 6.01(g) Wheel to Wheel, Inc. Secretary's Certificate

Schedule 6.02(e) Starcraft Corporation Officer's Certificate

                 Wheel to Wheel Acquisition Company, LLC Officer's Certificate

Schedule 6.02(f) Starcraft Corporation Secretary's Certificate

                 Wheel to Wheel Acquisition Company, LLC Secretary's Certificate

Schedule 6.01(c) Opinion Letter

Schedule 6.02(d) Opinion Letter

Schedule 7.02(c) Release

                                SCHEDULE 2.01(d)

                               REGISTRATION RIGHTS


     Share Transfer Matters. Except for the permitted transfers of shares of Merger Stock provided in this Schedule 2.01(d), without the prior written consent of the Parent (to be provided by an executive officer who is not one of the Shareholders), the Shareholders shall not transfer any additional shares of Merger Stock prior to the second anniversary of the Closing.

     Shelf Registrations. Following the Closing Date, Parent shall in good faith use its best efforts to prepare and file two "shelf" registration statements with respect to all shares of Parent Common Stock issued to the Shareholders in connection with the Merger Exchange (the "Merger Stock") on an appropriate form for a re-sale offering of all of the Merger Stock to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statements"), as provided herein.

     Prior to the second anniversary date of the Closing, the Shareholders may sell, through registration as set forth in this Schedule or otherwise pursuant to SEC Rule 144, in the aggregate a maximum total of 800,944 shares of Merger Stock, consisting of 200,944 total shares by the three (3) minority Shareholders and 200,000 shares each for the three (3) principal Shareholders.

     The first Shelf Registration Statement ("Initial Shelf Registration Statement") shall allow for the registration for public resale by Shareholders of an aggregate of 800,944 shares of the Merger Stock issued in the Merger in the following amounts:

     By the three (3) minority Shareholders: 200,944 shares of Parent Common Stock.

     By each of the other three principal Shareholders: 200,000 shares of Parent Common Stock (600,000 shares total).

     The Initial Shelf Registration Statement shall provide for the public sale by the Shareholders, in their discretion, either in the public market or in negotiated transactions from time to time; provided that the principal Shareholders shall remain restricted from Selling more than 100,000 shares each without the consent of the Parent prior to the first anniversary of Closing. If otherwise approved in Parent's discretion, the Initial Shelf Registration may include the registration for public resale of shares held by any other director, officer or affiliate of Parent or their associates. Parent shall in good faith use its best efforts to cause the Initial Shelf Registration Statement to be declared effective on or before March 31, 2004. Parent shall in good faith use its best efforts to keep such Initial Shelf Registration Statement continuously effective for a period from the date such registration is initially declared effective through the second anniversary of the Closing Date. The Initial Shelf Registration shall additionally provide for the Shareholders to make resales of the Merger Stock under SEC Rule 144, subject to the limitations on the amount of shares resold as set forth in this paragraph.

     The second Shelf Registration Statement ("Secondary Shelf Registration Statement") shall allow for the registration for public resale by the three principal Shareholders of the remaining balance of such principal Shareholders' shares of Merger Stock and not otherwise transferred prior to the effective date of the Secondary Shelf Registration Statement.

     The Secondary Shelf Registration Statement shall provide for the public sale by the selling Shareholders, in their discretion, either in the public market or in negotiated transactions from time to time. If otherwise approved in Parent's discretion, the Secondary Shelf Registration may include the registration for public resale of shares held by any other director, officer or affiliate of Parent or their associates. Parent shall in good faith use its best efforts to cause the Secondary Shelf Registration Statement to be declared effective by the second anniversary of the Closing Date. Parent shall in good faith use its best efforts to keep such Secondary Shelf Registration Statement continuously effective for a period of no less than two (2) years. The Secondary Shelf Registration shall additionally provide for the Shareholders to make resales of the Merger Stock under SEC Rule 144.

     Registration Procedures. In connection with the Shelf Registration Statements, Parent shall prepare and file with the SEC registration statements on such form(s) as counsel for Parent deems appropriate and which shall allow for the shelf registrations for public resale and valid sale by the Shareholders of all Merger Stock owned by such Shareholders. Upon written request from Parent, each Shareholder shall promptly (within 10 business days) inform Parent of the number of shares held by such Shareholder for which such Shareholder does not desire registration to be effected. Absent response from a Shareholder, Parent shall assume that all shares of Parent Common Stock which such Shareholder is entitled to have included under the applicable Shelf Registration Statement, shall be so included. Parent will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Shareholders copies of such registration statement as proposed to be filed, and thereafter furnish to such Shareholder(s) such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Shareholder(s) may reasonably request, in order to facilitate the disposition of the Merger Stock owned by such Shareholder(s). After the filing of the registration statement, Parent will promptly notify each Shareholder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. Parent will immediately notify each Shareholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Merger Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly make available to each Shareholder any such supplement or amendment.

     Shareholder Information. Parent in good faith may require each Shareholder to reasonably promptly furnish in writing to Parent such information regarding such selling Shareholder, the Merger Stock held by him or her and the intended method of distribution of the Merger Stock as Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Supplemental or Amended Prospectus. Each Shareholder agrees that, upon receipt of any notice from Parent of a desire to supplement or amend the prospectus, such Shareholder will forthwith discontinue disposition of Merger Stock pursuant to the registration statement covering such Merger Stock until such Shareholder's receipt of the copies of a supplemented or amended prospectus (which Parent shall undertake to prepare, file and provide to Shareholders as promptly as practicable) and, if so directed by Parent, such Shareholder will deliver to Parent all copies of the most recent prospectus covering such Merger Stock at the time of receipt of such notice. Each Shareholder agrees that it will immediately notify Parent at any time when a prospectus relating to the registration of such Merger Stock is required to be delivered under the Securities Act of the happening of an event of which such Shareholder has knowledge as a result of which information previously furnished by such Shareholder to Parent in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

     Registration Expenses. In connection with any registration statement required to be filed hereunder, Parent shall pay Parent's legal and accounting fees and expenses incurred in connection with the registration hereunder not attributable to Shareholders' conduct inconsistent with this Agreement. Unless otherwise agreed by Parent and Shareholders, Shareholders shall pay any registration or filing fees, underwriting fees, discounts or commissions attributable to the sale of Merger Stock, or any out-of-pocket expenses of any Shareholder (including Shareholder's legal and accounting fees and expenses) not attributable to Parent's conduct inconsistent with this Agreement, or any transfer taxes relating to the sale of the Merger Stock.

     Indemnification by Parent. Parent agrees to indemnify, defend and hold harmless each Shareholder, their agents and affiliates from and against any and all Losses caused by any untrue statement of a material fact contained in any registration statement or prospectus relating to the Merger Stock (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission based upon information furnished in writing to Parent by any Shareholder or on any Shareholder's behalf relating to such Shareholder for inclusion therein.

     Indemnification by Shareholders. Each Shareholder shall indemnify and hold harmless Parent, its officers, directors, employees, agents, subsidiaries and affiliates from and against any and all Losses caused by any untrue statement of a material fact contained in any registration statement or prospectus relating to the Merger Stock (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to information relating to such Shareholder furnished in writing by such Shareholder or on such Shareholder's behalf relating to such Shareholder for use in any registration statement or prospectus relating to the Merger Stock, or any amendment or supplement thereto, or any preliminary prospectus.

     Indemnification Proceedings. Article VIII of the Agreement shall govern the indemnification procedures hereunder.

     Rule 144. Each Shareholder covenants that he or she will file any reports required to be filed by Shareholder under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent required from time to time in connection with any sale of Merger Stock without registration under the Securities Act pursuant to (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC.

     Demand Registration Rights. To the extent any of the principal Shareholders' employment with Parent shall be terminated by Parent without cause, as such term is defined in the applicable Employment Agreements, before the date the Secondary Shelf Registration Statement becomes effective, such terminated Shareholder may immediately require Parent to accelerate the filing of the Secondary Shelf Registration Statement and to in good faith use its best efforts to cause the Secondary Shelf Registration Statement, at least with respect to the terminated Shareholder's shares, to become effective on a date identified by the Shareholder (not earlier than the date which is ninety (90) days after the Shareholder's termination date) and remain effective continuously thereafter for a period of at least two (2) years. The provisions of this paragraph shall be included in the Employment Agreements of the principal Shareholders.

     Restrictions on Public Sale by Shareholders. To the extent not inconsistent with applicable law, each Shareholder whose securities are included in the Initial and Secondary Shelf Registration Statements agrees not to effect any sale or distribution of the Merger Stock being registered, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement (except the Initial and Secondary Shelf Registration Statements), if and to the extent requested in writing by Parent in good faith.

     Material Disclosure. If Parent determines in its good faith judgment that the filing of the Initial or Secondary Shelf Registration Statements or the use of any related prospectus would require the disclosure of material information that Parent has a bona fide business purpose for preserving as confidential or the disclosure of which would significantly impede the Parent's ability to consummate a significant transaction, and that Parent is not otherwise then required by applicable securities laws or regulations to disclose, upon written notice of such determination by Parent, the rights of the Shareholders to offer, sell or distribute any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements or to require Parent to take any public action with respect to the registration of any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements shall be suspended (without liability or penalty to Parent) until the date, determined by Parent in good faith, that suspension of such rights is no longer necessary.

     No Report Filing. If all reports required to be filed by Parent pursuant to the Exchange Act have not been filed by the required date, despite Parent's best efforts to do so, without regard to any extension, or if the consummation of any business combination by Parent has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Exchange Act, upon written notice thereof by Parent to the Shareholders, the rights of the Shareholders to offer, sell or distribute any Merger Stock pursuant to the Initial or Secondary Shelf Registration Statements or to require Parent to take action with respect to the registration of any Merger Stock pursuant to the Initial or Secondary Shelf
Registration Statements shall be suspended (without liability or penalty to Parent) until the date on which Parent has, exercising diligence and good faith, filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Initial or Secondary Shelf Registration Statements, and Parent shall in good faith notify the Shareholders as promptly as practicable when such suspension is no longer required.

                                                                         ANNEX B

                       OPINION OF STARSHAK WELNHOFER & CO.

[STARSHAK WELHNHOFER LETTERHEAD]

55 WEST MONROE STREET, SUITE 2530
CHICAGO, ILLINOIS  60603
TEL 312.444.9367   FAX 312.444.9519
WWW.STARSHAKWELNHOFER.COM


October 29, 2003

Board of Directors
Starcraft Corporation
1123 South Indiana Avenue
Goshen, IN  46527-1903

                     Re: Acquisition of Wheel to Wheel, Inc.

Gentlemen:

     You have requested us to advise you with respect to our opinion whether the acquisition by Starcraft Corporation, an Indiana corporation ("Starcraft" or the "Company"), of all of the outstanding equity interests and shares of the capital stock (the "Shares") of Wheel to Wheel, Inc., a Michigan corporation ("Wheel to Wheel"), would be fair, from a financial point of view, to Starcraft and the shareholders of Starcraft, taken as a group. Subject to the terms and conditions set forth in a certain Agreement and Plan of Merger dated as of October 29, 2003 (the "Agreement") by and among Starcraft, Wheel to Wheel, Wheel to Wheel Acquisition Company, LLC and the named individual shareholders (collectively, the "Sellers") of Wheel to Wheel who own all of the Shares, at closing, Wheel to Wheel will merge into a newly formed wholly owned subsidiary of Starcraft and Starcraft will issue 3,550,000 new shares of the Company's common stock to the Sellers in exchange for their Shares of Wheel to Wheel (the "Transaction").

     Starshak Welnhofer & Co., in the course of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for various other purposes. In addition, we have worked closely with Starcraft for several years, and are fully aware of the Company's current condition and its future prospects.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical information relating to the Company, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by management of the Company, that were provided to us by the Company and not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of Wheel to Wheel, including estimates and financial forecasts for the fiscal years 2003 and 2004 prepared by the management of Wheel to Wheel and not publicly available, (iv) conducted discussions with members of the senior management of the Company and Wheel to Wheel concerning the business and financial prospects of the Company and Wheel to Wheel, (v) considered certain pro-forma effects of the Transaction on the Company's financial statements, (vi) reviewed the Agreement (including attachments), and (vii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information (including the Company's or Wheel to Wheel's financial forecasts) and have relied on its being complete and accurate in all material respects. Further, our determination is necessarily based upon market, economic and other conditions as they exist and can be evaluated and/or the information made available to us, as of the date hereof. We do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Agreement in the current form provided to us will be signed by the parties and performed without modification, and that the Shares will be acquired by Starcraft in accordance therewith.

     Our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Neither are we expressing any opinion as to the price at which shares of the Company's common stock will trade at any future time.

     It is understood that this letter is for the information of the Board of Directors of Starcraft only in connection with its consideration of the acquisition of the Shares, and is not to be quoted or referred to or be reproduced, in whole or in part, except for the inclusion of this letter in the Company's proxy materials for soliciting shareholder approval of this transaction, nor shall this letter be used for any other purposes, without the prior written consent of Starshak Welnhofer & Co. (which consent shall not be unreasonably withheld). Starcraft may, however, disclose and provide copies of this letter to its corporate counsel, independent auditors and other financial advisors.

     In connection with this opinion, Starcraft has agreed to pay us a fee for our services, and has also agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In addition, we have performed other investment banking and financial advisory services for the Company in the past for which we have received customary compensation.

     Based upon and subject to the foregoing, it is our opinion that the issuance of 3,550,000 new shares of common stock at closing by Starcraft to the Sellers in the merger as consideration for the acquisition by the Company of the Shares is fair, from a financial point of view, to Starcraft and its shareholders, taken as a group.



                                    Very truly yours,
                                    Starshak Welnhofer & Co.

                                    /s/ Starshak Welnhofer & Co.

                                                                         ANNEX C


                              WHEEL TO WHEEL, INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION


     The most significant portion of the business of Wheel to Wheel in terms of assets, revenues and net income is its interest in Tecstar. The financial results of Tecstar are already reflected in Starcraft's financial statements, subject to elimination of minority interest, and the material issues related to Tecstar's results of operations and financial condition are addressed in Starcraft's Management's Discussion and Analysis of Results of Operations and Financial Condition which is contained in Starcraft's 2003 Annual Report which accompanies this proxy statement. The other material aspects of the results of operations of Wheel to Wheel are discussed below.

(Dollars in thousands)

                                            2003                   2002                    2001
                                         ------------           -----------           ---------------

Revenue
   To Tecstar                             $7,645                 $5,371                   $2,949
   To other customers                      5,971                  3,727                    7,990

        Total revenue                    $13,457      100.0%     $9,098           100.0% $10,939           100.0%

Cost of goods sold                        13,005       96.6%      9,513           104.6%  10,620            97.1%

SG&A                                       1,670       12.4%      1,513            16.6%   1,123            10.3%

  Operating Loss                          (1,218)      (9.0%)    (1,928)            2.4%    (804)            2.8%

Income from Tecstar                       10,832       80.5%      4,087            44.9%      70              .6%
Stock compensation to employee              (572)      (4.3%)        --                       --
Interest and other expense                  (204)      (1.5%)      (222)           (2.4%)   (310)           (2.8%)

Federal and State income taxes            (2,524)     (18.8%)      (798)           (8.8%)    335             3.1%

NET INCOME (LOSS)                         $6,314       46.9%     $1,139            12.5%    (709)           (6.5%)


2003 VERSUS 2002

Total revenue increased 47.9% to $13.5 million in 2003. $2.3 million of the increase is due additional sales from Tecstar. In 2003, Wheel to Wheel executed four engineering programs for Tecstar versus three in 2002. Sales to other customers in 2003 increased due to additional show car business with General Motors.

Cost of goods sold as a percentage of sales decreased to 96.6% in 2003 versus 104.6% in 2002. In 2002 the company incurred additional research and development expenses related to the development of certain aftermarket parts and vehicle development programs.

Selling, general and administrative expenses increased to $1.7 million in 2003 compared to $1.5 million in 2002. The increase in 2003 is due to additional engineering personnel needed to support the additional sales programs.

Income from Tecstar increased to $10.8 million in 2003 compared to $4.1 million in 2002. See Management's Discussion and Analysis for Starcraft Corporation included in Starcraft's 2003 Annual Report accompanying this proxy statement for explanations of Tecstar's results of operations.

The net effective income tax rate in 2003 was 28.6% versus 41.1% in 2002. The effective tax rate in 2003 was reduced by $697,500 of tax credits received on research and development expenses.

2002 VERSUS 2001

Revenues in 2002 decreased to $9.1 million compared to $10.9 million in 2001. Sales to Tecstar increased in 2002 as Wheel to Wheel executed three engineering programs in 2002 compared to two programs in 2001. Sales to outside customers decreased to $3.7 million in 2002 versus $8.0 million in 2001 due to reduced emphasis on show car development. Wheel to Wheel reduced its specialty car business to concentrate on engineering programs and vehicle development that directly impact Tecstar's ability to gain second stage manufacturing business.

In 2002 cost of goods sold as a percentage of sales increased to 104.6% compared to 97.1% in 2001. In both 2001 and 2002, the company incurred significant research and development expenses related to the development of certain aftermarket parts and vehicle development programs.

Selling, general and administrative expenses in 2002 increased $390,000 due to increased bonuses and engineering staff to support new sales programs.

Income from Tecstar increased to $4.1 million in 2002 compared to $.07 million in 2001. See Management's Discussion and Analysis for Starcraft Corporation included in Starcraft's 2003 Annual Report accompanying this proxy statement for explanations of Tecstar's results of operations.

The effective tax rate in 2002 was 41.1%. Income tax expense in 2002 was higher due to certain expenses incurred that were not deductible for tax purposes. Income tax credit in 2001 resulted from the carry back recovery of 2001 operating losses.

SEASONALITY AND TRENDS

Wheel to Wheel is heavily dependent upon the operation of Tecstar, Wheel to Wheel's 50% owned subsidiary. See Management's Discussion and Analysis for Starcraft Corporation included in Starcraft's 2003 Annual Report accompanying this proxy statement for explanations of Tecstar's results of operations and seasonality and trends.

Wheel to Wheel's sales and profits are dependent on the automotive markets, primarily located in North America. The business may be influenced by a number of factors including OEM programs affecting price and supply, interest rates, gasoline prices, atypical weather for any sales region, OEM plant shut downs and model year changeovers.

The majority of Wheel to Wheel's sales to outside customers are to a single customer, General Motors Corporation.

On October 29, 2003, Wheel to Wheel entered into an Agreement and Plan of Merger with Starcraft Corporation. See "Proposal II" in this Proxy Statement and Management's Discussion and Analysis for Starcraft Corporation included in Starcraft's 2003 Annual Report accompanying this proxy statement for explanations of the proposed transaction.

                                                                         ANNEX D


                              WHEEL TO WHEEL, INC.
                    HISTORICAL UNAUDITED FINANCIAL STATEMENTS

                              Wheel to Wheel, Inc.
                              _____________________

                            Compiled Financial Report
                               September 30, 2003

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                                       Contents



Financial Statements

      Balance Sheet...........................................................2

      Statement of Operations.................................................3

      Statement of Changes in Stockholders' Equity............................4

      Statement of Cash Flows.................................................5

      Notes to Financial Statements........................................6-13

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                                   Balance Sheet

                                                                                   September 30
                                                                         ---------------------------------
                                                                         --------------- -- --------------
                                                                              2003              2002
                                                                         ---------------    --------------
                                                 Assets

Current Assets
   Cash and cash equivalents                                                 $   34,046     $     245,721
   Accounts receivable
        Trade                                                                 1,864,150         1,718,945
        Affiliate (Note 11)                                                     943,144           559,431
        Other                                                                    15,900            22,346
   Costs in excess of billings on uncompleted contracts (Note 2)              1,337,144         1,185,586
   Prepaid expenses and other current assets                                     59,408            36,029
   Refundable federal income taxes                                              697,500                 -
   Deferred income taxes (Note 9)                                                29,600            29,600
                                                                         ---------------    --------------

                        Total current assets                                  4,980,892         3,797,658

Property, Plant, and Equipment - Net (Note 3)                                 2,133,021         1,882,146

Other Assets
   Deposits                                                                      29,447            10,983
   Deferred income taxes (Note 9)                                               550,070           550,070
   Investment in joint venture (Note 1)                                       9,821,000         1,999,351
                                                                         ---------------    --------------

                        Total other assets                                   10,400,517         2,560,404
                                                                         ---------------    --------------

                        Total assets                                     $   17,514,430       $ 8,240,208
                                                                         ===============    ==============


                                  Liabilities and Stockholders' Equity

Current Liabilities
   Note payable (Note 4)                                                   $  1,684,532       $ 1,692,074
   Current portion of long-term debt (Note 5)                                   339,788         1,787,942
   Current portion of capital lease obligations (Note 6)                        299,768           107,190
   Accounts payable:
        Trade                                                                 1,273,455           576,443
        Stockholders                                                             31,088             4,862
   Billings in excess of costs on uncompleted contracts (Note 2)                  1,212           194,527
   Accrued liabilities                                                          413,657           385,790
   Accrued federal income taxes                                               3,285,044           882,489
                                                                         ---------------    --------------

                        Total current liabilities                             7,328,544         5,631,317

Capital Lease Obligations - Net of current portion (Note 6)                      57,687            83,462
Long-term Debt - Net of current portion (Note 5)                              3,271,480                 -
Stockholders' Equity
   Common stock - $5 par value:
        Authorized - 50,000 shares
        Issued and outstanding - 9,540 shares (Note 12 & 13)                     47,700            60,000
   Additional paid-in capital                                                   818,337           254,999
   Excess Cost - charged against R/E or Paid-In Capital                      (2,534,000)                -
     Retained earnings                                                        8,524,682         2,210,430
                                                                         ---------------    --------------
                        Total stockholders' equity                            6,856,719         2,525,429
                                                                         ---------------    --------------
                        Total liabilities and stockholders' equity       $   17,514,430       $ 8,240,208
                                                                         ===============    ==============

See Notes to Financial Statements                       2

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                         Statement of Operations


                                                                                   September 30
                                                                         --------------- -- --------------
                                                                              2003              2002
                                                                         ---------------    --------------


Net Sales                                                                   $13,457,360       $ 9,097,965

Cost of Sales                                                                13,004,912         9,513,249
                                                                         ---------------    --------------

Gross Profit (Loss)                                                             452,448         (415,284)

Selling, General, and Administrative Expenses                                 1,669,909         1,512,699
                                                                         ---------------    --------------

Operating Loss                                                              (1,217,461)       (1,927,983)

Stock compensation to employees                                               (572,300)                -


Other Income (Expenses)
   Interest expense                                                           (178,130)         (227,152)
   Income from joint venture (Note 1)                                        10,832,000         4,086,474
   Gain (loss) on sale of fixed assets                                                -            26,284
   Other - Net                                                                 (26,112)          (20,675)
                                                                         ---------------    --------------

Income (Loss) - Before income taxes                                           8,837,997         1,936,948

Federal & State Income Tax Expense  (Note 9)                                  2,523,745           798,364
                                                                         ---------------    --------------

Net Income (Loss)                                                          $  6,314,252     $   1,138,584
                                                                          ===============    ==============


See Notes to Financial Statements                       3

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                    Statement of Changes in Stockholders' Equity

                                                                     Additional                             Total
                                                                       Paid-in           Retained       Stockholders'
                                     Shares           Amount           Capital           Earnings          Equity
                                   ------------    -------------    --------------    ---------------   --------------
Balance - October 1, 2000               12,000        $  60,000        $  254,999       $  1,780,872      $ 2,095,871

Net loss                                     -                -                 -          (709,026)        (709,026)
                                   ------------    -------------    --------------    ---------------   --------------

Balance - September 30, 2001            12,000           60,000           254,999          1,071,846        1,386,845

Net income                                   -                -                 -          1,138,584        1,138,584
                                   ------------    -------------    --------------    ---------------   --------------

Balance - September 30, 2002            12,000        $  60,000        $  254,999       $  2,210,430      $ 2,525,429

Shares Repurchased                    ( 3,000)          (15,000)       (2,534,000)                 -       (2,549,000)
Common Stock issued                       540             2,700           563,338                  -          566,038
Net income                                  -                 -                 -          6,314,252        6,314,252
                                   ------------    -------------    --------------    ---------------   --------------

Balance - September 30, 2003             9,540        $  47,700      ($1,715,663)       $  8,524,682      $ 6,856,719
                                   ============    =============    ==============    ===============   ==============


See Notes to Financial Statements                       4

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                         Statement of Cash Flows

                                                                                   September 30
                                                                         ---------------------------------
                                                                              2003              2002
                                                                         ---------------    --------------

Cash Flows from Operating Activities
   Net income (loss)                                                       $  6,314,252       $ 1,138,584
   Adjustments to reconcile net income (loss) to net cash from operating activities:
        Depreciation                                                            389,540           323,464
        Stock compensation                                                      563,338                 -
        (Gain) loss on sale of assets                                                 -          (26,284)
        Deferred taxes                                                                -         (248,750)
        Income from joint venture                                          (10,832,000)       (4,086,474)
        (Increase) decrease in assets:
           Accounts receivable                                                (522,472)           189,718
           Costs in excess of billings on uncompleted contracts               (151,558)           623,288
           Prepaid expenses and other                                          (23,379)           (9,806)
           Refundable federal income taxes                                    (697,500)           493,304
           Deposits                                                            (18,464)                 -
        Increase (decrease) in liabilities
           Accounts payable                                                     723,238         (496,671)
           Billings in excess of costs on uncompleted contracts               (193,315)             2,047
           Accrued liabilities                                                   27,867            29,223
           Accrued federal income taxes                                       2,402,555           882,489
                                                                         ---------------    --------------

                    Net cash used in operating activities                   (2,017,898)       (1,185,868)

Cash Flows from Investing Activities
   Purchase of property, plant, and equipment                                 (640,415)          (80,433)
   Proceeds from sale of property and equipment                                       -            50,000
   Distributions from joint venture                                           3,010,351         2,250,000
   Investment in limited liability company                                            -           (1,025)
                                                                         ---------------    --------------

                    Net cash provided by investing activities                 2,369,936         2,218,542

Cash Flows from Financing Activities
   Principle payments on  note payable                                          (7,542)         (307,341)
   Proceeds from long-term debt                                               2,049,000                 -
   Principal payments on long-term debt                                       (225,674)         (163,383)
     Proceeds from Capital Lease obligations                                    416,783                 -
   Principle payments on stockholder loans                                            -         (152,000)
   Principle payments on related party advances                                       -          (88,525)
   Payments on Capital lease obligations                                      (249,980)         (100,893)
     Issuance of Common Stock                                                     2,700                 -
     Redemption of Common Stock                                             (2,549,000)                 -

                                                                         ---------------    --------------

                    Net cash (used in) provided by financing activities       (563,713)         (812,142)
                                                                         ---------------    --------------

Net Increase (Decrease) in Cash and Cash Equivalents                          (211,675)           220,532

Cash and Cash Equivalents - Beginning of year                                   245,721            25,189
                                                                         ---------------    --------------

Cash and Cash Equivalents - End of year                                      $   34,046     $     245,721
                                                                         ===============    ==============

See Notes to Financial Statements                       5

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002

Note 1 - Nature of Business and Significant Accounting Policies

Wheel to Wheel, Inc. (the "Company") provides engineering development services to customers in the automotive industry and manufacturers of automotive parts on a subcontract basis.

Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Accounts Receivable - Substantially all accounts receivable are due from one customer. No provision for doubtful accounts has been established since the Company considers all accounts receivable collectible.

Revenue Recognition - Engineering development revenue is recognized on individual contracts on a percentage-of-completion basis measured by the percentage of total costs incurred to estimated total costs for each contract. Management considers total contract costs to be the best available measure of progress on contracts.

Contract costs include all direct material, labor, and subcontracted costs, and those indirect costs related to contract performance, such as supplies, fringe benefits, repairs, facility costs, and depreciation. General and administrative costs are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in lob performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and profit estimates. Due to uncertainties inherent in estimation, it is at least reasonably possible that the Company will revise its total cost and profit estimates in the near term. Such revisions are recognized in the period in which they are determined.

Costs in excess of billings on uncompleted contracts are classified as current assets and represent contract revenue recognized in excess of amounts billed. Billings in excess of costs on uncompleted contracts represent amounts billed in excess of revenue recognized.

Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost. Depreciation is computed on the straight-line method over estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002

Note 1 - Nature of Business and Significant Accounting Policies (Continued)


Employee Benefit Plan - The Company maintains a 401(k) defined contribution plan that provides benefits to eligible participants, determined according to the provisions of the plan document. The plan provides for discretionary employer contributions and matching contributions. Matching contributions were approximately $21,800 for the year ended September 30, 2003. There was $16,900 in discretionary employer contributions for the year ended September 30, 2002 and none in the year ended September 30, 2001.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for each year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting and operating loss and tax credit carryforwards.

Investment in Joint Ventures - The Company's joint venture, Tecstar, LLC and Tecstar Manufacturing Canada Limited, is accounted for using the equity method of accounting. Accordingly, the Company's investment is recorded at cost, adjusted for the Company's proportionate share of earnings or losses and distributions. The Company has a 50 percent membership interest in this joint venture. Condensed financial information regarding the joint venture for the years ended September 30, 2003 and 2002 is as follows:

                                             2003                    2002
                                       -------------------    ------------------

         Members' equity                 $ 19,642,000         $     3,981,891
         Net sales                        190,203,912             102,058,482
         Net income                        21,664,000               8,172,948

The Company has also invested in, Wheel to Wheel Innovative Concepts, LLC and Wheel to Wheel Powertrain, LLC. These investments are also accounted for using the equity method of accounting.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002

Note 2 - Costs and Billings on Uncompleted Contracts

                                                                                       2003                2002
                                                                                  ----------------    ---------------

         Costs incurred on uncompleted contracts                                       $2,109,681         $3,373,601
         Estimated earnings                                                               243,592            680,915
                                                                                  ----------------    ---------------

                                    Total                                               2,353,273          4,054,516
         Less billings on uncompleted contracts                                        (1,017,341)        (3,063,457)
                                                                                  ----------------    ---------------

         Excess costs and earnings                                                     $1,335,932           $991,059
                                                                                  ================    ===============

         Excess costs and earnings are included in the balance sheet under the following captions:

                                                                                        2003               2002
                                                                                   ---------------    ---------------

         Costs in excess of billings on uncompleted contracts                          $1,337,144         $1,185,586
         Billings in excess of costs on uncompleted contracts                             (1,212)           (194,527)
                                                                                   ---------------    ---------------

                                    Net carrying amount                                $1,335,932           $991,059
                                                                                   ===============    ===============

Note 3 - Property, Plant, and Equipment

                                                                                                       Depreciable
                                                                 2003                 2002             Life - Years
                                                            ----------------    -----------------    ----------------
         Land                                                     $ 211,000            $ 211,000            -
         Buildings and improvements                               1,518,170            1,509,246          7-30
         Machinery and equipment                                  1,095,520              989,170           5-7
         Computers and software                                     876,210              357,570           3-5
         Vehicles                                                   179,060              172,559           3-7
                                                            ----------------    -----------------

                           Total cost                             3,879,960            3,239,545

         Less accumulated depreciation                            1,746,939            1,357,399
                                                            ----------------    -----------------

                           Net carrying amount                   $2,133,021           $1,882,146
                                                            ================    =================

     Depreciation expense amounted to $389,540 in 2003 and $323,464 in 2002.

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002


Note 4 - Note Payable

The note payable consists of borrowings under a $2,000,000 bank line of credit, with borrowings limited to 80 percent of eligible trade accounts receivable and is due on demand. Borrowings bear interest at .75 percent above the bank's prime rate. The effective rate was 4.75 percent at September 30, 2003 and 5.50 percent at September 30, 2002. The note is collateralized by substantially all assets of the Company and guaranteed by its stockholders. The note payable is also subject to various covenants with which the Company is not in compliance as of September 30, 2003 and 2002.

Note 5 - Long-term Debt

Long-term debt consists of the following:

                                                                                      2003                  2002
                                                                             ------------------    ------------------
         Mortgage  note  payable to bank,  due in monthly  installments  of        $ 1,434,340           $ 1,541,648
         $15,000  including  interest at .5 percent  above the bank's prime rate (4.00  percent at September 30,  2003),  due September  2006, collateralized  by related  building.  The  majority  stockholders have personally guaranteed the note

         Installment note payable to bank, payable in monthly  installments of $5,000  plus  interest at .75  percent  above the bank's  prime rate (4.00  percent at September 30,  2003),  due September  2006, collateralized  by related  equipment.  The majority  stockholders
         have personally guaranteed the note                                           180,000               240,000



         Uncollateralized    installment   note   payable   to   a   former
         stockholder,   in  monthly   installments  of  $22,113   including
         interest   at  5.38   percent,   due  May   2012.   The   majority
         stockholders have personally guaranteed the note                            1,996,928                     -

         Installment notes payables to GMAC                                                  -                 6,294
                                                                             ------------------    ------------------

                                    Total                                            3,611,268             1,787,942
                                    Less current portion                               339,788             1,787,942
                                    Long-term portion                        $       3,271,480           $         -
                                                                             ==================    ==================

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002


Note 5 - Long-term Debt (Continued)

Both the mortgage note payable and the installment note payable to bank are subject to various covenants with which the Company was not in compliance as of September 30, 2002 and 2003. The long-term liabilities pertaining to the bank covenant violations have not been reclassified as current for September 30, 2003. The compiled financial statement for September 30, 2003 has been prepared under the assumption the bank will waive its right to call theses loans due resulting from loan covenant violations, and long-term liabilities will not have to be reclassified as current at September 30, 2003.

Total interest expense was $249,457 in 2003 and $227,152 in 2002.

Note 6 - Capital Lease Obligations

Capital lease obligations for equipment acquired under capital lease are due in monthly installments of $82 to $18,559, including interest at 10.54 percent to
18.81 percent per annum through June 2006. The net carrying value of the equipment was $541,204 and $244,424 at September 30, 2003 and 2002, respectively.

Future minimum lease payments under the capital lease obligations are as follows:

        2004                                                    $   311,278
        2005                                                         71,998
        2006                                                         29,402
                                                         -------------------
                                                         -------------------

              Total minimum lease payments                          412,678

              Less amount representing interest                    (55,223)
                                                         -------------------
                                                         -------------------

              Present value of minimum lease payments               357,455

              Less current portion                                (299,768)
                                                         -------------------
                                                         -------------------

              Long-term portion                                  $   57,687

                                                         ===================

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002

Note 7 - Cash Flows

Cash paid or refunded during 2003 and 2002 for interest, federal income taxes, and penalties was as follows:


                                              2003               2002
                                         ---------------    ---------------

         Interest and Penalties               $ 262,918          $ 241,416
         Income taxes paid (refunded)           771,485          (491,503)

During  2003,  the  Company  leased  certain   equipment   under  capital  lease
obligations. The capital lease obligations incurred for 2003 totaled $432,623. The new capital lease obligations incurred in 2002 totaled $43,210.

Note 8 - Leases

The Company leases two buildings under noncancelable operating lease agreements. Minimum future rental payments as of September 30, 2003 are as follows:

                    2004                               $   215,015
                    2005                                   215,015
                    2006                                   108,440
                                                -------------------
                                         Total         $   538,290

Rent expense was $215,010 and $110,448 for the years ended September 30, 2003 and 2002, respectively.

Note 9 - Income Taxes

The provision for income taxes consists of the following:

                                                               2003                 2002
                                                        ----------------    ------------------

         Current expense                                     $2,523,745         $ 1,047,114
         Deferred expense (recovery)                                  -            (248,750)
                                                        ----------------    ------------------
            Total income tax expense (recovery)              $2,523,745         $   798,364
                                                        ================    ==================

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002


                                                                                    2003                 2002
                                                                               ----------------    ------------------

         Tax, computed at 34 percent of pretax income (loss)                   $  3,004,919             $ 658,562
         Effect of nondeductible expenses                                            40,612                32,718
         State income taxes                                                          51,797               162,824
         Other                                                                     (573,583)              (55,740)
                                                                               ----------------    ------------------

                           Total income tax expense (recovery)                 $  2,523,745             $ 798,364
                                                                               ================    ==================

         The details of the net deferred tax asset are as follows:

                                                                                    2003                 2002
                                                                               ----------------    ------------------

         Total deferred tax assets                                             $    579,670              $579,670
         Total deferred tax liabilities                                                   -                     -
         Valuation allowance recognized for deferred tax assets                           -                     -
                                                                               ----------------    ------------------

                           Net deferred tax asset                              $    579,670              $579,670
                                                                               ================    ==================

Deferred tax assets result from expenses not deductible for tax purposes until paid, amortizing goodwill over a different life for tax purposes, and cumulative temporary differences recognized on the investment in the joint venture.

Note 10 - Stock Redemption Agreement

The Company has entered into an agreement with its stockholders that, in the event of death, requires the Company to purchase shares of its stock held by a deceased stockholder's estate. The purchase price will be the greater of book value or the net life insurance proceeds received by the Company as a result of the stockholder's death, as established by the agreement.

Note 11 - Related Party Transactions

The Company purchases a portion of its raw materials and other supplies from and sells finished products to a joint venture affiliate (see Note I). Following is a summary of transactions and balances with the affiliate for 2003 and 2002:

                                                                                    2003                 2002
                                                                               ----------------    ------------------

         Sales (loss)                                                            $7,645,087           $ 5,370,630

         Accounts receivable                                                        943,144               559,431

         Costs in excess of billings on uncompleted contracts                       910,169               904,637

         Billings in excess of costs on uncompleted contracts                          (909)             (134,300)

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2003 and 2002

Note 12 - Stock Redemption

The Company entered into an agreement in April 2003 to purchase 3,000 shares of the stock in the Company owned by a former stockholder. The purchase price paid at closing by the Company was $500,000 cash and a Promissory Note of $2,049,000 together with interest at a rate of 5.38% per annum. The principle and interest paid by the company will be $22,112.90 per month over 120 equal monthly installments.


Note 13 - Common Stock Issued

The Company determined it to be in the best interests of the Company to issue a stock reward to certain long-time key employees. The Stock Award agreement was made effective in April 2003 and granted to the employees a combined total of 540 shares of common stock of the Company.


Note 14 - Consulting Agreement

The Company desired to obtain the consulting services of a former stockholder who has extensive experience and expertise in the providing of engineering development resources, the manufacturing of automotive parts and the providing of services for the automotive industry. In April 2003 the Company entered into a consulting agreement with this stockholder for a period of ten years, unless sooner terminated by the consultant. The consultant shall advise and assist the officers and directors of the Company relative to the operation of the Business. In return the Company agreed to pay an annual fee of $333,000, payable in monthly installments of $27,750.

                              Wheel to Wheel, Inc.
                              _____________________

                                Financial Report
                               September 30, 2002

                                  (Unaudited)

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                                        Contents


Report Letter

Financial Statements

      Balance Sheet............................................................2

      Statement of Operations..................................................3

      Statement of Changes in Stockholders' Equity.............................4

      Statement of Cash Flows..................................................5

      Notes to Financial Statements.........................................6-12

                                                            Plante & Moran, PLLC
                                                      27400 Northwestern Highway
                                                                    P.O. Box 307
                                                      Southfield, MI  48027-0307
                                                               Tel: 248-352.2500
                                                               Fax: 243.352.0018
                                                                 plantemoran.com


To the Board of Directors
Wheel to Wheel, Inc.

We have reviewed the accompanying balance sheet of Wheel to Wheel, Inc. as of September 30, 2002 and 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Wheel to Wheel, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.


/s/ Plante & Moran, PLLC
December 6, 2002

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                                   Balance Sheet



                                                                                   September 30
                                                                         ---------------------------------
                                                                              2002              2001
                                                                         ---------------    --------------
                                                 Assets

Current Assets
   Cash and cash equivalents                                                $   245,721        $   25,189
   Accounts receivable
        Trade                                                                 1,718,945         1,970,399
        Affiliate (Note 11)                                                     559,431           514,403
        Other                                                                    22,346             5,638
   Costs in excess of billings on uncompleted contracts (Note 2)              1,185,586         1,808,874
   Prepaid expenses and other current assets                                     36,029            26,223
   Refundable federal income taxes                                                    -           493,304
   Deferred income taxes (Note 9)                                                29,600            27,370
                                                                         ---------------    --------------

                        Total current assets                                  3,797,658         4,871,400

Property, Plant, and Equipment - Net (Note 3)                                 1,882,146         2,105,683

Other Assets
   Deposits                                                                      10,983            10,983
   Deferred income taxes (Note 9)                                               550,070           303,550
   Investment in joint venture (Note 1)                                       1,999,351           161,852
                                                                         ---------------    --------------

                        Total other assets                                    2,560,404           476,385
                                                                         ---------------    --------------

                        Total assets                                       $  8,240,208       $ 7,453,468
                                                                         ===============    ==============

                                  Liabilities and Stockholders' Equity

Current Liabilities
   Note payable (Note 4)                                                   $  1,692,074       $ 1,999,415
   Current portion of long-term debt (Note 5)                                 1,787,942         1,945,031
   Current portion of capital lease obligations (Note 6)                        107,190            86,272
   Accounts payable:
        Trade                                                                   576,443         1,073,114
        Stockholders                                                              4,862            93,387
   Billings in excess of costs on uncompleted contracts (Note 2)                194,527           192,480
   Accrued liabilities                                                          385,790           356,567
   Accrued federal income taxes                                                 888,489                 -
                                                                         ---------------    --------------

                        Total current liabilities                             5,631,317         5,746,266

Capital Lease Obligations - Net of current portion (Note 6)                      83,462           162,063
Long-term Debt - Net of current portion (Note 5)                                      -           158,294
Stockholders' Equity
   Common stock - $5 par value:
        Authorized - 50,000 shares
        Issued and outstanding - 12,000 shares                                   60,000            60,000
   Additional paid-in capital                                                   254,999           254,999
   Retained earnings                                                          2,210,430         1,071,846
                                                                         ---------------    --------------

                        Total stockholders' equity                            2,525,429         1,386,845
                                                                         ---------------    --------------

                        Total liabilities and stockholders' equity         $  8,240,208       $ 7,453,468
                                                                         ===============    ==============

See Notes to Financial Statements
    and Accountant's Report                          2

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                         Statement of Operations


                                                                                   September 30
                                                                         ---------------------------------
                                                                              2002              2001
                                                                         ---------------    --------------
                                                 Assets

Net Sales                                                                  $  9,097,965      $ 10,938,668

Cost of Sales                                                                 9,513,249        10,620,179
                                                                         ---------------    --------------

Gross Profit (Loss)                                                           (415,284)           318,489

Selling, General, and Administrative Expenses                                 1,512,699         1,122,920
                                                                         ---------------    --------------

Operating Loss                                                              (1,927,983)         (804,431)

Other Income (Expenses)
   Interest expense                                                           (227,152)         (301,115)
   Income from joint venture (Note 1)                                         4,086,474            69,973
   Gain (loss) on sale of fixed assets                                           26,284             (918)
   Other - Net                                                                 (20,675)           (7,395)
                                                                         ---------------    --------------

Income (Loss) - Before income taxes                                           1,936,948       (1,043,886)

                                                                         ---------------    --------------
Federal Income Tax Expense (Recovery) (Note 9)                                  798,364         (334,860)
                                                                         ---------------    --------------

Net Income (Loss)                                                          $  1,138,584      $  (709,026)
                                                                         ===============    ==============

See Notes to Financial Statements
     and Accountant's Report                               3

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                    Statement of Changes in Stockholders' Equity


                                                                     Additional                             Total
                                                                       Paid-in           Retained       Stockholders'
                                     Shares           Amount           Capital           Earnings          Equity
                                   ------------    -------------    --------------    ---------------   --------------

Balance - October 1, 2000               12,000        $  60,000        $  254,999       $  1,780,872      $ 2,095,871

Net loss                                     -                -                 -          (709,026)        (709,026)
                                   ------------    -------------    --------------    ---------------   --------------

Balance - September 30, 2001            12,000           60,000           254,999          1,071,846        1,386,845

Net income                                   -                -                 -          1,138,584        1,138,584
                                   ------------    -------------    --------------    ---------------   --------------

Balance - September 30, 2002               000        $  60,000        $  254,999       $  2,210,430      $ 2,525,429
                                   ============    =============    ==============    ===============   ==============


See Notes to Financial Statements
     and Accountant's Report                               4

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                         Statement of Cash Flows


                                                                                   September 30
                                                                         ---------------------------------
                                                                              2002              2001
                                                                         ---------------    --------------

Cash Flows from Operating Activities
   Net income (loss)                                                       $  1,138,584      $  (709,026)
   Adjustments to reconcile net income (loss) to net cash from operating activities:
        Depreciation                                                            323,464          350,6509
        Amortization                                                                  -            24,199
        (Gain) loss on sale of assets                                          (26,284)               918
        Deferred taxes                                                        (248,750)           158,820
        Income from joint venture                                           (4,086,474)          (69,973)
        (Increase) decrease in assets:
           Accounts receivable                                                  189,718       (1,074,010)
           Costs in excess of billings on uncompleted contracts                 623,288         (519,196)
           Prepaid expenses and other                                           (9,806)            29,508
           Refundable federal income taxes                                      493,304                 -
           Deposits                                                                   -               270
        Increase (decrease) in liabilities
           Accounts payable                                                   (496,671)           163,529
           Billings in excess of costs on uncompleted contracts                   2,047          (25,527)
           Accrued liabilities                                                   29,223         (421,900)
           Accrued federal income taxes                                         882,489         (502,760)
                                                                         ---------------    --------------

                    Net cash used in operating activities                   (1,185,868)       (2,594,489)

Cash Flows from Investing Activities
   Purchase of property, plans, and equipment                                  (80,433)         (136,550)
   Proceeds from sale of property and equipment                                  50,000            13,914
   Distributions from joint venture                                           2,250,000         1,000,000
   Investment in limited liability company                                      (1,025)                 -
                                                                         ---------------    --------------

                    Net cash provided by investing activities                  2,218,42           877,364

Cash Flows from Financing Activities
   Net proceeds from (repayment of) note payable                              (307,341)           996,698
   Proceeds from long-term debt                                                       -         1,935,000
   Principal payments on long-term debt                                       (163,383)       (1,429,543)
   Proceeds from (payments on) stockholder loans                              (152,000)           152,000
   Net proceeds from (payments on) related party advances                      (88,525)            90,423
   Payments on capital lease obligations                                      (100,893)          (97,127)
                                                                         ---------------    --------------

                    Net cash (used in) provided by financing activities       (812,142)         1,647,451
                                                                         ---------------    --------------

Net Increase (Decrease) in Cash and Cash Equivalents                            220,532          (69,674)

Cash and Cash Equivalents - Beginning of year                                    25,189            94,863
                                                                         ---------------    --------------

Cash and Cash Equivalents - End of year                                     $   245,721        $   25,189
                                                                         ===============    ==============


See Notes to Financial Statements
     and Accountant's Report                               5

Wheel to Wheel, Inc.
--------------------------------------------------------------------------------
                                                   Notes to Financial Statements
                                                     September 30, 2002 and 2001


Note 1 - Nature of Business and Significant Accounting Policies

Wheel to Wheel, Inc. (the "Company") provides engineering development services to customers in the automotive industry and manufacturers of automotive parts on a subcontract basis.

Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Accounts Receivable - Substantially all accounts receivable are due from one customer. No provision for doubtful accounts has been established since the Company considers all accounts receivable collectible.

Revenue Recognition - Engineering development revenue is recognized on individual contracts on a percentage-of-completion basis measured by the percentage of total costs incurred to estimated total costs for each contract. Management considers total contract costs to be the best available measure of progress on contracts.

Contract costs include all direct material, labor, and subcontracted costs, and those indirect costs related to contract performance, such as supplies, fringe benefits, repairs, facility costs, and depreciation. General and administrative costs are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in lob performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and profit estimates. Due to uncertainties inherent in estimation, it is at least reasonably possible that the Company will revise its total cost and profit estimates in the near term. Such revisions are recognized in the period in which they are determined.

Costs in excess of billings on uncompleted contracts are classified as current assets and represent contract revenue recognized in excess of amounts billed. Billings in excess of costs on uncompleted contracts represent amounts billed in excess of revenue recognized.

Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost. Depreciation is computed on the straight-line method over estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

See Accountant's Report                                   6

Employee Benefit Plan - The Company maintains a 401(k) defined contribution plan that provides benefits to eligible participants, determined according to the provisions of the plan document. The plan provides for discretionary employer contributions and matching contributions. Matching contributions were approximately $16,900 for the year ended September 30, 2002. There were no discretionary employer contributions for the years ended September 30, 2002 and 2001.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for each year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting and operating loss and tax credit carryforwards.

Investment in Joint Ventures - The Company's joint venture, Tecstar, LLC and Tecstar Manufacturing Canada Limited, is accounted for using the equity method of accounting. Accordingly, the Company's investment is recorded at cost, adjusted for the Company's proportionate share of earnings or losses and distributions. The Company has a 50 percent membership interest in this joint venture. Condensed financial information regarding the joint venture for the years ended September 30, 2002 and 2001 is as follows:

                                        2002                    2001
                                 --------------------    -------------------

         Members' equity                $  3,981,891            $   313,943
         Net sales                       102,058,482             43,667,020
         Net income                        8,172,948                139,947

The Company also invested in another limited liability company, Wheel to Wheel Innovative Concepts, LLC. This investment is also accounted for using the equity method of accounting. Wheel to Wheel Innovative Concepts, LLC has not commenced operations as of September 30, 2002.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

See Accountant's Report                                   7

Note 2 - Costs and Billings on Uncompleted Contracts

                                                                                       2002                2001
                                                                                  ----------------    ---------------

         Costs incurred on uncompleted contracts                                       $3,373,601         $4,984,558
         Estimated earnings                                                               680,915         1,034,9044
                                                                                  ----------------    ---------------

                                    Total                                               4,054,516          6,019,502
         Less billings on uncompleted contracts                                       (3,063,457)        (4,403,108)
                                                                                  ----------------    ---------------

         Excess costs and earnings                                                      $ 991,059         $1,616,394
                                                                                  ================    ===============

         Excess costs and earnings are included in the balance sheet under the following captions:

                                                                                        2002               2001
                                                                                   ---------------    ---------------

         Costs in excess of billings on uncompleted contracts                          $1,185,586         $1,808,874
         Billings in excess of costs on uncompleted contracts                           (194,527)          (192,480)
                                                                                   ---------------    ---------------

                                    Net carrying amount                                 $ 991,059         $1,616,394
                                                                                   ===============    ===============

Note 3 - Property, Plant, and Equipment

                                                                                                       Depreciable
                                                                 2002                 2001             Life - Years
                                                            ----------------    -----------------    ----------------

         Land                                                     $ 211,000            $ 211,000            -
         Buildings and improvements                               1,509,246            1,508,120          7-30
         Machinery and equipment                                    989,170              964,256           5-7
         Computers and software                                     357,570              286,349           3-5
         Vehicles                                                   172,559              203,615           3-7
                                                            ----------------    -----------------

                           Total cost                             3,239,545            3,173,340

         Less accumulated depreciation                            1,357,399            1,067,657
                                                            ----------------    -----------------

                           Net carrying amount                   $1,882,146           $2,105,683
                                                            ================    =================

         Depreciation expense amounted to $323,464 in 2002 and $350,659 in 2001.

See Accountant's Report                                   8

Note 4 - Note Payable

The note payable consists of borrowings under a $2,000,000 bank line of credit, with borrowings limited to 80 percent of eligible trade accounts receivable and is due on demand. Borrowings bear interest at .75 percent above the bank's prime rate. The effective rate was 5.25 percent at September 30, 2002 and 6.75 percent at September 30, 2001. The note is collateralized by substantially all assets of the Company and guaranteed by its stockholders. The note payable is also subject to various covenants with which the Company is not in compliance as of September 30, 2002 and 2001.

Note 5 - Long-term Debt

         Long-term debt consists of the following:

                                                                                      2002                  2001
                                                                             ------------------    ------------------
         Mortgage  note  payable to bank,  due in monthly  installments  of        $ 1,541,648           $ 1,635,000
         $15,000  including  interest at .5 percent  above the bank's prime rate (4.50  percent at September 30,  2002),  due September  2006,
         collateralized   by  related   building.   The  stockholders  have
         personally guaranteed the note

         Installment note payable to bank, payable in monthly  installments of $5,000  plus  interest at .75  percent  above the bank's  prime rate (4.50  percent at September 30,  2002),  due September  2006,
         collateralized  by  related   equipment.   The  stockholders  have
         personally guaranteed the note                                                240,000               300,000

         Uncollateralized  notes  payable to  stockholders,  interest at 10
         percent, due on demand                                                              -               152,000

         Installment  note payable to GMAC, due in monthly  installments of
         $381  including  interest at 11.52  percent,  due  February  2002,
         collateralized by related equipment                                                 -                 1,849

         Installment  note payable to GMAC, due in monthly  installments of
         $708   including   interest  at  2.9   percent,   due  June  2003,
         collateralized by related equipment                                             6,294                14,476
                                                                             ------------------    ------------------

                                    Total                                            1,787,942             2,103,325
                                    Less current portion                             1,787,942             1,945,031
                                                                             ------------------    ------------------
                                    Long-term portion                                 $      -            $  158,294
                                                                             ==================    ==================


See Accountant's Report                                   9

Both the mortgage note payable and the installment note payable to bank are subject to various covenants with which the Company is not in compliance as of September 30, 2002 and 2001. Accordingly, these long-term liabilities have been reclassified as current.

Total interest expense was $227,152 in 2002 and $301,115 in 2001.

Note 6 - Capital Lease Obligations

Capital lease obligations for equipment acquired under capital lease are due in monthly installments of $50 to $2,373, including interest at 10.45 percent to
21.44 percent per annum through December I, 2005. The net carrying value of the equipment was $244,424 and $270,284 at September 30, 2002 and 2001, respectively.

Future minimum lease payments under the capital lease obligations are as follows:

      2003                                                    $   123,144
      2004                                                         63,435
      2005                                                         27,628
                                                       -------------------
                                                       -------------------

            Total minimum lease payments                          214,207

            Less amount representing interest                    (23,555)
                                                       -------------------
                                                       -------------------

            Present value of minimum lease payments               190,652

            Less current portion                                (107,190)
                                                       -------------------
                                                       -------------------

            Long-term portion                                  $   83,462
                                                       ===================

Note 7 - Cash Flows

Cash paid or refunded during 2002 and 2001 for interest and income taxes was as follows:


                                                 2002               2001
                                            ---------------    ---------------
                                            ---------------    ---------------

         Interest                                $ 241,416          $ 289,258
         Income taxes paid (refunded)            (491,503)              9,080



See Accountant's Report                                   10

During  2002,  the  Company  leased  certain   equipment   under  capital  lease
obligations. The capital lease obligations incurred for 2002 totaled $43,210. There were no new capital lease obligations incurred in 2001.

Note 8 - Leases

The Company leases two buildings under noncancelable operating lease agreements. Minimum future rental payments as of September 30, 2002 are as follows:

          2003                               $   214,955
          2004                                   214,955
          2005                                   108,380
                                      -------------------
                                      -------------------

                               Total         $   538,290
                                      ===================

Rent expense was $110,448 and $106,575 for the years ended September 30, 2002 and 2001, respectively.

Note 9 - Income Taxes

         The provision for income taxes consists of the following:

                                                                                    2002                 2001
                                                                               ----------------    ------------------

         Current expense (recovery)                                                 $1,047,114            $ 493,680)
         Deferred expense (recovery)                                                  (248,750)             158,820
                                                                               ----------------    ------------------
           Total income tax expense (recovery)                                      $  798,364            $ 334,860)
                                                                               ================    ==================

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

                                                                                    2002                 2001
                                                                               ----------------    ------------------

         Tax, computed at 34 percent of pretax income (loss)                         $ 658,562           $ (354,921)
         Effect of nondeductible expenses                                               32,718                20,061
         State income taxes                                                            162,824                     -
         Other                                                                        (55,740)                     -
                                                                               ----------------    ------------------
                           Total income tax expense (recovery)                       $ 798,364           $ (334,860)
                                                                               ================    ==================

See Accountant's Report                                   11

         The details of the net deferred tax asset are as follows:

                                                                                    2002                 2001
                                                                               ----------------    ------------------

         Total deferred tax assets                                                   $ 579,670            $  330,920
         Total deferred tax liabilities                                                      -                     -
         Valuation allowance recognized for deferred tax assets                              -                     -
                                                                               ----------------    ------------------

                           Net deferred tax asset                                    $ 579,670            $  330,920
                                                                               ================    ==================

Deferred tax assets result from expenses not deductible for tax purposes until paid, amortizing goodwill over a different life for tax purposes, and cumulative temporary differences recognized on the investment in the joint venture.

Note 10 - Stock Redemption Agreement

The Company has entered into an agreement with its stockholders that, in the event of death, requires the Company to purchase shares of its stock held by a deceased stockholder's estate. The purchase price will be the greater of book value or the net life insurance proceeds received by the Company as a result of the stockholder's death, as established by the agreement.

Note 11 - Related Party Transactions

The Company purchases a portion of its raw materials and other supplies from and sells finished products to a joint venture affiliate (see Note I). Following is a summary of transactions and balances with the affiliate for 2002 and 2001:


                                                                                    2002                 2001
                                                                               ----------------    ------------------

         Sales (loss)                                                               $5,370,630           $ 2,948,864

         Accounts receivable                                                           559,431               514,403

         Costs in excess of billings on uncompleted contracts                          904,637               902,296

         Billings in excess of costs on uncompleted contracts                        (134,300)              (29,541)

The Company had outstanding notes payable to stockholders totaling $152,000 at September 30, 2001, plus accrued interest of $9,305. Interest expense related to these notes totaled $10,499 and $11,121 for the years ended September 30, 2002 and 2001, respectively. The balance of these notes was repaid during fiscal year 2002.

See Accountant's Report                                   12

                                                                         ANNEX E

                  PROPOSED AMENDMENTS TO STARCRAFT CORPORATION
                       RESTATED ARTICLES OF INCORPORATION



                                    Article 5


                                Number of Shares



     The total number of shares which the Corporation shall have authority to issue is ((Twelve) Twenty-two Million) ((12,000,000) 22,000,000) shares, all of which are without par value.

                                    Article 6


                                 Terms of Shares

     Section 6.01. Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into Two Million (2,000,000)
     shares of Preferred Stock, without par value, as hereinafter provided ("Preferred Stock"), and ((Ten) Twenty Million) ((10,000,000) 20,000,000) shares of Common Stock, without par value ("Common Stock"), as hereinafter provided.

Revocable Proxy - Starcraft Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF  DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS, JANUARY 12, 2004



The undersigned hereby appoints Michael H. Schoeffler and Joseph E. Katona III, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Starcraft Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ramada Inn, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Monday, January 12, 2004, at 9:00 A.M., Goshen time (EST), and at any and all adjournments thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

Annual Meeting Proxy Card


A. Election of 2 Directors (in Class III) to serve for three-year terms expiring in 2007.

     1. The Board of Directors recommends a vote "FOR" each of the listed nominees.

                                     For      Withheld

01 - G. Raymond Stults (Class III)    [ ]       [ ]

02 - David L. Stewart (Class III)     [ ]       [ ]



B. Issues

The  Board  of  Directors   recommends  a  vote  "FOR"  each  of  the  following
propositions.

     2. Approval of issuance of shares in connection with acquisition of Wheel to Wheel, Inc. and related merger agreement.

                    For                  Against                     Abstain

                  [      ]               [      ]                    [      ]

     3. Approval of amendments to the Starcraft Corporation 1997 Incentive Stock Plan.

                    For                  Against                     Abstain

                  [      ]               [      ]                    [      ]

     4. Approval of amendment to Starcraft's Articles of Incorporation to increase number of authorized shares of Common Stock.

                    For                  Against                     Abstain

                  [      ]               [      ]                    [      ]

     5. Ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the year ending October 3, 2004.

                    For                  Against                     Abstain

                  [      ]               [      ]                    [      ]

     Please check this box if you intend to attend the Annual Meeting of Shareholders. [ ]

C. Authorized Signatures - Sign Here - This Section must be completed for your instructions to be executed.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

Please sign as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature 1 - Please keep signature within the box

[                               ]


Signature 2 - Please keep signature within the box

[                               ]


Date (mm/dd/yyyy)

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